SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Amendment No. 1

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

PhotoMedex, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)	Proposed maximum aggregate value of transaction:$9,500,000
5)	Total fee paid:$1101.05

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the preliminary proxy statement (“Proxy Statement”) of PhotoMedex, Inc. (the “Company“) for its 2016 Annual Meeting of Stockholders of the Company (the “Meeting”), which was filed with the Securities and Exchange Commission on October 18, 2016, in order to (i) include selected financial data which accounts for the one-for-five reverse stock split effectuated by the Company on September 23, 2016, (ii) provide further detail regarding the purchase price, use of proceeds and the uncertainty of the receipt of certain portions of that purchase price in the sale of the Company’s Consumer Products line, (iii) provide further detail and disclosure regarding the history of negotiations between the Company and various potential acquirers of the Company’s Consumer Products line, (iv) provide more detail describing the company’s LHE medical device business, which the Company will operate following the sale of the Company’s Consumer Products line, (v) provide additional disclosure regarding the Company’s abandoned plan of merger with DS Healthcare, (vi) provide additional detail regarding negotiations with ICTV and the resulting structure of the sale of the Company’s Consumer Products line to ICTV, and (vii) provide pro forma financial statements prepared in accordance with Article 11 of Regulation S-X.

PHOTOMEDEX, INC.

2300 Computer Drive, Building G

Willow Grove, Pennsylvania 19090

[ ], 2016

To the Shareholders of PhotoMedex, Inc.:

The annual meeting of the shareholders of PhotoMedex, Inc. (the “Company” or the “Seller”) will be held on January 12, 2017 at 9:30 a.m. local time at the offices of our counsel, Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11 th Floor, New York, New York 10105. At the special meeting you will be asked to consider and vote upon the following proposals:

1.	To elect five (5) director nominees to the Company’s board of directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

2.	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel to serve as our independent registered public accounting firm for the year to be ended December 31, 2016;

3.	To authorize the sale by the Company of substantially all of the assets primarily related to or used in the Company’s consumer products division, including its no!no!® hair and skin products and the Kyrobak back pain management products and the shares of capital stock of Radiancy (HK) Limited and LK Technology Importaçăo E Exportaçăo LTDA, pursuant to the Asset Purchase Agreement by and between the Company and its subsidiaries Radiancy, Inc., Radiancy (Israel) Limited and PhotoTherapeutics Ltd., and ICTV Brands, Inc. and its subsidiary ICTV Holdings, Inc., dated October 4, 2016, as more fully described in the enclosed proxy statement (the “Asset Sale Proposal”); and

4.	To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, THE RATIFICATION OF OUR AUDITORS, THE ASSET SALE PROPOSAL AND THE ADJOURNMENT OF THE ANNUAL MEETING.

The Board has fixed the close of business on November 30, 2016 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the annual meeting or any postponement or adjournment thereof.

Your vote is important. You are requested to carefully read the proxy statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the annual meeting.

Sincerely yours,

/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2016, JUNE 30, 2016 AND SEPTEMBER 30, 2016, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE ON THE INTERNET AT HTTP://WWW.PHOTOMEDEX.COM OR AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

PHOTOMEDEX, INC.

2300 Computer Drive, Building G

Willow Grove, Pennsylvania 19090

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on January 12, 2017

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PhotoMedex, Inc. (the “Company”) for use at the annual meeting of shareholders of the Company and at all adjournments and postponements thereof (the “ Meeting ”). The Meeting will be held at 9:30 a.m. local time at the offices of our counsel, Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11 th Floor, New York, New York 10105, for the following purposes:

1.	To elect five (5) director nominees to the Company’s board of directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

2.	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the year to be ended December 31, 2016;

3.	To authorize the sale (the “Asset Sale”) by the Company of substantially all of the assets primarily related to or used in the Company’s consumer products division, including its no!no!® hair and skin products and the Kyrobak back pain management products and the shares of capital stock of Radiancy (HK) Limited and LK Technology Importaçăo E Exportaçăo LTDA, pursuant to the Asset Purchase Agreement by and between the Company and its subsidiaries Radiancy, Inc., Radiancy (Israel) Limited and PhotoTherapeutics Ltd., and ICTV Brands, Inc. and its subsidiary ICTV Holdings, Inc., dated October 4, 2016, as more fully described in the enclosed proxy statement (the “Asset Sale Proposal”); and

4.	To approve the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

The Board unanimously recommends a vote “FOR” each of the director nominees, the ratification of the appointment of Grant Thornton Israel to serve as our independent public accounting firm for the year to be ended December 31, 2016, the Asset Sale Proposal and the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

The Asset Sale may constitute a sale of substantially all of the Company’s assets under Section 78.565 of the Nevada Revised Statute and accordingly, the Asset Sale requires the affirmative vote of a majority of our shareholders.

Shareholders of record of our common stock at the close of business on November 30, 2016 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend this Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Meeting, please vote your proxy via the internet, by telephone, or by completing, dating, signing and returning the enclosed proxy. Even if you have previously submitted your proxy, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the proxy statement and then promptly vote your proxy in order to ensure your representation at the Meeting.

You may cast your vote by visiting http://www.proxyvote.com. You may also have access to the materials for the Meeting by visiting the website: www.photomedex.com.

Each share of common stock entitles the holder thereof to one vote.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the attached proxy statement are first being disseminated to stockholders on or about December 5, 2016.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michele Pupach
Michele Pupach
Secretary

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES, THE RATIFICATION OF OUR AUDITORS FOR 2016, THE ASSET SALE PROPOSAL AND the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on January 12, 2017: This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 is available at: http://www.photomedex.com/.

PHOTOMEDEX, INC.

2300 Computer Drive, Building G

Willow Grove, Pennsylvania 19090

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

January 12, 2017

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PhotoMedex, Inc. (“ we,” “us,” “our” “PhotoMedex” or the “Company”) for use at the annual meeting of shareholders of the Company and at all adjournments and postponements thereof (the “Meeting”). The Meeting will be held at 9:30 a.m. local time at the offices of our counsel, Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11 th Floor, New York, New York 10105, for the following purposes:

1.	To elect five (5) director nominees to our board of directors (the “Board”) to serve until our next annual meeting of stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal (the “Director Proposal”);

2.	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the year to be ended December 31, 2016 (the “Auditor Proposal”);

3.	To authorize our sale (the “Asset Sale”) of substantially all of the assets primarily related to or used in our consumer products division, including our no!no!® hair and skin products and the Kyrobak back pain management products (the “Consumer Products”) and the shares of capital stock of Radiancy (HK) Limited and LK Technology Importaçăo E Exportaçăo LTDA (the “Radiany Subsidiaries” and together with the Consumer Products, the “Radiancy Business”), pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Company and its subsidiaries Radiancy, Inc., Radiancy (Israel) Limited and PhotoTherapeutics Ltd., and ICTV Brands, Inc. and its subsidiary ICTV Holdings, Inc., dated October 4, 2016, as more fully described in the enclosed proxy statement (the “Asset Sale Proposal”); and

4.	To approve the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above (the “Adjournment Proposal”).

The Board unanimously recommends a vote “FOR” each of the director nominees, the Auditor Proposal, the Asset Sale Proposal and the Adjournment Proposal.

Shareholders of record of our common stock at the close of business on November 30, 2016 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend this Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Meeting, please vote your proxy via the internet, by telephone, or by completing, dating, signing and returning the enclosed proxy. Even if you have previously submitted your proxy, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the proxy statement and then promptly vote your proxy in order to ensure your representation at the Meeting.

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The costs of preparing, assembling and mailing this proxy statement and the other materials enclosed and all clerical and other expenses of solicitation will be paid by the Company. In addition to the solicitation of proxies by mailing, directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. In addition, we may retain third parties to assist in the solicitation.

Neither the Asset Sale, nor any other proposals in this proxy statement, has been approved or disapproved by the Securities and Exchange Commission (the “SEC”), and the SEC has not passed upon the fairness or merits of the Asset Sale or the other proposals nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS

The following are some questions that you, as a shareholder of the Company, may have regarding the Meeting and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement because the information in this section does not provide all the information that may be important to you as a shareholder of the Company with respect to the proposals. See "Where You Can Find More Information."

THE ANNUAL MEETING

When and where will the Meeting take place?

The Meeting will be held on January 12, 2017 at 9:30 a.m. local time at the offices of our counsel, Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

What proposals are the shareholders being asked to consider?

At the Meeting, you will be asked to vote upon:

1.	the election of five (5) director nominees to the Company’s Board to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

2.	the ratification of the appointment of Grant Thornton Israel to serve as our independent registered public accounting firm for the year to be ended December 31, 2016;

3.	the Asset Sale; and

4.	the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

What are the recommendations of the Board?

The Board has approved the four proposals and unanimously recommends that the shareholders vote “FOR” each of director nominees, the Auditor Proposal, the Asset Sale Proposal and the Adjournment Proposal.

What is the Record Date for the Meeting?

Holders of our common stock as of the close of business on November 30, 2016, the Record Date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any postponements or adjournments of the Meeting.

Who can vote at the Meeting?

Shareholders who owned shares of our common stock on the Record Date may attend and vote at the Meeting. There were [ ] shares of common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 70 of this proxy statement.

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What is the proxy card?

The proxy card enables you to appoint Michele Pupach, our Corporate Counsel and Secretary, as your representative at the Meeting. By completing and returning the proxy card as described herein, you are authorizing this person to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to Ms. Pupach’s best judgment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us, by voting online or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card or vote online to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

What is the quorum required for the Meeting?

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting.

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Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Meeting?

The election of each director nominee requires the affirmative vote of a plurality of votes of the shares cast at the election.

The ratification of the appointment of Grant Thornton Israel requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company.

The annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

How do I vote?

Shareholders have four voting options. You may vote using one of the following methods:

•	Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

•	Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number [1-800-690-6903] in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

•	In Person. You may come to the Meeting and cast your vote there. The Board recommends that you vote by proxy even if you plan to attend the Meeting. If your shares of common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name”, and you wish to vote in person at the Meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Meeting.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present in person or by proxy at the Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Abstentions will be counted for the purpose of determining the existence of a quorum, however, they will not be considered in determining the number of votes cast. Accordingly, an abstention will have no effect on the Director Proposal, Auditor Proposal or Adjournment Proposal, but will be treated in the same manner as a vote against the Asset Sale Proposal.

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Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for the purpose of determining the existence of a quorum, however the Director Proposal and the Asset Sale Proposal are “non-routine” matters. Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on those proposals.

What does it mean if I received more than one proxy card?

If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a vote “for” each of the director nominees, the Auditor Proposal, the Asset Sale Proposal and the Adjournment Proposal and a vote “for” for all of the other proposals being placed before our shareholders at the Meeting.

What happens if I sell my shares after the record date but before the Meeting?

The Record Date for the Meeting is earlier than the date of the Meeting and the date that the Asset Sale is expected to be completed. If you transfer your shares after the Record Date but before the date of the Meeting, you will retain your right to vote at the Meeting (provided that such shares remain outstanding on the date of the Meeting), but you will not have the right to receive consideration from the Asset Sale, if any.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Who can help answer my other questions?

If you have more questions about the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact PhotoMedex, Inc., Attn: Corporate Secretary, 2300 Computer Drive, Building G, Willow Grove, Pennsylvania 19090, telephone number 215-619-3600.

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QUESTIONS PERTAINING SPECIFICALLY TO THE ASSET SALE PROPOSAL

Why did the Company enter into the Asset Purchase Agreement?

The decision by the Board to approve the entry into the Asset Purchase Agreement was based on a careful evaluation of the Company's strategic alternatives following an extensive strategic review process with the assistance of our financial and legal advisors. After considering the Company's strategic alternatives, the opportunities for our Other Businesses and the advice of the Company's financial and legal advisors, the Board determined that the sale of the Radiancy Business pursuant to the Asset Purchase Agreement was desirable and in the best interests of the Company. See "Proposal No. 3: The Asset Sale-Reasons for the Asset Sale."

What will happen if the Asset Sale is authorized by our shareholders?

If the Asset Sale is authorized by the requisite shareholder vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, we will sell substantially all of our assets primarily related to or used in the Radiancy Business to the Purchaser. At closing of the Asset Sale we will receive $3 million in cash and at or prior to the 90 th day following the closing date, we will receive $2 million in cash. We will also be entitled to $4.5 million in cash in the form of future royalty payments made by the Purchaser relating to the Radiance Business. See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement-Consideration to be Received by PhotoMedex” We would retain certain excluded assets of the Radiancy Business and all of the liabilities associated with the Consumer Products as well as all other debts and liabilities of the Company, including expenses related to our Other Businesses, corporate functions, our remaining senior executives, certain corporate vendors and professional advisors and responsibility for ongoing existing litigation.

What will happen if the Asset Sale is not authorized?

Pursuant to the terms of the Asset Purchase Agreement, if we fail to obtain a shareholder vote in favor of the Asset Sale Proposal, the Asset Purchase Agreement may be terminated, and, in the event of such termination, the Asset Sale will not occur. As a result, we will likely be unable to pay existing debts and continue operations in the current form, and may be required to seek protection under bankruptcy. See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement-Termination of the Asset Purchase Agreement” and “Risk Factors.”

What is the purchase price to be received by the Company?

The consideration to be received by the Company in the Asset Sale is $9.5 million in cash payable as follows: (i) at closing of the Asset Sale we will receive $3 million in cash, (ii) at or before the 90th day following the closing date, we will receive $2 million in cash and (iii) following closing, we will be entitled to receive $4.5 million in cash in the form of future royalty payments made by the Purchaser relating to the Radiance Business. The $2 million payment is to be guaranteed by a letter of credit for the benefit of the Company. However, the letter of credit is only valid until the earlier of 180 days after the letter of credit was issued, or until full payment upon demand and presentation on or after January 3, 2017. Accordingly, if the Asset Sale does not close until April 2017, the letter of credit may no longer be valid at the time that the $2 million payment from the Purchaser is due and we may be unable to collect the $2 million payment for the Asset Sale. Likewise, the final $4.5 million payment will be paid solely on the basis of future royalty payments and is not secured by the Radiancy Business or any other assets. Accordingly, our receipt of the final payment will be contingent upon the Purchaser’s ability to sell the Consumer Products. See “Proposal No. 3: The Asset Sale -The Asset Purchase Agreement-Consideration to be Received by PhotoMedex” and “Risk Factors” on page 45 for a discussion of the contingent nature of the $2.0 million and $4.5 million payments.

What are the material terms of the Asset Purchase Agreement?

In addition to the cash consideration we will receive at the closing of the Asset Sale, the Asset Purchase Agreement contains other important terms and provisions, including our obligation to indemnify the Purchaser from certain damages arising out of the transaction. See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement.”

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What are the Interests of Certain Persons in the Asset Sale?

The Asset Sale will constitute a change of control pursuant to certain outstanding employment agreements and under the terms of our outstanding equity incentive plan. As a result, certain officers, directors and employees may receive a substantial tangential benefit from the Asset Sale. Specifically, Dr. Dolev Rafaeli, our Chief Executive Officer and a director, and Mr. Dennis McGrath, our President, Chief Financial Officer and a director, each have employment agreements that provide for a variety of benefits upon a change of control. Upon consummation of the Asset Sale, each of Dr. Rafaeli and Mr. McGrath would be permitted to resign for “good reason” and receive the following benefits:

•           Receipt of base salary and cash bonuses for the remainder of the term of their respective employment agreements (each of which are effective through December 31, 2018) - See “Proposal 1: Election of Directors - Executive Compensation” for more information;

•           COBRA payments, life insurance payments, and long and short-term disability coverage;

•           full acceleration of their outstanding equity awards (any outstanding options will remain exercisable until the earlier of the 60-month following the change of control or the 12-month anniversary of the respective termination date for each officer, and the option’s expiration date) - See “Proposal 1: Election of Directors - Executive Compensation” for more information;

•           Any other amounts earned, accrued and owing but not yet paid and any benefits accrued and due under any applicable benefit plans and programs. Both Dr. Rafaeli and Mr. McGrath have certain bonuses for the years 2015 and 2016 which have been earned, accrued and are owing but have not yet been paid. For the year 2015, Dr. Rafaeli earned a quarterly bonus, each quarter, of $300,000, and Mr. McGrath earned his guaranteed minimum annual bonus of $316,000. As of September 30, 2016, Dr. Rafaeli’s total bonuses of $2,400,000 remains accrued but unpaid. As of September 30, 2016, part of Mr. McGrath’s bonus for fiscal year 2015 and the bonus for the first three quarters of 2016, totaling $300,200, remains accrued but unpaid.

Additionally, upon termination of Dr. Rafaeli's employment for any reason, the Company will pay for his household relocation costs between the U.S. and Israel, all reasonable out of pocket relocation expenses, and the equivalent of economy class airfare tickets for all of his family members from the U.S. to Israel.

Additionally, the Asset Sale will constitute a change of control pursuant to our 2005 Incentive Plan. Therefore, upon consummation of the Asset Sale, all outstanding restricted stock awards issued under the 2005 Incentive Plan will immediately vest, including awards of 22,500 shares of restricted stock to Dr. Rafaeli and 16,500 shares of restricted stock to Mr. McGrath.

As of September 30, 2016, the following directors fees remained unpaid to the independent members of the board of directors: $20,000 to Lewis C. Pell, $525,000 to Dr. Yoav Ben-Dror, $20,000 to Stephen P. Connelly, and $25,000 to Dr. Dan Amiram..

Following the completion of the Asset Sale and receipt of both the $3 million cash upon closing and the $2 million in cash on or before the 90th day following closing, we anticipate paying the outstanding board fees of $110,000 to the independent members of our board of directors, as well as the outstanding bonuses owed to Dr. Rafaeli and Mr. McGrath of $2,400,000 and $300,200, respectively. Furthermore, Dr. Rafaeli and Mr. McGrath upon closing of the asset sale, will continue to receive their regular salary, bonus and benefit payments on a monthly basis as provided in their employment agreements through December 31, 2018. The independent board members will continue to receive their meeting and committee fees on a prospective basis as set forth in the agreements between the Company and its independent board members.

As set forth below and in the risk factors beginning on page 45, our financial condition as of September 30, 2016 raises substantial doubt about our ability to continue as a going-concern, particularly should the Asset Sale not be completed.

As of September 30, 2016, we had an accumulated deficit of approximately $117 million. To date, we have dedicated most of our financial resources to sales and marketing, general and administrative expenses and research and development. Our cash and cash equivalents as of September 30, 2016 were approximately $1.6 million, including restricted cash of approximately $342 thousand. We have historically financed our activities with cash from operations, the private placement of equity and debt securities, borrowings under lines of credit and, in the most recent periods, with sale of certain assets and business units. We will be required to seek additional financing in order to support our operations. We are addressing our liquidity needs by seeking additional funding from lenders as well as selling certain of our product lines to a third party. There are no assurances, however, that we will be able to obtain an adequate level of funding required for the short and long-term support of our operations.

These conditions raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements as reported on our Quarterly Report on Form 10-Q for the period ending September 30, 2016  do not include any adjustments to reflect the possible future effects on recoverability and classification of liabilities that may result from the outcome of this uncertainty. If we cannot raise these funds or complete the Asset Sale, we could be forced into bankruptcy or liquidation.

In light of this uncertainty, and should the Asset Sale not be completed, the payments described above to Dr. Rafaeli, Mr. McGrath and the independent board members will not be paid in full, and the failure to make such payments would constitute, in the case of Dr. Rafaeli and Mr. McGrath, a potential breach in their employment agreements with the Company.

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How would the proceeds from the Asset Sale be used?

As set forth in SUMMARY TERM SHEET RELATED TO THE ASSET SALE PROPOSAL on page 41, the proceeds from the Asset Sale will be received by the Company, not our shareholders. The Company will use a portion of the proceeds to pay for transaction costs associated with the Asset Sale, to repay certain indebtedness (including vendor indebtedness related to the Consumer Business), to pay professional fees and for general working capital purposes. The remaining proceeds from the Asset Sale may be used, at the discretion of the Board, to repay other indebtedness, provide liquidity to the Company's shareholders through one or more special dividends or repurchases of outstanding shares of the Company's common stock, invest in our Other Businesses, invest in a new business, or a combination thereof.

What does the Board recommend regarding the Asset Sale Proposal?

Our Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable to and in the best interests of the Company. This determination was made by a unanimous vote of the members of the Board present at the meeting. Our Board unanimously recommends that you vote "FOR"  the Asset Sale Proposal.

Do I have dissenters' rights in connection with the Asset Sale?

Shareholders may vote against the authorization of the Asset Sale Proposal, but under Nevada law dissenters' rights are not provided to shareholders in connection with the Asset Sale because, among other reasons, our common stock was listed on a national securities exchange as of the Record Date for the Meeting.

Are there any risks to the Asset Sale?

Yes. You should carefully read the section entitled "Risk Factors."

What are the U.S. federal income tax consequences of the Asset Sale to U.S. shareholders?

Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See "Proposal No. 3: The Asset Sale-U.S. Federal Income Tax Consequences of the Asset Sale."

When is the closing of the Asset Sale expected to occur?

If the Asset Sale is authorized by our shareholders and all conditions to completing the Asset Sale are satisfied or waived prior to such authorization, the closing of the Asset Sale is expected to occur shortly after the Meeting.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE ASSET PURCHASE AGREEMENT, THE COMPANY'S ABILITY TO SUCCESSFULLY CLOSE THE ASSET SALE AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT'S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE ASSET SALE, THE IMPACT OF THE ANNOUNCEMENT OF THE ASSET SALE ON THE TRADING PRICE OF THE COMPANY'S COMMON STOCK, THE COMPANY'S BUSINESS AND THE COMPANY’S RELATIONSHIPS WITH ITS CUSTOMERS, SUPPLIERS AND EMPLOYEES, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY THE COMPANY UNDER THE ASSET PURCHASE AGREEMENT, THE RESULTS OF OPERATIONS OF THE COMPANY'S OTHER BUSINESSES, THE SUFFICIENCY OF THE COMPANY'S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR ITS FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "INTENDS," "PROJECTS," "PLANS," "EXPECTS," "ANTICIPATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION "RISK FACTORS" IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN THE COMPANY'S PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SEC. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

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THE ANNUAL MEETING

Time, Date and Place

The Meeting will be held on January 12, 2017 at 9:30 a.m. local time at the offices of our counsel, Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

Proposals

At the Meeting, holders of shares of our common stock as of the Record Date will consider and vote upon:

•	the election of each of the director nominees;
•	the Auditor Proposal;
•	the Asset Sale Proposal; and
•	the Adjournment Proposal.

A description of each of the proposals is included in this proxy statement. A copy of the Asset Purchase Agreement related to the Asset Sale Proposal is attached as Annex A to this proxy statement.

Required Vote

Proposal No. 1: The Election of Directors

The election of each director nominee requires the affirmative vote of a plurality of votes of the shares cast at the election. For each director nominee, you may vote "FOR," or "WITHHOLD" your vote for such nominee.   Failures to vote, abstentions and broker non-votes will have no effect on the Director Proposal.

Proposal No. 2: The Auditor Proposal

The ratification of the appointment of Grant Thornton Israel requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting. You may vote "FOR," "AGAINST" or "ABSTAIN." Failures to vote and abstentions will have no effect on the Auditor Proposal. Because the Auditor Proposal is a “routine” matter, brokers may vote on this matter without instruction from the beneficial owner as long as no instruction is given.

Proposal No. 3: The Asset Sale Proposal

The authorization of the Asset Sale Proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote thereon. You may vote "FOR," "AGAINST" or "ABSTAIN." Failures to vote, abstentions and broker non-votes will all be counted in the same manner as votes "AGAINST" the Asset Sale Proposal.

Proposal No. 4: The Adjournment Proposal

The annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting. You may vote "FOR," "AGAINST" or "ABSTAIN." Failures to vote and abstentions will have no effect on the Auditor Proposal. Because the Auditor Proposal is a “routine” matter, brokers may vote on this matter without instruction from the beneficial owner as long as no instruction is given.

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Recommendation of the Board

The Board has approved the four proposals and unanimously recommends that the shareholders vote “FOR” each of director nominees, the Auditor Proposal, the Asset Sale Proposal and the Adjournment Proposal.

Record Date; Outstanding Shares; Shares Entitled to Vote

Holders of our common stock as of the close of business on November 30, 2016, the Record Date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any postponements or adjournments of the Meeting. On the Record Date there were [ ] shares of common stock outstanding and entitled to vote at the Meeting and any postponements or adjournments of the Meeting; no other shares of capital stock were outstanding on such date.

Ownership of Directors and Executive Officers

As of the Record Date our directors and executive officers beneficially held approximately [ ]% in the aggregate of our shares of common stock entitled to vote at the Meeting.

Quorum and Voting

The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Meeting. Each share of common stock issued and outstanding on the Record Date is entitled to one vote.

Proxies; Revocation of Proxies

If you are unable to attend the Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card or vote your proxy via the Internet or by telephone. If your shares of common stock are held in "street name" (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted  "FOR"  each of the director nominees, the Auditor Proposal, the Asset Sale Proposal and the Adjournment Proposal and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Meeting. As of the date of this proxy statement, our Board knows of no other business that will be presented for consideration at the Meeting other than the Director Proposal, Auditor Proposal, Asset Sale Proposal and Adjournment Proposal.

You may revoke your proxy and change your vote at any time before the polls close at the Meeting by:

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•	giving written, dated notice to the Secretary of the Company stating that you would like to revoke your proxy;
•	signing and returning to us in a timely manner another proxy card with a later date;
•	voting again at a later time, but prior to the date of the Meeting, via the Internet or telephone;
•	if you are a shareholder of record or have a legal proxy from the shareholder of record, attending the Meeting in person and voting by written ballot; or
•	if your shares are held in "street name," following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

Simply attending the Meeting will not constitute a revocation of your proxy.

Other Business

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before the Meeting. However, if other matters incident to the conduct of the Meeting are properly presented at the Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Adjournments

The Meeting may be adjourned by the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by the holders of shares entitled to vote. The Meeting may be adjourned for any purpose, including for the purpose of obtaining a quorum or soliciting additional proxies if there are insufficient votes to authorize the Asset Sale or any other proposals, including, without limitation, adjourning the Meeting for the sole purpose of soliciting additional votes as to one proposal while closing the polls and registering the approval of the other proposal. Any adjournment may be made without notice (if a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Meeting as adjourned.

Broker Non-Votes

Broker non-votes occur when a broker holding stock in "street name" does not vote the shares on some or all matters. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Uncast votes on non-routine matters are referred to as "broker non-votes." Because the Director Proposal and Asset Sale Proposal are non-routine matters, shares of our common stock as to which brokers have not received any voting instructions will not be permitted to vote on these proposals.

The inspector of elections will treat broker non-votes as shares that are present for purposes of determining the existence of a quorum. Broker non-votes will not be considered in determining the number of votes cast for each of the director nominees or the Asset Sale Proposal.

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Solicitation of Proxies

This proxy solicitation is being made and paid for by the Company on behalf of its Board. In addition, we may retain a third party proxy solicitor for which we may incur fees. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify our proxy solicitor against any losses arising out of that firm's proxy soliciting services on our behalf.

Questions and Additional Information

If you have more questions about the Asset Sale Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact PhotoMedex, Inc., Attn: Corporate Secretary, 2300 Computer Drive, Building G, Willow Grove, Pennsylvania 19090, telephone number 215-619-3600.

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Proposal No. 1 - Election of Directors

These five (5) director nominees, if elected at the Meeting, will hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the five (5) nominees listed herein below, all of whom are recommended by our Board and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Nominations and Corporate Governance Committee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the record date, and is based in part on information furnished by the nominees and in part from our records.

The affirmative vote of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to elect the directors nominated above. That means the five (5) nominees will be elected if they receive more affirmative votes than any other nominees.

The slate of nominees to the Board is favored by the Board. The present Board believes that the slate reflects a broad range of experience with regard to financial, investment and regulatory matters and to the various product lines and interests of the Company. Finally, the present Board believes that the slate of directors contains individuals who will be able to assist in the further development of the Company and its product offerings.

The Board unanimously recommends a vote FOR each director nominee listed below:

Lewis C. Pell

Dr. Yoav Ben-Dror

Dr. Dolev Rafaeli

Dennis M. McGrath

Stephen P. Connelly

Directors, Executive Officers and Corporate Governance

Our directors currently have terms which will end at our next annual meeting of stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board. There are no family relationships among any of our directors and executive officers. Members of our Board are encouraged to attend meetings of the Board and the Annual Meeting of Stockholders. The Board held twenty-four meetings and executed six unanimous written consents in lieu of a meeting in 2015.

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Our Board currently consists of six directors, Mr. Pell, Dr. Ben-Dror, Dr. Rafaeli, Mr. McGrath, Mr. Connelly and Dr. Dan Amiram. On August 9, 2016, Dr. Amiram notified the Company that he did not intend to stand for re-election. Accordingly, only five directors are to be elected at the Meeting, each to serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify.

The following sets forth certain biographical information concerning our current directors, director nominee and our executive officers.

Name	Position	Age
Lewis C. Pell	Non-Executive Chairman of the Board of Directors	73
Yoav Ben-Dror	Non-Executive Vice Chairman of the Board of Directors	64
Dolev Rafaeli	Chief Executive Officer and Director	52
Dennis M. McGrath	President, Chief Financial Officer and Director	59
Stephen P. Connelly	Director	65
Dan Amiram	Director	39

Directors and Executive Officers

Lewis C. Pell was appointed to our Board and was unanimously elected to serve as Non-Executive Chairman of the Board on December 12, 2011 and is the Chairman of the Compensation Committee. Mr. Pell was a member of Radiancy’s Board since 1998. Mr. Pell has founded over a dozen successful medical technology companies during the past three decades. In 1979, he founded Pentax Precision Instruments, which was sold to Asahi Optical Co. in 1990. In 1983, he founded American Endoscopy Inc., which was sold to C.R. Bard, Inc. (BCR-NYSE) in 1986. In 1984, he founded Versaflex Inc., which was sold to Medtronic in 1988. In 1989, he founded Heart Technology Corp., which went public in the U.S. in 1992 and was sold to Boston Scientific Corp. (BSX-NYSE) in 1995. In 1991, he founded InStent Inc., which became a public company in 1995 and was sold to Medtronic in 1996. In 1994, he founded Influence Inc., which was sold to American Medical Systems Inc. in 1999. Working with Dr. Shlomo Ben-Haim, Mr. Pell founded Biosense Inc. in 1994, which was sold to Johnson & Johnson in 1997. He is currently chairman and an investor for a number of private medical device companies. In 1992, he founded Vision-Sciences, Inc. which merged with Urolplasty, Inc in 2015 to become Cogentix Medical, Inc. (CGNT NASDAQ) for which he is a director. Mr. Pell has a B.S. in political science from Brooklyn College and over 20 years of experience in the medical technology industry. Mr. Pell was selected to serve on the Company’s board because of his over thirty-years’ experience in leadership roles in the medical device industry.

Yoav Ben-Dror was appointed to our Board and was elected to serve as Non-Executive Vice Chairman on December 12, 2011. Dr. Ben-Dror was the chairman of Radiancy’s Board since 2006. He is an entrepreneur with more than 30 years of experience in technology, medical devices and financial innovations. He currently serves on the Board of Dagon Batey-Mamguroth Le-Israel Ltd (silo houses), Final Inc. (high-frequency financial algorithm technology), Fitango Inc. (social network), Neurotech Solutions Ltd. (human cognition and behavior with an emphasis on attention deficit/hyperactivity disorder (ADHD)), Travelsys4u Ltd. (a personal mobility system for senior citizens), Impact First Investments Ltd. (investment management firm that specializes in social investing), and My InPact Solutions Ltd. (Mobile solutions for restaurant management). He is a director at Keren Shemesh Foundation for the Encouragement of Young Entrepreneurs (in association with YBI (Youth Business International), a foundation assisting young entrepreneurs in transforming an idea into a successful sustainable small business), a director at ANU - making change LTD. (HLZ) (social activity), a director at Hatnuah Hezrachit Hachadasha Ltd. (social activity), and a trustee at the Hecht-Zilzer Trust (charity). Dr. Ben Dror previously served on the Board of Cellcom Israel Ltd. (CEL-NYSE), Dubek Ltd. (tobacco), Magic Box Ltd. (financial algorithm technology) and Holon Institute of Technology (H.I.T.), and was a member of the Board of Trustees of the Holon Institute of Technology (H.I.T.). He was one of the founders of Amphorae Vineyard Ltd. (Winery - Israel). He was also involved with InStent Inc., Influence Medical Technologies Ltd. and Disc-O-Tech Medical Technologies Ltd. Dr. Ben Dror is a member of the Israel Bar and holds a Doctor of the Science of Jurisprudence (J.S.D.) from the School of Law (Boalt Hall), University of California, Berkeley. Dr. Ben-Dror was selected to serve on the Company’s board because of his extensive background in business and financial entrepreneurship.

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Dolev Rafaeli was appointed as our Chief Executive Officer and director in December 2011. Dr. Rafaeli joined Radiancy in February 2006 as president and CEO. He has over 23 years of experience managing international operations. Prior to joining Radiancy, Dr. Rafaeli served from 2004 to 2006 as president and CEO of the USR Group, a consumer electronics products manufacturer, managing operations in Israel, China, Hong Kong and the U.S. Between 2000 and 2004, Dr. Rafaeli founded and served as general manager of Orbotech Ltd. (ORBK-NASDAQ), an automated optical inspection capital equipment manufacturer for the electronics industry in China and Hong Kong, where he was instrumental in building these operations into a $100 million a year business. Between 1997 and 2000, Dr. Rafaeli served as CEO of USR Ltd., a global electronics contract manufacturing company providing design, supply chain and manufacturing services to dozens of clients in the communications, consumer and medical device fields. USR Ltd. employed approximately 1,000 individuals. Dr. Rafaeli previously served as director of operations and manager of the Arad manufacturing facility for Motorola in its Land Mobile Product Solutions division, manufacturing and distributing communications, consumer and other infrastructure electronics products in excess of $400 million annually. Dr. Rafaeli graduated with a B.Sc. in industrial engineering and management cum laude and a M.Sc. in operations management from the Technion-Israel Institute of Technology, and holds a Ph.D. in business management from Century University. Dr. Rafaeli was selected to serve on the Company’s board because of his over twenty-years’ experience in consumer marketing and international sales and operations.

Dennis M. McGrath, upon completion of the merger with Radiancy, reassumed his role of Chief Financial Officer in addition to President and director of PhotoMedex, to which he was appointed in July 2009. Mr. McGrath had previously served as CFO and Vice President, finance and administration from January 2000 through June 2009 and as Chief Executive Officer from July 2009 until the merger date with Radiancy. He has held several senior-level positions in prior endeavors, including, from February 1999 to January 2000, serving as the COO of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as CFO of Think New Ideas, Inc., a company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, he was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. Prior to that, from September 1996 to February 1999, Mr. McGrath was CFO and executive vice-president, operations of TriSpan, Inc., an internet commerce solutions and technology consulting company that was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of Noninvasive Medical Technologies, Inc., LabStyle, Inc. and Cagent Vascular, Inc. In addition, Mr. McGrath serves on the Board of Trustees for Manor College and the Board of Visitors for Taylor University. Mr. McGrath graduated with a B.S. in accounting from LaSalle University in 1979 and became a Certified Public Accountant in 1981 and holds inactive licenses in Pennsylvania and New Jersey. Mr. McGrath was selected to serve on the Company’s board because of his thirty years’ experience in the development and implementation of innovative business and marketing practices.

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Stephen P. Connelly was appointed to our Board on May 3, 2007. Mr. Connelly joined Viasys Healthcare, Inc., a medical technology and device company in August 2001 and served as President and Chief Operating Officer from November 2002 until August 2004. In addition, Mr. Connelly was formerly Senior Vice President and General Manager of the Americas as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly’s broad background includes over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. Since 1999, Mr. Connelly has been an adjunct professor at St. Joseph’s University, teaching international management and global strategy in the MBA program in the Haub School of Business. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries. Mr. Connelly was selected to serve on the Company’s board because of his twenty-five years’ background in the medical device industry and his experience in business development. Mr. Connelly has a Bachelor’s in Business Administration with a concentration in Marketing from The University of Notre Dame and a Master’s in Business Administration from Syracuse University, and was selected to serve on the Company’s board because of his twenty-five years’ background in the medical device industry and his experience in business development.

Dan Amiram is a Professor of Accounting, Taxation and Business Law at Columbia Business School of Columbia University. He has won multiple awards for teaching and research, including the Columbia Business School Dean’s Award for Excellence in Teaching. He has several publications in finance and accounting academic journals to his credit and has made numerous presentations at top universities and financial institutions around the world. A respected consultant on national and international financial matters, he is repeatedly asked by corporations, financial institutions, government and the media (including the Wall Street Journal and Forbes magazine) to provide advice as an expert on accounting, finance, business and taxation issues. Dr. Amiram serves, and has served, as director and chairman of the audit and/or finance committees on several boards, including as director and chairman of the audit and finance committee of the financial technology company Opportunity Network. He was part of the controller’s team for Makhteshim Agan Industries (MAIN-TLV), the largest generic agrochemical company in the world, and was a senior auditor at PwC. Dr. Amiram holds a Master in Economics and Bachelor in Accounting and Economics degrees from Ben Gurion University, as well as a doctorate in Business from the University of North Carolina at Chapel Hill. Dr. Amiram is also a Certified Public Account (C.P.A) in Israel. Dr. Harris introduced Dr. Amiram to the Nominations and Corporate Governance Committee as a potential new Board member. The Board determined that he satisfied the independence and other composition requirements of the Securities and Exchange Commission (the “Commission”) and Nasdaq and as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules. Dr. Amiram was selected to serve on the Company’s board and as the chairman of the audit committee because of his 15 years financial and international business experience and his background in national and international finance, accounting and taxation matters.

With respect to the incumbent members of the Board and the nominee, none of the members or nominee has, in the past 10 years, been subject to a federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any legal proceedings, which include judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity or based on violations of federal or state securities, commodities, banking, or insurance laws and regulations, or any settlement to such actions, and any disciplinary sanction or order imposed by a stock, commodities or derivatives exchange other self-regulatory organization.

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Board Leadership Structure

In accordance with the provisions of our Bylaws, the total number of directors who may serve on our Board is currently set at a maximum of eight.

We choose to separate the position of our Chief Executive Officer from that of our Chairman of the Board. Our Board made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. The Board of Directors also has provided for the post of Vice Chairman, who will fulfill the duties of the Chairman when circumstances preclude the Chairman from fulfilling the duties of the chairmanship.

Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole. We believe an independent Chairman of the Board adds an additional layer of insight to our Board of Directors’ risk oversight process.

Compensation, Nominations and Corporate Governance and Audit Committees

General.    Our Board of Directors maintains charters for select committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines and a code of business conduct and ethics and a code of conduct for our chief executive and senior financial officers that generally formalize practices that we already had in place. We have adopted a Code of Ethics on Interactions with Health Care Professionals, an Anti-Fraud Program and a policy for compliance with the Foreign Corrupt Practices Act. To view the charters of our Audit, Compensation and Nominations and Corporate Governance Committees, Code of Ethics, corporate governance guidelines, codes of conduct and whistle blower policy, please visit our website at www.photomedex.com, under the Corporate Governance section of the Investor Relations page (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this proxy statement). In compliance with Nasdaq rules, the majority of our Board of Directors is comprised of independent directors. The Board of Directors determined in 2015 that, except for Messrs. Rafaeli and McGrath, who are our Chief Executive Officer and Chief Financial Officer, respectively, all current members of the Board of Directors are independent under the revised listing standards of Nasdaq.

Compensation Committee.    Our Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of our Chief Executive Officer and other executive officers, produces an annual report on executive compensation for inclusion in our annual proxy statement and our annual report and provides general oversight of compensation structure. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•	evaluating performance and recommending to the Board of Directors the compensation, including any incentive compensation, of our Chief Executive Officer and other executive officers in accordance with such objectives;

•	reviewing employment agreements for executive officers;

•	recommending to the Board of Directors the compensation for our directors;

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•	administering our equity compensation plans (except the Non-Employee Director Plan) and other employee benefit plans;

•	evaluating human resources and compensation strategies, as needed; and

•	evaluating periodically the Compensation Committee charter.

Our Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee is currently composed of Dr. Ben-Dror and Messrs. Connelly and Pell. Mr. Pell serves as the Chairman of the Compensation Committee. Our Board of Directors determined that each member of the Compensation Committee in 2015 satisfies the independence requirements of Nasdaq. The Compensation Committee held four formal meetings during 2015.

The Compensation Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation. The report of the Compensation Committee for 2015 is presented below.

Nominations and Corporate Governance Committee.    Our Board of Directors has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board of Director-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board of Directors as to which persons should be our Board of Directors’ nominees. Our Board of Directors has adopted a written charter for the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is composed of Messrs. Connelly, Amiram, and Pell. Mr. Connelly serves as the Chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee held two meeting during 2015 in conjunction with a meeting of the full Board of Directors.

The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board of Directors individuals qualified to become members of our Board of Directors;

•	recommending to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	recommending to our Board of Directors director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the independence of our directors;

•	developing and overseeing the corporate governance principles applicable to members of our Board of Directors, officers and employees;

•	reviewing and approving director compensation and administering the Non-Employee Director Plan;

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•	monitoring the continuing education for our directors; and

•	evaluating annually the Nominations and Corporate Governance Committee charter.

The Nominations and Corporate Governance Committee considers these requirements when recommending nominees to our Board of Directors. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for our directors. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of our Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. When considering potential director nominees, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of the needs of PhotoMedex and of our existing directors. The Nominations and Corporate Governance Committee also seeks director nominees who are from diverse backgrounds and who possess a range of experiences as well as a reputation for integrity. The Nominations and Corporate Governance Committee considers all of these factors to ensure that our Board of Directors as a whole possesses a broad range of skills, knowledge and experience useful to the effective oversight and leadership of the Company.

Audit Committee.    Our Board of Directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management. The duties of our Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

•	approving all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party; and

•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

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Our Board of Directors has adopted a written charter for the Audit Committee that meets the applicable standards of the Commission and Nasdaq. The current members of the Audit Committee are Dr. Amiram, Dr. Ben-Dror and Mr. Connelly. Dr. Amiram has served as the Chairman of the Audit Committee since October 29, 2015; Dr. Trevor S. Harris previously served as Chairman and a member of the Committee. The Audit Committee meets regularly and held eight meetings during 2015 and executed one unanimous written consent as part of a meeting.

The Board of Directors determined in 2015 that each member of the Audit Committee satisfies the independence and other composition requirements of the Securities and Exchange Commission (the “Commission”) and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

Stockholder Communications with the Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to Michele Pupach, Corporate Counsel at mpupach@photomedex.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 2300 Computer Drive, Building G, Willow Grove, PA 19090. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Ms. Pupach or the Corporate Secretary, as the case may be, will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Ms. Pupach or the Corporate Secretary, as the case may be, has the authority to discard the communication or to take appropriate legal action regarding such communication.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of April 7, 2016, we believe, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were filed and that all reports needed to be filed have been filed for the year ended December 31, 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation program and objectives for our Named Executive Officers for our fiscal year ending December 31, 2015, or fiscal 2015. Our Named Executive Officers for fiscal 2015 were Dr. Dolev Rafaeli, our Chief Executive Officer, and Dennis M. McGrath, our President and Chief Financial Officer.

The Compensation Committee of our Board of Directors is responsible for reviewing and approving the annual compensation of our Named Executive Officers. The Compensation Committee is composed solely of directors who are not our current or former employees, and each is independent under the revised listing standards of Nasdaq. Our Board of Directors has delegated to the Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of our Chief Executive Officer and our President and Chief Financial Officer as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.

The key components of the compensation program for our Named Executive Officers are base salary, bonus and long-term incentives, which for fiscal 2015 was granted to the Named Executive Officers in the form of stock options under our 2005 Equity Plan. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Objectives of Compensation Program

The Compensation Committee governs and administers our compensation plans with the intent to support the achievement of our long-term strategic objectives, to enhance stockholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own success and ours. Included in this evaluation is an analysis whether the Company’s incentive compensation arrangements, including short-term (annual cash incentive) and long-term (equity awards) components, encourage unnecessary or excessive risks. Although incentive compensation is discretionary, the Compensation Committee typically considers overall performance of the Company when granting cash incentive awards and considers several factors, including each Named Executive Officer’s contributions to the growth of the Company for the benefit of the stockholders when granting incentive equity awards. We have no retirement plans or deferred compensation programs in effect for our Named Executive Officers, except for our 401(k) plan in which our Named Executive Officers are eligible to participate and is made generally available to all of our employees. We do not have a specific formula for allocating between cash and non-cash compensation, which has been in the form of stock options and awards of restricted stock.

In order to assess whether our compensation program is competitive and effective, the Compensation Committee relies on its own comparative review of peer companies. As an ongoing matter, the Compensation Committee does not regularly engage third-party consultants to advise on our compensation policies. Furthermore, our Compensation Committee does not delegate its responsibilities for reviewing and approving Named Executive Officer compensation.

What Our Compensation Program is Designed to Reward

The key components of the compensation program for our Named Executive Officers are base salary, bonus and long-term incentives under the 2005 Equity Plan. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

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Stock price performance has not been a factor in determining annual compensation insofar as the price of our common stock is subject to a number of factors outside of our control. We have endeavored through grants of stock options to our Named Executive Officers to incentivize individual and team performance by providing a meaningful stake in us that links their compensation to our overall success.

Elements of Company’s Compensation Plan and How Each Element Relates to Objectives

There are three primary elements in the compensation package of our executive officers: base salary, bonus and long-term incentives. Compensation payable in the event of the termination of an executive’s employment with the Company is a secondary but material element in the package.

Base Salaries.    Base salaries for our Named Executive Officers are designed to provide a base pay that is appropriately competitive within the marketplace. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent on our financial performance and stock price appreciation rather than base salary. Adjustments to each individual’s base salary are made in connection with annual performance reviews and an assessment of market competitiveness. In fiscal 2015 the base salaries of Dr. Rafaeli and Mr. McGrath were $495,000 and $395,000, respectively.

Bonus.    Generally, at the outset of a fiscal year, the Compensation Committee establishes a bonus program for our Named Executive Officers and other managers and key employees eligible to participate in the program. The program is generally based on a financial plan for the fiscal year and other business factors, and certain management objectives that could be updated throughout the year to address and incentivize management relating to changing macro-economic, environmental and business issues. The amount of bonus, if any, hinges on corporate performance, financial condition, and on the performance against management objectives of the participant in the program. A program will typically allow partial or discretionary awards based on an evaluation of the relevant factors. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Compensation Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants.

On March 10, 2015, Dr. Rafaeli and Mr. McGrath entered into new Employment Agreements with the Company; as a result, updated objectives for Mr. McGrath were established by the Compensation Committee and the Board of Directors that were directly related to Mr. McGrath’s management of the Company’s banking relationships and debt compliance related tasks. Dr. Rafaeli was guaranteed a quarterly cash bonus for each quarter equal to the greater of $300,000 or 1% of the quarterly recognized US GAAP sales reported in the Company's consolidated quarterly financial reports in excess of a target threshold amount set by the compensation committee of the Board. Mr. McGrath was guaranteed an annual minimum bonus for 2015 in an amount not less than $316,000, and was also eligible for additional annual bonus amounts based on the attainment of certain individual and corporate performance goals and targets as determined and set by the Board. All or a portion of such bonuses may be paid in shares of Company stock to the extent mutually agreed by the Board and the executive.

For the year 2015, Dr. Rafaeli earned a quarterly bonus, each quarter, of $300,000, and Mr. McGrath earned his guaranteed minimum bonus of $316,000. As of September 30, 2016, Dr. Rafaeli’s total bonuses for the fiscal year 2015 and the first three quarters of 2016 of $2,400,000 remains accrued but unpaid. As of September 30, 2016, part of Mr. McGrath’s bonus for fiscal year 2015 and the bonus for the first three quarters of 2016, totaling $300,200, remains accrued but unpaid.

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Long-Term Incentives.    Grants of stock options and restricted stock awards under our employee stock plans are designed to provide our Named Executive Officers and other managers and key employees with an opportunity to share, along with stockholders, in our long-term performance. Stock option grants or restricted stock awards are generally made annually to all Named Executive Officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the grant to each Named Executive Officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon several factors, including the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term, but the Compensation Committee has the flexibility to make adjustments to those factors at its discretion. The Compensation Committee also takes into account the number of unvested stock options and restricted stock awards held by the Named Executive Officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

We generally grant stock options with a five-year vesting schedule and 10 year term from the date of grant. The exercise price of options granted is at no less than 100% of the fair market value of the underlying stock on the date of grant. The options granted to Named Executive Officers as a rule have provisions by which vesting and exercisability are accelerated in the event of a change of control or a termination of employment initiated by us other than for cause. Such provisions are found in Dr. Rafaeli’s and Mr. McGrath’s employment agreements.

Similar criteria are applied in making awards of restricted shares of our common stock under the 2005 Equity Plan, but in the case of restricted stock, we base the vesting schedule of the restricted stock on the price performance of our common stock. Such awards generally carry a three-or-four year vesting schedule.

Compensation on Termination of Employment or Change of Control.  We have employment agreements with Dr. Rafaeli and Mr. McGrath. Each of these agreements provides for severance upon termination of employment, whether in context of a change of control or not. See “Potential Payments on Termination of Employment or Change of Control” below.

Perquisites. We provide our Named Executive Officers with certain perquisites that we do not consider to be a significant part of their compensation. Under their employment agreements, we provide Dr. Rafaeli and Mr. McGrath with an automobile allowance of $1,000 per month. In addition, we provide Dr. Rafaeli with, and pay all expenses for, a telephone for his residence and he is eligible to receive the equivalent of economy round trip airfare tickets for all of his family members for an annual home leave between the US and Israel.

The Company pays the premiums for supplementary life insurance policies for both Dr. Rafaeli and Mr. McGrath. Both also receive a matching contribution from the Company to their 401(k) under the Company’s 401(k) Plan which is available to all employees.

How Amounts Were Selected for Each Element of an Executive’s Compensation

Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee reviews from time to time the compensation practices of other companies, particularly our peer companies. To some extent, our compensation plan is based on the market and the companies we compete against for executives. Base salary and the long-term incentives are not set with reference to a formula.

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An executive’s target bonus amount is set by an executive’s employment agreement, which was negotiated at arm’s length. A target bonus, or a portion thereof, is earned, based on fulfillment of conditions, which are set by the Compensation Committee at the outset of a fiscal year.

As a general rule, options and restricted stock awards are made after the financial results for the prior year have been audited and reported to our Board of Directors. Grants and awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options. The Compensation Committee may elect to defer a grant until after the Company has made public disclosure of its financial results, typically in a conference call on earnings. In such a case, the exercise price is set at the higher of the closing price on the approval date or the fixed grant date. In these deliberations, the Compensation Committee does not delegate any related function, unless to the Board of Directors as a whole, and the grants or awards made to the Named Executive Officers are valued under the same measurement standards as grants made to other grantees.

For fiscal 2014, our Compensation Committee granted restricted stock awards of our common stock of 225,000 and 165,000 to Dr. Rafaeli and Mr. McGrath, respectively; the awards were for 45,000 and 33,000 shares, respectively, after giving effect to the Company’s reverse stock split of September 23, 2016. The stock has a par value of $0.01. These ownership interests in our Company are intended to incentivize our Named Executive Officers and align their interests with those of our stockholders. The restricted stock will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant subject to the individuals continued employment with the Company, with accelerated vesting upon a change in control.

Accounting and Tax Considerations

We have adopted accounting standard, FASB ASC Topic 718 under which, we are required to value stock options granted and restricted stock awarded.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, there is a limit placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation (other than its chief financial officer) exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Compensation resulting from options is indexed as performance-based. To the extent consistent with the objectives of our compensation program, we intend to maximize the deductibility of compensation for tax purposes. The Compensation Committee may however, decide to exceed the tax deductible limits established under Section 162(m) of the Code, when such a decision appears to be warranted based upon competitive and other factors.

Overview of Executive Employment Agreements and Option Awards

Employment Agreement with Dolev Rafaeli.    We are party to an employment agreement with Dolev Rafaeli, pursuant to which he serves as the Chief Executive Officer of PhotoMedex and the Chief Executive Officer and President of Radiancy. The initial employment agreement had a term of three years that commenced on December 13, 2011, the date of the closing of our merger with Radiancy. The Company and Dr. Rafaeli entered into an Amended and Restated Employment Agreement, which had a term of four years and commenced on August 5, 2014. The Company entered into a further Amended and Restated Employment Agreement on March 10, 2015. The Agreement will automatically terminate on December 18, 2018 unless the parties reach a written accord upon an extension or renewal of the Employment Agreement. Under the employment agreement, Dr. Rafaeli's salary is $495,000 per annum. In addition, Dr. Rafaeli is entitled to a guaranteed quarterly bonus equal to the greater of $300,000 or 1% of the Company’s sales (calculated as 1% of recognized U.S. GAAP sales reported in our consolidated quarterly financial reports presented to our Board of Directors), which bonus, when combined with all other applicable employee remuneration under I.R.C. Section 162(m)(4) from the Company may not exceed a $1,000,000 annual threshold. Such bonuses are to be paid quarterly. Upon the termination of Dr. Rafaeli's employment by PhotoMedex without cause or by Dr. Rafaeli for good reason, he will be entitled to severance benefits as described in the section below entitled “Potential Payments on Termination of Employment or Change of Control.”

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Employment Agreement with Dennis M. McGrath.    We are party to an employment agreement with Dennis M. McGrath pursuant to which he serves as our President and Chief Financial Officer. The employment agreement had an initial term of three years that commenced on December 13, 2011, the date of the closing of our merger with Radiancy. The Company and Mr. McGrath had entered into an Amended and Restated Employment Agreement, which had a term of four years and commenced on August 5, 2014; the Company entered into a further Amended and Restated Employment Agreement on March 10, 2015. The Agreement will automatically terminate on December 18, 2018 unless the parties reach a written accord upon an extension or renewal of the Employment Agreement. Mr. McGrath’s 2015 annual base salary under his employment agreement is $395,000 and he is eligible to receive a guaranteed minimum annual bonus of $316,000. He is also eligible for additional bonuses up to 80% of his base salary based on the attainment of individual and corporate goals determined and set by our Board of Directors. In addition, he is entitled to participate in the long-term equity incentive programs established by the Company for its senior level executives generally commensurate with his position. The severance arrangements contained in Mr. McGrath’s employment agreement are summarized in the section below entitled “Potential Payments upon Termination of Employment or Change in Control.”

Under the Second Amended Forbearance Agreement, commencing on February 28, 2015, the Company and its subsidiaries agreed not to pay in cash any compensation to either Mr. Rafaeli or Mr. McGrath that is based on a percentage of sales or another metric other than the officer's base salary, perquisites and standard benefits provided to or on behalf of those executives under the terms of their employment agreements. Those payments were to be accrued or deferred and paid in cash only after the repayment of the Facilities in full. As of September 30, 2016, Dr. Rafaeli’s total bonuses for the fiscal year 2015 and the first three quarters of 2016 of $2,400,000 remains accrued but unpaid. As of September 30, 2016, part of Mr. McGrath’s bonus for fiscal year 2015 and the bonus for the first three quarters of 2016, totaling $300,200, remains accrued but unpaid.

SUMMARY COMPENSATION TABLE

The following table includes information for the years ended December 31, 2015, 2014 and 2013 concerning compensation for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Dolev Rafaeli, Chief Executive Officer	2015	495,000	1,273,269	0	0	20,213	1,788,482
	2014	468,000	2,106,970	702,000	0	19,152	3,296,122
	2013	450,000	2,246,640	0	451,345	35,673	3,183,658

Dennis M. McGrath, President and Chief Financial Officer	2015	395,000	316,000	0	0	21,933	723,933
	2014	353,000	316,000	514,800	0	22,735	1,206,535
	2013	337,500	234,000	0	332,570	17,642	921,712

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(1)

“Non-Equity Incentive Plan Compensation” in the foregoing table is the bonus earned in 2015, 2014 and 2013, even though such bonus may have been paid in a subsequent period. As of September 30, 2016, Dr. Rafaeli’s total bonuses for the fiscal year 2015 and the first three quarters of 2016 of $2,400,000 remains accrued but unpaid. As of September 30, 2016, part of Mr. McGrath’s bonus for fiscal year 2015 and the bonus for the first three quarters of 2016, totaling $300,200, remains accrued but unpaid.

(2)	The amounts shown for option awards, restricted stock awards and stock purchase rights relate to shares granted under our 2005 Equity Plan. These amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2015, 2014 and 2013, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), before amortization and without giving effect to estimated forfeitures. For information regarding the number of shares subject to 2015 awards, other features of those awards and the grant-date fair value of the awards, see the Grants of Plan-Based Awards Table below.

(3)	“All Other Compensation” includes car allowance ($1,000 per month), premiums for supplementary life and/or disability insurance of $6,921 and matching 401(k) plan contributions of $3,012 for Mr. McGrath. For Dr. Rafaeli it includes matching 401(k) plan contributions of $13,250 and premiums for supplementary life and/or disability insurance of $6,963.

(4)	The 2013 “Non-Equity Inventive Plan Compensation” for Mr. McGrath included a payment of $39,000 paid pursuant to discretion exercised by the Compensation Committee under that incentive plan.

Potential Payments on Termination of Employment or Change of Control

Potential payments to our Named Executive Officers on termination of employment or upon a change of control of the Company are governed by their respective employment agreements and by the terms of their option agreements and restricted stock agreements or plan document.

Pursuant to the terms of their employment agreements as of December 31, 2015, should (1) the Company terminate Dr. Rafaeli’s or Mr. McGrath’s employment without cause, (2) Dr. Rafaeli or Mr. McGrath resign for good reason or (3) the Company fail to renew the applicable employment agreement (in each instance, whether in the context of a change in control or otherwise), then the affected individual would become entitled to the following benefits upon his delivery of an effective release to the Company:

(i)	Continued payment of his annual base salary in effect at the time of such termination for the remainder of the term of the agreement, payable in installments in accordance with the Company’s payroll practices based on the terms of the agreement;

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(ii)	For Dr. Rafaeli - continued payment of his guaranteed quarterly bonus equal to the greater of $300,000 or 1% of the Company’s sales (calculated as 1% of recognized U.S. GAAP sales reported in our consolidated quarterly financial reports presented to our Board of Directors for the remainder of the term of the agreement; should Dr. Rafaeli no longer be deemed a ‘covered employee’ under the provisions of I.R.C. Section 162(m)(4), then the limitation on the amount of the bonus shall not apply; and a pro-rated annual bonus for the year in which such termination occurs;

(iii)	continued medical and dental coverage for himself and his eligible dependents for eighteen months following the date of termination or resignation, provided a timely election is made under COBRA provisions;

(iv)	a monthly cash payment for the remainder of the term of the agreement equal to the premium cost for the long and short-term disability coverage that was in effect under plans of the Company immediately before his termination or resignation;

(v)	a monthly cash payment for the remainder of the l term of the agreement equal to the premium cost to maintain the individual’s life insurance coverage at the level of coverage in effect at the time of such termination or resignation;

(vi)	any other amounts earned, accrued and owing but not yet paid for his base salary and/or bonuses and any benefits accrued and due under any applicable benefit plans and programs of the Company; and

(vii)	full acceleration of all outstanding equity awards held by the individual at the time of such termination. Each outstanding option will remain exercisable until the earlier of the 60th month following the change of control or until the 12-month anniversary of the date of termination for each of Dr. Rafaeli and Mr. McGrath, respectively, and the option’s expiration date.

If the Named Executive Officer does not timely execute and deliver a release, then in lieu of the foregoing payments and benefits he will only be entitled to any payments and benefits then available under the Company’s then current severance pay plan or arrangement for employees without delivery of a release.

In addition, pursuant to the terms of his employment agreement, upon termination Dr. Rafaeli's employment for any reason, we will pay for his household relocation costs between the US and Israel and reimburse him for all reasonable out of pocket relocation expenses. Additionally, we will pay for the equivalent of economy class airfare tickets of all family members between the US and Israel.

If any of the events set forth in the table below had occurred by September 30, 2016, then we estimate the value of the benefits that would have been triggered and thus accrued to Dr. Rafaeli and Mr. McGrath and had the triggering event occurred on September 30, 2016 and they timely delivered a release, would be as set forth below.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination	Death (1)	Disability (1)	Change in Control

Dolev Rafaeli	Salary & bonus (1)(2)	$4,713,750	$4,713,750	0	0	0	N/A
	Health continuation	51,984	51,984	0	0	0	N/A
	AD&D insurance	3,101	3,101	0	0	0	N/A
	Executive life ins.	15,665	15,665	0	0	0	N/A
	Accelerated vesting (3)	71,719	71,719	0	0	0	N/A
	TOTAL(4)	$4,856,219	$4,856,219	0	0	0	N/A

Dennis McGrath	Salary & bonus (1)(2)	$1,899,950	$1,899,950	0	0	0	N/A
	Health continuation	40,451	40,451	0	0	0	N/A
	AD&D insurance	8,899	8,899	0	0	0	N/A
	Executive life ins.	17,798	17,798	0	0	0	N/A
	Accelerated vesting (3)	52,594	52,594	0	0	0	N/A
	TOTAL(4)	$2,019,692	$2,019,692	0	0	0	N/A

(1)	An executive’s salary and benefits are paid through the end of the month of termination due to death or disability, except that we will pay the disability premiums during the period of disability.

(2)	Severance based on 2016 salary and pro-rata bonus levels.

(3)	If upon a change of control, the acquirer does not desire the services of the executive, then any unvested restricted stock will vest. The closing price of our stock on December 31, 2015 was $0.45 per share ($2.25 on a post-split basis). The gain associated with the acceleration of a share of restricted stock upon a change of control is calculated as the difference between the closing price of our common stock on the date of such event and the purchase price of such share of restricted stock.

(4)	The above payments are based upon the executives’ employment agreements in effect as of September 30, 2016.

Grants of Plan-Based Awards Table

There were no options or restricted stock awarded to our Named Executive Officers in 2015. The following table sets forth certain information with respect to the options granted and restricted stock awarded during or for the year ended December 31, 2014 to our Named Executive Officers. The stock awards and option grants reflected below were awarded under the 2005 Equity Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(2)	Closing Price on Grant Date ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Dolev Rafaeli	11/7/14	-	$2,106,970	-	45,000	15.6	702,000

Dennis McGrath	11/7/14	-	$316,000	-	33,000	15.6	514,800

(1)	Computed in accordance with FASB ASC Topic 718, formerly SFAS 123 (R).

(2)	On September 23, 2016, the Company effected a one-for-five reverse stock split. This table has been updated to reflect the reverse stock split.

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Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year end, December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(3)

Dolev Rafaeli	16,800	11,200	0	100.00	3/18/2022	0	0	N/A	N/A
	3,800	5,700	0	100.00	2/28/2023	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	33,750	75,938

Dennis McGrath	1,750	0	0	31.20	6/15/19	0	0	N/A	N/A
	2,100	0	0	100.00	12/13/21	0	0	N/A	N/A
	10,020	0	0	78.00	12/13/21	0	0	N/A	N/A
	10,800	7,200	0	100.00	3/18/22	0	0	N/A	N/A
	2,800	4,200	0	100.00	2/28/23	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	24,750	55,688

(1)	The market value of unvested shares of restricted stock is based on $0.45 per share ($2.25 on a post-split basis), which was the closing price of our stock on December 31, 2015.

(2)	All options grants were under the 2005 Equity Plan.

(3)	On September 23, 2016, the Company effected a one for five reverse stock split. This table has been updated to reflect the reverse stock split.

Mr. Rafaeli and Mr. McGrath vest in the 225,000 and 165,000 shares of restricted stock (before adjusting for the reverse stock split), respectively, granted on November 7, 2014 equally on each of the first four anniversaries of the issuance date; the reverse stock split adjusted awards were for 45,000 and 33,000 shares, respectively, after giving effect to the Company’s reverse stock split of September 23, 2016. The outstanding stock options vest ratably on each of the five anniversaries following the grant date.

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Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($) (1)

Dennis M. McGrath	-	-	8,250	18,563

Dolev Rafaeli	-	-	11,250	25,313

(1)	Value realized is determined by multiplying the market price of the common stock on the applicable vesting date by the number of shares that vested on that date.
(2)	On September 23, 2016, the Company effected a one for five reverse stock split. This table has been updated to reflect the reverse stock split.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included herein. Based on the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis referred to above be included herein.

Compensation Committee

Yoav Ben-Dror	Stephen Connelly	Lewis Pell

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of committees of our Board of Directors. Directors who are not our employees are compensated under the Non-Employee Director Plan. Effective December 12, 2011, each outside director receives an annual cash retainer of $40,000, payable quarterly, and the chairman of each committee receives an additional annual fee of $10,000 for serving as chairman of the audit committee, $5,000 for serving as chairman of each of the compensation and nomination committees. The table below sets forth our non-employee directors’ compensation through December 31, 2015.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned ($)	Stock Awards ($) (1)(3)	All Other Compensation ($) (2)	Total ($)

Lewis Pell	40,000	0	0	40,000

Yoav Ben-Dror	45,000	0	360,000	405,000

James W. Sight	33,750	0	0	33,750

Stephen P. Connelly	40,000	0	0	40,000

Trevor S. Harris	50,000	0	0	50,000

Dan Amiram	12,500	2,550	0	15,050

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(1)	The amounts shown for stock awards relate to shares granted under our Non-Employee Director Plan. These amounts are equal to the aggregate grant-date fair value with respect to the stock awards for financial statement purposes.

(2)	Dr. Ben-Dror receives a monthly payment of $30,000 for his services as the executive director for Radiancy Ltd. and Photo Therapeutics, Ltd.

Limitation on Directors' Liabilities; Indemnification of Officers and Directors

Our Articles of Incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our Articles of Incorporation and bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Nevada law. Pursuant to our Articles of Incorporation and under Nevada law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for breaches which involve intentional misconduct, fraud or a knowing violation of law.

Directors' and Officers' Liability Insurance

We have obtained directors' and officers' liability insurance, which expires on December 13, 2016. We are required under our indemnification agreements to maintain such insurance for us and members of our Board of Directors. We also provided tail insurance for the directors of Radiancy.

Certain Relationships and Related Transactions, Director Independence

Related Person Transactions

We have entered into an indemnification agreement with each of our directors pursuant to which we have agreed to indemnify each director against claims brought against them in their capacities as our directors. These indemnification agreements also require us to maintain directors’ and officers’ liability insurance for our directors.

On December 12, 2014, the Company entered into a Securities Purchase Agreement with certain investors including three directors, James Sight, Yoav Ben-Dror, and Lewis C. Pell. Mr. Sight purchased 150,000 shares of the Company’s common stock at a price of $2.19 per share and warrants to purchase 75,000 shares with an exercise price of $2.25 per share. Mr. Ben-Dror purchased 115,000 shares of common stock at a price of $2.19 per share and warrants to purchase 57,500 shares with an exercise price of $2.25 per share. Mr. Pell purchased 230,000 shares of common stock at a price of $2.19 per share and 115,000 warrants to purchase 115,000 shares with an exercise price of $2.25 per share. The warrants purchased by all three directors are exercisable beginning on December 12, 2015 until December 12, 2017.

On September 23, 2016, the Company effected a one for five reverse stock split. As a result, the shares purchased by Mr. Sight, Dr. Ben-Dror and Mr. Pell have been adjusted to 30,000 shares, 23,000 shares, and 46,000 shares, respectively. The warrants issued to Mr. Sight, Dr. Ben-Dror and Mr. Pell have also been adjusted to 15,000 shares, 11,500 shares, and 23,000 shares, respectively, with a strike price of $11.25 per share.

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We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes-Oxley Act of 2002, as amended, and other securities laws and regulations.

Director Independence

As required under the NASDAQ Stock Market LLC, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with internal counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the board of directors has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Dr. Rafaeli and Mr. McGrath, who are our Chief Executive Officer and Chief Financial Officer, respectively, who are not independent directors by virtue of their employment with our company.

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AUDIT COMMITTEE REPORT

Dear Shareholders,

Enclosed is the report of the Audit Committee of the PhotoMedex Board of Directors, which will provide you with useful information regarding the Committee’s work and the issues it considered during the year. The Audit Committee provides direction and assistance to the Board in order to fulfill the Board’s oversight responsibilities regarding financial reporting integrity, assessment of corporate risks and the effectiveness of the Company’s internal controls and related governance and compliance matters.

During 2015, we reviewed and advised the Board and the Company on a number of topics, meeting eight times during the year. In addition to the usual disclosures on the Committee’s performance of its responsibilities during 2015. And as requested by the Board, we reviewed the Company’s 2015 filings, including its Form 10-K for that year, advising the Board that, taken as a whole, those filings were fair, balanced and understandable, and provide the necessary information for shareholders to assess the Company’s performance and business strategies.

Finally, as Chairman of the Audit Committee, I held monthly calls with the partner at our independent auditors, conducting detailed discussions on compliance with the internal control and corporate governance requirements of COSO (Committee of Sponsoring Organizations of the Treadway Commission), as well as the transitional services provided to and by the Company in connection with the various transactions entered into by the Company during 2016.

The Audit Committee looks forward to continuing its service to the Company during the upcoming year under a different chairman.

Dr. Dan Amiram

Chairman of the Audit Committee

November [ ], 2016

MAIN ACTIVITIES

During 2016, the Audit Committee reviewed and discussed the Company’s audited financial statements for 2015 with both management and Grant Thornton Israel, our independent auditors. The Audit Committee also discussed with Grant Thornton Israel the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee received the written disclosures and the letter from Grant Thornton Israel as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with Grant Thornton Israel its independence. Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board of Directors approved, inclusion of the audited financial statements for the year ended December 31, 2015 in the Company’s 2015 Annual Report on Form 10-K.

COMPOSITION OF THE AUDIT COMMITTEE

The current members of the Audit Committee are:

Dr. Dan Amiram;

Dr. Yoav Ben-Dror; and

Mr. Stephen Connelly.

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Dr. Amiram has served as the Chairman of the Audit Committee since October 29, 2015; Dr. Trevor Harris served as the Chairman of the Audit Committee until that time. The Board of Directors determined in 2015 that each member of the Audit Committee satisfies the independence and other composition requirements of the Securities and Exchange Commission (the “Commission”) and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

RESPONSIBILITIES

Our Board of Directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management.

The duties of our Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	approving all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a Party; and
•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee that meets the applicable standards of the Commission and Nasdaq.

OTHER ACTIVITIES

In addition to the main activities above, in its meetings, the Committee covers a number of topics. These include both topics that the Committee considers routinely, especially those subjects relating to the Company’s quarterly results, internal control issues, general accounting policies and reporting to relevant oversight authorities, plus specific topics regarding to the overall control protocols of the Company. The Chief Executive Officer, President and Chief Financial Officer, and the Corporate Counsel, as well as the Company’s external auditors, are invited to attend each meeting, while other members of management and outside consultants attend as requested.

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At every meeting the Committee holds private sessions separately with the external auditor without members of management being present. During the year, the Committee receives reports on financial and control matters from both management and the external auditors. In particular, the Committee has discussed issues regarding accounting policies, practices and procedures and reviewed whistle-blowing reports, audit reviews and reports, and financial reporting analyses. The Committee has assessed the robustness of the provided information and security and risk management measures.

During 2015 and 2016, the Committee reviewed the Company’s annual and quarterly reports and accounts with both the external auditor and management. The Committee also requested reports and conducted reviews on those matters it deemed appropriate and received from its external auditors updates on future accounting and reporting changes which could impact the Company. As a result of its work, the Committee has advised the Board of its view that the Annual Report, including the financial statements for the year ended December 31, 2015, taken as a whole, is fair, balanced and understandable and provides the information necessary for shareholders to assess the Company’s performance and business strategies. The Committee has also reviewed the reports of management and its external auditors in respect of the going concern basis of accounting.

Internal control

As part of its review process during 2015, the Committee received and discussed periodic reports from management and its external auditors on the Company’s business risks and accounting controls, and continued to monitor the required controls for accounting processes put in place by the Company as required under Section 404 of the Sarbanes-Oxley Act.

SIGNIFICANT ISSUES

The Committee reviewed certain issues that arose during 2015 with management and its external auditors, and considered the following to be significant in relation to the Company’s Consolidated Financial Statements. The Committee was satisfied with how each of these issues was resolved in the context of the Consolidated Financial Statements.

Acquisitions and disposals

The Committee discussed with management proposals for certain acquisitions, financing and asset dispositions, and reviewed matters concerning accounting for those items. Among other areas of judgement, the Committee considered the accounting and tax treatment of these transactions and the required provisions and changes to the Company’s financial statements as a result of these transactions.

Taxation

The Committee reviewed management updates and external auditor assessments on certain tax matters, including the impact of the Company’s default on its credit arrangements and the treatment and recognition of certain tax assets.

EXTERNAL AUDITOR

During 2016, the Committee evaluated the effectiveness of the Company’s external auditor, Grant Thornton Israel, reviewing the management team’s internal analysis of that auditor’s performance as well as its own experience with the external auditor. Following due consideration, the Committee has recommended to the Board that the auditor be reappointed for the year ended December 31, 2016. The Committee is under no contractual or other obligations that would restrict its ability to make a recommendation regarding the appointment of an auditor. The Committee reviews the auditor’s performance each year, taking into account the auditor’s handling of the prior year’s work, the opinions of management and the compliance requirements of relevant legislative, regulatory and professional standards.

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NON-AUDIT SERVICES

The Committee has engaged the external auditor to supply certain non-audit services to the Company. This engagement occurred after careful review by the Committee regarding the use of its external auditor for these non-audit services so as to safeguard the auditor’s objectivity and independence. The retention of the external auditor for any non-audit services requires such a review and specific approval by the Committee. Certain non-permitted services which the external auditor may not provide include bookkeeping services, management and recruitment services, legal service and advice, and other expert services unrelated to the audit such as investment advice. Use of the external auditor for certain non-audit services, such as tax return preparation, can be more efficient and beneficial to the Company, because of the external auditor’s knowledge and experience and/or reasons of confidentiality regarding certain transactions. Any such permitted non-audit services must not present a conflict of interest to the external auditor. The Committee periodically reviews management reports on the extent of the permitted non-audit services provided by the external auditor. Certain non-audit services, such as tax return preparation and compliance work, can be contracted without further individual prior approval provided the fee value for each contract does not exceed $100,000. Any other non-audit services must be specifically approved by the Committee prior to the retention of the external auditor for that work. In 2015, the external auditor was mainly contracted to provide permitted non-audit services for tax return preparation and compliance.

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Proposal No. 2 - Ratification of Fahn Kanne & Co. Grant Thornton Israel

as our Independent Registered Public Accounting Firm

We first engaged Grant Thornton Israel to serve as our independent registered public accounting firm for the year ended December 31, 2011. The Audit Committee of our Board of Directors has selected Grant Thornton Israel to serve as our independent registered public accounting firm for the year to be ended December 31, 2016 and has set its compensation for that year. As such, Grant Thornton Israel will, among other things, audit our financial statements and opine on our system of internal controls for the fiscal year ending December 31, 2016. Representatives of Grant Thornton Israel are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton Israel as our independent registered public accounting firm, and ratification of the authority of the Audit Committee to set the auditors’ compensation, is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Grant Thornton Israel to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

We present the following information concerning our relationship with Grant Thornton Israel as background to this proposal.

Principal Accountant Fees and Services

We engaged Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) as our independent auditors for 2015 and 2014, effective January 1, 2014.

The following table shows the fees paid or accrued by us for the audit and other services provided by Grant Thornton Israel for 2015 and 2014:

	2015	2014
Audit Fees(1)	$474,500	$327,000
Audit-Related Fees(2)	18,000	18,000
Tax Fees(3)	313,000	126,000
All Other Fees(4)	55,000	116,000
Total	$860,500	$587,000

(1)	Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table, principally related to the 401(K) and due diligence services.

(3)	Consists of all tax related services.

(4)	Consists of all other products and services provided other than the services reported under audit fees, audit related fees and tax fees.

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Engagement of the Independent Auditor. The Audit Committee is responsible for approving every engagement of Grant Thornton Israel to perform audit or non-audit services for us before Grant Thornton Israel is engaged to provide those services. Under applicable Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the Commission’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee’s pre-approval policy provides as follows:

•	First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Grant Thornton Israel for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management’s internal controls assessment.

•	Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.

All fees to our independent accounting firms were approved by the Audit Committee.

Auditor Selection for Fiscal 2016. The Audit Committee selected Fahn Kanne & Co. Grant Thornton Israel to serve as our independent auditors for the year ending December 31, 2016. The Committee’s selection is now being submitted to our shareholders for ratification at our Meeting.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the selection of Grant Thornton Israel.

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Fahn Kanne & Co. Grant Thornton Israel as our independent registered public accounting firm for the year to be ended December 31, 2016.

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SUMMARY TERM SHEET RELATED TO THE ASSET SALE PROPOSAL

This summary highlights information included elsewhere in this proxy statement. This summary does not contain all of the information you should consider before voting on the Asset Sale. You should read the entire proxy statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

•	Parties to the Asset Purchase Agreement. The sellers consist of the Company, Radiancy, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel and a wholly-owned subsidiary of Radiancy and PhotoTherapeutics Ltd., a private limited company limited by shares, incorporated under the laws of England and Wales and a wholly-owned subsidiary of Radiancy (Israel) Limited (each of the foregoing entities collectively, the “Seller”). The buyer is ICTV Brands, Inc., a Nevada corporation (“ICTV”), which will be purchasing the Radiancy Business through its wholly-owned subsidiary, ICTV Holdings, Inc., a Nevada corporation (collectively, the “Purchaser”). See "Proposal No. 3: The Asset Sale-Parties to the Asset Sale."

•	The Asset Sale. Pursuant to the Asset Purchase Agreement, Purchaser will acquire substantially all of the assets primarily related to or used in the Radiancy Business for $9.5 million in cash as follows: (i) at closing of the Asset Sale we will receive $3 million in cash, (ii) at or before the 90th day following the closing date, we will receive $2 million in cash and (iii) following closing, we will be entitled to receive $4.5 million in cash in the form of future royalty payments made by the Purchaser relating to the Radiance Business. We will retain all of our other assets, including the LHE medical device business of Radiancy, Inc. and the subsidiaries Radiancy, Inc., Radiancy (Israel) Limited, Photo Therapeutics Limited, and Lumiere, Inc., an inactive company incorporated under the laws of the State of Nevada and wholly-owned by the Company (the “Other Businesses”). We will also retain all of the excluded assets described below and all of our other debts and liabilities, including expenses related to the Other Businesses and corporate functions, our remaining senior executives and professional advisors, and responsibility for ongoing litigation matters involving the Company and its subsidiaries. See "Proposal No. 3: The Asset Sale - The Asset Purchase Agreement."

•	Reasons for the Asset Sale. Our Board considered a number of factors before deciding to enter into the Asset Purchase Agreement, including, among other things, the price to be paid by Purchaser, the strategic and financial benefits that the Asset Sale will provide to the Company, the extensive sale process with respect to the Radiancy Business that led to entering into the Asset Purchase Agreement, the future business prospects of the Radiancy Business and the terms and conditions of the Asset Purchase Agreement. Our Board also considered our current financial condition, including that without an imminent injection of cash, we would default on certain outstanding indebtedness that could lead us into bankruptcy or liquidation. See “Proposal No. 3: The Asset Sale - Reasons for the Asset Sale” and “Risk Factors.”

•	Board Recommendation. Our board of directors has determined by unanimous vote of the directors present at a meeting that the Asset Sale Proposal is desirable and has directed that it be submitted to our shareholders for their approval. Our board of directors unanimously recommends that you vote FOR the Asset Sale Proposal. You should read “Proposal No. 3: The Asset Sale - Reasons for the Asset Sale” for a discussion of factors that our board of directors considered in deciding to recommend the approval of the Asset Sale Proposal.

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•	Required Vote. Approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the Company’s issued and outstanding shares of common stock.

•	Indemnification of Purchaser. From and after the closing of the Asset Sale, the Company will indemnify, hold harmless and reimburse the Purchaser and certain of its related parties for any damages arising out of or related to (i) any failure by the Company to perform any of its covenants, (ii) the excluded liabilities and (iii) any breach of the Company's representations and warranties concerning organization, authority and qualification, tax matters, title to the acquired assets or brokers. See “Proposal No. 3: The Asset Sale - The Asset Purchase Agreement-Indemnification by PhotoMedex.”

•	Use of Proceeds. The proceeds from the Asset Sale will be received by the Company, not our shareholders. We will use the proceeds to pay for transaction costs associated with the Asset Sale, to repay certain indebtedness (including vendor indebtedness related to the Consumer Business), to pay professional fees, to purchase necessary and requisite insurance policies, and for general working capital purposes. The remaining proceeds from the Asset Sale may be used, at the discretion of the Board, to repay other indebtedness, to provide liquidity to the Company's shareholders through one or more special dividends or repurchases of outstanding shares of the Company's common stock, to invest in our Other Businesses, invest in a new business, or a combination thereof. As of September 30, 2016, the Company had assets that are not included in the sale transaction to ICTV that approximate $10.1 million. This amount includes $1.6 million of cash and cash equivalents, including restricted cash of $0.342 million (comprising a $0.25 million escrow account and $0.092 million of customer receipts for unshipped products), customer receivables, net of $3.4 million, inventory of $0.6 million, deferred tax assets of $0.5 million, and prepaid expenses and other tax assets of $3,9 million. These assets when combined with the $3 million in cash proceeds to be received at closing, or a total of approximately $13.1 million, will be used to satisfy vendor trade payables as of September 30, 2016 of approximately $4.8 million and the remaining balance of a note payable in the amount of $0.2 million. The vendor amounts owed include accrued amounts due to professionals in connection with the transaction in the approximate amount of $0.1 million. The Company expects to reserve approximately $1.5 million in cash to satisfy any potential claims for product returns as of September 30, 2016. Upon receipt of the second cash payment from ICTV, which is due on or before the 90th day after closing, the Company will satisfy the accrued payroll and compensation costs in the approximate amount of $3.7 million, as of September 30, 2016. The $2 million payment is to be guaranteed by a letter of credit for the benefit of the Company. However, the letter of credit is only valid until the earlier of 180 days after the letter of credit was issued, or until full payment upon demand and presentation on or after January 3, 2017. Accordingly, if the Asset Sale does not close until April 2017, the letter of credit may no longer be valid at the time that the $2 million payment from the Purchaser is due and we may be unable to collect the $2 million payment for the Asset Sale. (Please see “Risk Factors” on page for a discussion of the contingent nature of the $2.0 million and $4.5 million payments.)This amount includes approximately $3.2 million in accrued bonuses due to the officers of the Company. After collection of the initial $5 million in cash payments, including the first tranche of $3 million due upon closing and the second tranche of $2 million due on the 90th day post-closing (such second tranche to be secured by the Purchaser through a supporting letter of credit; see discussion above), there remains an amount due to the Company of $4.5 million which will be earned by the Company through a royalty agreement with ICTV for which collection is contingent upon future sales of the Company’s product portfolio by ICTV. There is also a pending claim for a break fee and legal cost reimbursement in the amount of $3.75 million from DS Healthcare. (See “Background of the Asset Sale” on page 51 for further detail). Amounts received from either the royalty agreement, if any, and the proceeds collected from the pending claim against DS Healthcare, if any, will be used in part to pay the approximate $200,000 monthly severance payments which will be due to our officers through December 31, 2018 in accordance with their employment agreements.

•

Nature of Our Business Following the Asset Sale.   Following the Asset Sale, the Company will continue to operate the LHE medical device business of Radiancy, Inc., will collect the remaining payments from ICTV under the Letter of Credit and the ongoing royalty payments, will continue to defend and prosecute the existing litigation involving the Company (including the claim by the Company against DS Healthcare relating to a failed acquisition earlier in 2016), and will consider other strategic investments or alternatives for the Company. See “Proposal No. 3: The Asset Sale - Activities of PhotoMedex Following the Asset Sale.”

The LHE medical device line of professional products is the technology that Radiancy, Inc. was founded upon. Our proprietary LHE® brand technology combines the benefits of direct heat and a full-spectrum light source. This technology is used primarily in our professional products, including capital equipment sold to physicians and skin care specialists worldwide. This technology has also been adapted to our hand-held consumer line of products like no!no! Skin, a medical device for acne. The hand-held product portfolio is included with the assets being sold to ICTV. The professional line of products, however, is not part of the sale to ICTV.

LHE capitalizes upon the principles of selective photothermolysis, which is a type of photo (or light-based) therapy in which heat is generated using selective absorption of light within the targeted tissue. Selective photothermolysis entails precisely targeting a pigmented tissue or structure with a specific wavelength of light that is absorbed into and limited to the target area of the skin but does not penetrate into surrounding areas. Heat is also produced and directed to the target with minimal effect on surrounding skin.

While there are many phototherapy options available for patients today, including laser and intense pulse light (IPL), we believe that we have optimized the light/heat relationship in our products. Both Laser and IPL treatments filter out the heat given off by their flashes or pulses of light, primarily relying on the light energy to cause a clinical change. We believe that by not using the heat energy as well, laser and IPL technologies must be administered at high densities, which may require skin cooling techniques to protect patients from burns.

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In contrast, LHE technology was developed with the objective of efficiently using both light and heat energy to provide a greater treatment advantage. In doing so, LHE® brand products can deliver less energy density to the target skin area, which is believed to create a safer, more efficient product. In addition, balancing light and heat enables phototherapy treatments for more sensitive skin types as well as a broader spectrum of hair colors.

As a result of our LHE technology, we have created an LHE® brand professional product line designed for clinical efficacy in a variety of applications, including psoriasis care, acne treatment, skin tightening, skin rejuvenation, wrinkle reduction, collagen renewal, vascular and pigmented lesion treatments and hair removal.

In the years prior to its merger with PhotoMedex, Radiancy had annual sales in excess of $15 million of LHE professional medical devices. After its merger with PhotoMedex, Radiancy has principally focused on smaller hand-held devices, rather than capital equipment. PhotoMedex capital equipment sales of LHE were $2.4 million for the year ended December 31, 2015, and $0.7 million for the nine months ended September 30, 2016. The market for skin rejuvenation capital equipment, as measured by sales of competitors to LHE products, has grown substantially. There are competitive advantages that LHE products enjoy over the competition, including its excellent performance and safety record, low operational costs, ease of operation, versatility and cost flexibility, and therefore LHE products represent an opportunity for the Company to refocus its efforts upon the closing of the ICTV transaction.

•	Conditions to the Asset Sale. Completion of the Asset Sale requires (1) the approval of our shareholders holding a majority of our issued and outstanding shares of common stock, (2) obtaining certain third party consents from certain landlords and vendors and (3) completion of other customary closing conditions in the Asset Purchase Agreement. See “Proposal No. 3: The Asset Sale - The Asset Purchase Agreement - Conditions to the Asset Sale.”

•	Termination of the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated by us or by the Purchaser in certain circumstances, in which case the Asset Sale will not be completed. The Asset Purchase Agreement may be terminated by mutual written consent of the parties, by Seller or the Purchaser if there has been a material misrepresentation or a breach of any covenant or agreement contained in the Asset Purchase Agreement by the other party if such material misrepresentation or breach has not been promptly cured after at least fourteen (14) day’s written notice by the non-offending party, or by the Seller or by the Purchaser if the other party has not met the conditions to closing contained in the Asset Purchase Agreement by February 1, 2017.See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement-Termination of the Asset Purchase Agreement” and -
“Termination Fees.”

•	U.S. Federal Income Tax Consequences. Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal No. 3: The Asset Sale - U.S. Federal Income Tax Consequences of the Asset Sale.”

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•	Risk Factors. The Asset Sale involves a number of risks, including:

o	Our financial condition as of June 30, 2016 raises substantial doubt about our ability to continue as a going-concern.
o	The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.
o	We cannot be sure if or when the Asset Sale will be completed.
o	We cannot predict the timing, amount or nature of any distributions to our shareholders.
o	Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our shareholders generally.
o	Because the Radiancy Business represented approximately 89% of our total revenues for fiscal year 2015, our business following the Asset Sale will be substantially different.
o	If the Asset Sale disrupts our business operations and prevents us from realizing intended benefits, our business may be harmed and may even force us to cease operations.
o	If we fail to complete the Asset Sale, we will likely be unable to pay existing debts and continue operations in the current form, and may be required to seek bankruptcy protection.
o	The Asset Sale may not be completed or may be delayed if the conditions to closing are not satisfied or waived.
o	The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.
o	Because our business will be smaller following the sale of the Radiancy Business, there is a possibility that our common stock may be delisted from The NASDAQ Capital Market if we fail to satisfy the continued listing standards of that market.
o	We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

See “Risk Factors.”

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RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors when deciding whether to vote to approve the Asset Sale Proposal. You should also consider the information in our other reports on file with the SEC that are incorporated by reference into this proxy statement. See "Where You Can Find More Information."

Our financial condition as of June 30, 2016 raises substantial doubt about our ability to continue as a going-concern.

As of June 30, 2016, we had an accumulated deficit of approximately $109 million. To date, we have dedicated most of our financial resources to sales and marketing, general and administrative expenses and research and development. Our cash and cash equivalents as of June 30, 2016 were approximately $1.7 million, including restricted cash of approximately $606 thousand. We have historically financed our activities with cash from operations, the private placement of equity and debt securities, borrowings under lines of credit and in the most recent periods with sale of certain assets and business units. We will be required to obtain additional liquidity resources in order to support its operations. We are addressing our liquidity needs by seeking additional funding from lenders as well as selling certain of its product lines to a third party. There are no assurances, however, that we will be able to obtain an adequate level of financial resources required for the short and long-term support of its operations.

These conditions raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements as reported on Form 10-Q for the period ending June 30, 2016 do not include any adjustments to reflect the possible future effects on recoverability and classification of liabilities that may result from the outcome of this uncertainty. If we cannot raise these funds or complete the Asset Sale, we could be forced into bankruptcy or liquidation.

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business and results of operations.

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees. In addition, while the completion of the Asset Sale is pending we may be unable to attract and retain key personnel and our management's focus and attention and employee resources may be diverted from operational matters.

In the event that the Asset Sale is not completed, the announcement of the termination of the Asset Purchase Agreement may also adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees. In addition, the failure to complete the Asset Sale could force us into bankruptcy or liquidation.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Asset Sale by our shareholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Purchaser's favor or if other mutual closing conditions are not satisfied, Purchaser will not be obligated to complete the Asset Sale.

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If the Asset Sale is not completed, our Board, in discharging its fiduciary obligations to our shareholders, may evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our shareholders as the Asset Sale. These may include retaining and operating the Radiancy Business or pursuing an alternate sale transaction that would yield reduced consideration or involve significant delays. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further shareholder approval. In addition, the failure to complete the Asset Sale could force us into bankruptcy or liquidation.

We cannot predict the timing, amount or nature of any distributions to our shareholders, if any.

The proceeds from the Asset Sale will not be distributed to our shareholders and will instead be used by the Company to pay for transaction costs associated with the Asset Sale, to repay certain indebtedness (including vendor indebtedness related to the Consumer Business), to pay professional fees and for general working capital purposes. The remaining proceeds from the Asset Sale may be used, at the discretion of the Board, to repay other indebtedness, provide liquidity to the Company's shareholders through one or more special dividends or repurchases of outstanding shares of the Company's common stock, invest in our Other Businesses, invest in a new business, or a combination thereof. Accordingly, our Board is unable to predict the timing, amount or nature of, or the record dates for distributions, if any, to be made to our shareholders. If we are unable to make a distribution of Asset Sale proceeds to our shareholders or our board of directors determines not to make such a distribution, you will only benefit from the Asset Sale if we are able to successfully implement our strategy for our Other Businesses and your stock appreciates in value or we subsequently sell the Company at a price that represents a premium over your basis in our common stock. See “Proposal No. 3: The Asset Sale-Activities of PhotoMedex Following the Asset Sale.”

There is no assurance that the final $4.5 million of the purchase price will be paid to the Company in the near term or that the payment will be made in full or at all.

The consideration for the Asset Sale of $9.5 million in cash to be paid as follows:

•	Three million dollars ($3,000,000) in immediately available funds will be paid by Purchaser and placed in an escrow account in Purchaser’s counsel’s IOLTA Trust Account to be held by Purchaser’s counsel as escrow agent under an escrow agreement among Seller, Purchaser and certain investors in Purchaser’s securities (the “ Escrow Agreement ”). These funds will be paid to the Company on the closing date of this transaction.

•	On or before the ninetieth (90th) day following the closing date of this transaction, Purchaser will pay the Company two million dollars ($2,000,000) in immediately available funds (such amount to be guaranteed by a letter of credit for the benefit of the Company made by a third party - See “Risk Factors” below). However, the letter of credit is only valid until the earlier of 180 days after the letter of credit was issued, or until full payment upon demand and presentation on or after January 3, 2017. Accordingly, if the Asset Sale does not close until April 2017, the letter of credit may no longer be valid at the time that the $2 million payment from the Purchaser is due and we may be unable to collect the $2 million payment for the Asset Sale, in which case the Asset Sale may be terminated and we may be forced into bankruptcy or liquidation.

•	The remaining four million five hundred thousand dollars ($4,500,000) will be paid by Purchaser to the Company under a continuing royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by Purchaser or its affiliates from sales of the Consumer Products commencing with net cash actually received by the Purchaser or its affiliates from and after the closing date of this transaction and continuing until the total royalty paid to the Company reaches that amount. Royalty payments will be made on a monthly basis in arrears within thirty days of each month end. The Company will receive thirty five percent (35%) of net cash actually received by Purchaser through Consumer Products sold through live television promotions less certain deductions and six percent (6%) of all other sales of Consumer Products.

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The final $4.5 million payment will be paid solely on the basis of future royalty payments. Further, the final $4.5 million payment is not secured by the Radiancy Business or any other assets. Accordingly, our receipt of the final payment will be contingent upon the Purchaser’s ability to sell the Consumer Products. If the Purchaser sells the Consumer Products at a slow rate, we may not receive the proceeds from the Asset Sale until a time in the distant future. If the Purchaser is unable to successfully sell the Consumer Products, we may only receive a portion of the proceeds from the Asset Sale or none of the $4.5 million at all.

Therefore, at the time of voting upon the Asset Sale, shareholders will not know the definitive amount of consideration that will be received for the Asset Sale due to the uncertainty of the collection of the $2 million payment and the $4.5 million royalty payments, as described above.

While the $2 million portion of the purchase price is guaranteed by a letter of credit issued by a third party for our benefit, the letter of credit may no longer be valid at the closing date and it is not secured by any assets of the Purchaser or the third party issuer.

Pursuant to the terms of the Asset Purchase Agreement, a letter of credit was issued for our benefit on the date that the Asset Purchase Agreement was executed. The purpose of the letter of credit is to guarantee the payment by the Purchaser of $2 million on or prior to the 90th day after the closing date. However, the letter of credit is only valid until the earlier of 180 days after the letter of credit was issued or full payment upon demand and presentation on or before January 3, 2017. Accordingly, if the Asset Sale does not close until April 2017, the letter of credit may no longer be valid at the time that the $2 million payment from the Purchaser is due. If the letter of credit is no longer valid, we may be unable to collect the $2 million payment for the Asset Sale and the Asset Sale may therefore terminate. If we are unable to consummate the Asset Sale we could be forced into bankruptcy or liquidation.

Our executive officers, directors and employees may have interests in the Asset Sale other than, or in addition to, the interests of our shareholders generally.

Members of our Board and our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our shareholders generally. Our Board was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

Certain of our executive officers have employment agreements or separation agreements that provide for payments and the vesting of equity awards in connection with a “change of control.” Additionally, certain of our directors, officers and employees have received equity awards that provide for full vesting of all unvested equity awards upon a “change of control.” The consummation of the Asset Sale would constitute a “change of control” under these agreements and equity awards. See “Proposal No. 3 - Interests of Certain Persons in the Asset Sale.”

Because the Radiancy Business represented approximately 89% of our total revenues for fiscal year 2015, our business following the Asset Sale will be substantially different.

The Radiancy Business represented approximately 89% of our total revenues for the fiscal year 2015. Following the consummation of the Asset Sale, our results of operations and financial condition may be materially adversely affected if we fail to effectively reduce our overhead costs to reflect the reduced scale of our operations or we fail to grow our Other Businesses. Our smaller size may result in the recognition of less revenues from the operations of our Other Businesses, which may negatively affect our overall net earnings.

If the Asset Sale disrupts our business operations and prevents us from realizing intended benefits, our business may be harmed.

The Asset Sale may disrupt the operation of our business and prevent us from realizing the intended benefits of the Asset Sale as a result of a number of obstacles, such as the loss of key employees, customers or business partners, the failure to adjust or implement our business strategies, additional expenditures required to facilitate the Asset Sale transaction, and the diversion of management's attention from our day-to-day operations.

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The Asset Sale may not be completed or may be delayed if the conditions to closing are not satisfied or waived.

The Asset Sale may not be completed or may be delayed because the conditions to closing, including approval of the transaction by our shareholders and consents from certain third parties, may not be satisfied or waived. If the Asset Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Asset Sale, our relationships with our customers, suppliers and employees may be damaged, and our business may be harmed.

If we fail to complete the Asset Sale, our business may be harmed.

As a result of our announcement of the Asset Sale, third parties may be unwilling to enter into material agreements with respect to the Radiancy Business or our Other Businesses. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. Employees working in the Radiancy Business may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. If we fail to complete the Asset Sale, we will also retain and continue to operate the Radiancy Business. The potential for loss or disaffection of employees or customers of the Radiancy Business following a failure to consummate the Asset Sale could have a material, negative impact on the value of our business.

In addition, if the Asset Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

While we believe that we have exhausted our options for the sale of the Radiancy Business, the Asset Purchase Agreement does contain provisions that would make it more difficult for us to sell the Radiancy Business to any party other than the Purchaser if such a party was determined to make an offer for the Radiancy Business. These provisions include the prohibition on our ability to solicit competing proposals. See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement-No Solicitation.” These provisions could make it less advantageous for a third party that might have an interest in acquiring the Company or all of or a significant part of the Radiancy Business to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Purchaser.

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Because our business will be smaller following the sale of the Radiancy Business, there is a possibility that our common stock may be delisted from The NASDAQ Capital Market if we fail to satisfy the continued listing standards of that market.

Even though we currently satisfy the continued listing standards for The NASDAQ Capital Market, following the sale of the Radiancy Business our business will be smaller and, therefore, we may fail to satisfy the continued listing standards of The NASDAQ Capital Market. In the event that we are unable to satisfy the continued listing standards of The NASDAQ Capital Market, our common stock may be delisted from that market. Any delisting of our common stock from the NASDAQ Capital Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and our business, financial condition and results of operations.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome.

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PROPOSAL NO. 3: THE ASSET SALE

The following discussion is a summary of the material terms of the Asset Sale. We encourage you to read carefully and in its entirety the Asset Purchase Agreement, which is attached to this proxy statement as Annex A for a more complete understanding of the Asset Sale, as it is the legal document that governs the Asset Sale.

General Description of the Asset Sale

If the Asset Sale is completed, Purchaser would purchase all of the assets primarily related to or used in the Radiancy Business for $9.5 million in cash to be paid as described below. The Asset Sale may constitute the sale of substantially all of our assets under Nevada law.

Parties to the Asset Sale

PhotoMedex, Inc. and its subsidiaries Radiancy, Inc., PhotoTherapeutics Ltd. and Radiancy (Israel) Limited

2300 Computer Drive, Building G

Willow Grove, Pennsylvania 19090

(215) 619-3600

PhotoMedex, Inc., re-incorporated in Nevada on December 30, 2010, originally formed in Delaware in 1980, is a global health products and services company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. We provide proprietary products and services that address skin diseases and conditions including acne and photo damage. Our experience in the physician market provides the platform to expand our skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. Through our subsidiary Radiancy, Inc., which was merged into PhotoMedex in 2011, we’ve added a range of home-use devices under the no!no!® brand, for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain. In addition, our professional product line increased its offerings for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

Additional information about the Company can be found on its website at http://www.photomedex.com. The information provided on the Company’s website is not part of this proxy statement/prospectus and is not incorporated herein by reference.

Our common stock is traded on the NASDAQ Stock Market under the symbol “PHMD.” We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC's website at www.sec.gov or free of charge on our website as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

ICTV Holdings, Inc., a wholly-owned subsidiary of ICTV Brands, Inc.

ICTV Brands, Inc.

489 Devon Park Drive, Suite 315

Wayne, PA 19087

(484) 598-2300

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ICTV Brands, Inc. (CNSX:ITV) sells various health, wellness and beauty products as well as miscellaneous consumer products through a number of sales channels throughout the United States and internationally. Seller offers primarily health, beauty and wellness products as well as various consumer products, including DermaWandTM, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital®, a professional quality skin care line that effects superior hydration, the CoralActives® brand of acne treatment and skin cleansing products, Derma Brilliance®, a skin care resurfacing device that helps reduce visible signs of aging, JidueTM, a facial massage device which helps alleviate stress, and Good Planet Super Solution™, a multi-use cleaning agent. Seller acquires the rights to its products that it markets primarily via licensing agreements, acquisition and in-house development and sells both domestically and internationally.

Background of the Asset Sale

The Board and the Company's senior management have from time to time evaluated and considered a variety of strategic alternatives as part of a long-term strategy to increase shareholder value. Below is a chronology relating to the sale of the Radiancy Business.

On November 4, 2014, the Company retained Canaccord Genuity, Inc (“CGI”) to advise the Board in connection with exploring strategic alternatives for any and all of its business units or the company in its entirety, including debt financing, acquisition, merger, consolidation, or debt modification with its senior secured lenders at the time.

On February 12, 2015, in conjunction with the sale of certain of the Company’s other assets and to supplement the efforts of CGI, the Company hired Nomura Securities, Inc. to introduce the Company to potential buyers for the Radiancy Business. The investment bank contacted a total of 151 parties, including financial sponsors and strategic parties, for the sale of the Radiancy Business and/or to provide the Company will additional working capital. Of the parties contacted by the bank, 36 parties signed non-disclosure agreements, but the outreach was unsuccessful and no letters of intent were executed. The engagement with Nomura was terminated on June 17, 2015

Beginning in 2014 and continuing through our entry into the Asset Purchase Agreement, the Company conducted its own search for a buyer of the Radiancy Business. A total of six parties expressed an interest in purchasing the Radiancy Business as described below.

On May 12, 2015, the Company was contacted by Robert Powers, formerly of the investment bank Roth Capital Partners LLC. Mr. Powers is a finder, former investment broker and financial consultant who does not and did not during any of the transactions discussed herein have any financial or contractual relationship with the Company whatsoever. Broadly, he represented the interested parties that entered into strategic discussions with the Company. He is an independent third party who has no financial ties to the Company and who has not and will not receive any financial compensation from the Company for providing potential leads on business combinations to the Company. The Company has had a long standing history with Mr. Powers. He had held several positions with various investment banking firms over the years and, as a sales representative for certain firms, he was a commission representative for bankers who advised the Company on private placements of its securities with institutional and accredited investors. More recently, Mr. Powers held certain advisory roles at times for Mela Sciences, Inc (“Mela”) (now known as Strata Skin Science, Inc) in Mela’s acquisition of the Company’s XTRAC business in June 2015. From June 2015 thru July 2016, Mr. Powers introduced the Company to a number of parties that were interested in either pursuing working capital financing for the Company or were interested in acquiring either the Radiancy Business or the Neova skin care business. The discussions resulted in signing five non-disclosure agreements including the exchange of a significant amount of due diligence about the Company. None of these efforts led to the Company’s receipt of a letter of intent except for, eventually, a letter received from the Purchaser. Below is the background concerning how the Company’s introduction to the Purchaser came about.

On May 26, 2015, Dennis McGrath, President and CFO of the Company, received a call from Mr. Powers. . His purpose was to inquire whether the Company would be interested in meeting with the President of the Purchaser, Mr. Rich Ransom, to explore possible ways for our companies to jointly work together.

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On May 28, 2015, Dennis McGrath, Rich Ransom and Robert Powers had a breakfast meeting at a local Pennsylvania diner to discuss generally ICTV and the Company engaging in merger discussions. That meeting led to the execution of a non-disclosure agreement dated the same day.

On June 4 and June 5, 2015, Dennis McGrath and Dolev Rafaeli, the Chief Executive Officer of the Company, met with the principals of ICTV in the Company’s Orangeburg, New York office to review the Radiancy Business and the ICTV business and to share detailed due diligence materials including detailed financial models, operational metrics, product information (both in the market and in development), patents, trademarks, inventory valuations and tooling equipment, among other materials. Included at the meeting from ICTV was ICTV’s Chief Executive Officer, Kelvin Claney, ICTV’s Chief Financial Officer, Ryan LeBon, and Rich Ransom.

Throughout the period from June 2015 through September 2015, members of the Company’s management team also held a series of meetings with representatives of DSKX to conduct due diligence and exchange information on their respective business products, corporate structures and management teams, business models and plans for future business development. The discussions included modeling several potential methods by which DSKX and the Company could work together with regard to the Company’s various products, including both the consumer products division of the Radiancy Business and the Neova product line held by another subsidiary of the Company. Those discussions included both the acquisition by DSKX of both business lines as well as the possibility that DSKX would purchase the Company’s subsidiaries outright.

On July 2, 2015, Dennis McGrath, Rich Ransom and Ryan LeBon continued their discussions at the Company’s Horsham, Pennsylvania office to review a detailed financial model compiled by Ryan LeBon incorporating the combined historical results and a forecast of potential future possibilities and synergies between the companies. Leading up to this in-person meeting were some explanatory telephone calls between the principals to provide clarification of understanding of the relevant due diligence materials underlying the assumptions built into the financial model being compiled by Mr. LeBon.

On July 30, 2015, at a regularly scheduled quarterly meeting of the Company’s Board, ICTV was discussed as a possible interested party of acquiring the Radiancy Business or engaging in a possible merger with the Company. The board was informed that the nature of a potential transaction was not developed sufficiently to propose a structure.

Meanwhile, the Company was also contacted by representatives of Viatek Consumer Products Group, Inc., which the Company’s subsidiary, Radiancy, Inc., had sued for patent infringement and violation of various marketing statutes. Viatek was interested in discussing a possible resolution of the suit, including the potential for Viatek to acquire the consumer products business.

On September 21, 2015, Rich Ransom called Dennis McGrath to inform the Company that ICTV would prefer not to merge the companies, but would rather propose to license the no!no! brand products and pay the Company, through Radiancy, a future royalty as ICTV would sell the products. The Company informed ICTV that we would not be interested in such a structure as we were in discussions with other parties at that time (DS Healthcare and Viatek). The Company’s discussions with these two parties were for potential transactions that would involve more definitive cash payments to the Company, rather than a prospective royalty-only transaction

On September 22, 2015, the Company met with principals from a second potential third party purchaser, Viatek, to discuss various topics including the ongoing litigation between the parties, and on September 23, 2015, Viatek executed a non-disclosure agreement for purposes of discussing the possible purchase of the Radiancy Business. The Company provided certain information to Viatek throughout the following months to enable Viatek to evaluate possible business combinations involving the Company’s consumer products division.

On October 2, 2015, the Company was introduced by Robert Powers to Hawk Capital which expressed interest in purchasing the Radiancy Business. After a brief exchange of information, the third party elected not to pursue the purchase of the Radiancy Business due to lack of management resources.

On November 2, 2015, the Company executed a non-disclosure agreement with Femme Pharma, an entity interested in purchasing the Radiancy Business. There were brief discussions about the purchase, but discussions did not go further than an introductory meeting with the Femme Pharma’s CEO and a minor exchange of due diligence.

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On November 12, 2015, the Company received a letter of intent from Viatek to purchase the Radiancy Business with a proposed purchase price of $12 million.

On November 20, 2015, the Company received a letter of intent from DSKX to purchase the Radiancy Business for the proposed purchase price of $24.5 million. That purchase price was represented by a note for $4.5 million as well as the issuance of two million shares of preferred stock in DSKX with a liquidation preference of $10.00 per share, for a total stock value of $20 million. The note was to bear interest at the rate of 3% per annum and was payable as follows: $1.5 million upon the closing of the transaction, $2 million plus accrued interest on September 15, 2016, and the remainder plus accrued interest on the third anniversary of the date of issuance of the Note. DSKX also entered into another merger agreement for the Company’s PhotoMedex Technology, Inc. subsidiary, which primarily sold the Neova skincare line of business. Under that agreement, the Company was to receive 8.75 million shares of DSKX common stock, of which 6.0 million shares would be subject to a make-whole adjustment if those 6.0 million shares were not worth $20.0 million based upon a set calculation as of the first anniversary of the proposed transaction’s closing date, DSKX would be required to issue an additional number of shares of DSKX common stock so that the value of the Company’s total shares received under the agreement would be worth an aggregate $20.0 million. This adjustment would not apply if the Company received $50.0 million of aggregate net cash proceeds under both the Radiancy and PhotoMedex Technology Merger Agreements.

On December 2, 2015, Rich Ransom contacted Dennis McGrath to meet at a local Pennsylvania diner to discuss a potential joint venture between our companies. ICTV proposed that each company become an authorized representative and distributor of each other’s products with the purpose of marketing these products into distribution channels that were not currently being sold to by the respective companies. The Company declined to accept this proposal due to the burden of dealing with the logistics of tracking these movements and concern for causing confusion in the marketplace.

On December 29, 2015, the Company signed a non-disclosure agreement with Aerus Health, a company that was introduced to us by Robert Powers. After two weeks of discussion to purchase the Radiancy Business for $20.0 million in cash, representatives from Aerus Health became unresponsive and have not communicated with us since January 15, 2016.

On January 16, 2016, Viatek unexpectedly revised its letter of intent to decrease the purchase price to $8.0 million, payable in installments as follows: (i) $2.0 million payable in cash at closing, (ii) a $2.0 million note payable, and (iii) a contingent $4 million royalty payment. Despite the revised letter of intent, Viatek then continued throughout the following months to periodically negotiate with the Company in an attempt to lower the purchase price even further. Not having come to an agreement, the Company continued its discussions with Viatek while negotiating with DSKX.

After extensive negotiations, on February 19, 2016, the Company and its subsidiaries entered into a series of transactions with DSKX pursuant to which DSKX would become the holding company for Radiancy and another subsidiary of the Company (the “DSKX Merger Transaction”). However, shortly thereafter, on March 23, 2016, DSKX filed a Current Report on Form 8-K with the SEC reporting that its audit committee, after discussion with its independent registered public accounting firm, concluded that the unaudited condensed consolidated financial statements of DSKX for the two fiscal quarters ended June 30, 2015 and September 30, 2015 should no longer be relied upon because of certain errors in such financial statements. To the knowledge of DSKX’s audit committee, the facts underlying its conclusion included that revenues recognized related to certain customers of DSKX did not meet revenue recognition criteria in the two fiscal quarters ended June 30, 2015 and September 30, 2015. Additionally, certain equity transactions in the two fiscal quarters ended June 30, 2015 and September 30, 2015 were not properly recorded in accordance with United States Generally Accepted Accounting Principles and also were not properly disclosed. DSKX further reported in the Form 8-K that it terminated its president and chairman of its board of directors for violations of his fiduciary duties to DSKX. The Company was not advised of this investigation during its negotiations with DSKX or after entering into the DSKX Merger Transaction until the evening of March 21, 2016. On April 12, 2016, the Company sent a Reservation of Rights letter to DSKX. The Notice stated that, based upon the disclosures set forth in DSKX’s public filings and press releases, DSKX was in material breach of various representations, warranties, covenants and agreements set forth in the DSKX Merger Transaction agreements. On May 27, 2016, the Company and its subsidiaries terminated the DSKX Merger Transaction agreements and initiated litigation seeking to recover a termination fee of $3.0 million, an expense reimbursement of up to $750,000 and its liabilities and damages suffered as a result of DSKX’s failures and breaches in connection with each of the transaction documents. As a result of the failure to consummate this transaction and the increased pressure on the Company’s financial condition, the Company began exploring other options to sell certain business lines, which resulted in the sale of the Company’s Neova products line in September 2016.

After the termination of the pending merger with DSKX on May 27, 2016, the Company re-initiated transaction discussions with Viatek for the sale of the Company’s Consumer Division.   Several proposals were submitted by Viatek with various purchase prices and varying terms or cash, promissory notes and royalty provisions.  On July 1, 2016, a proposal was submitted for the purchase of the Company’s Consumer Division for $8.0 million that consisted of a small amount of cash, a promissory note and a royalty stream of payments.  On July 21, 2016, another proposal was submitted for $7.0 million that was more heavily weighted toward a royalty stream of payments.  On August 5, 2016, an letter of intent was received from Viatek that was acceptable to the Company for total consideration of $8million that  included $3million in cash, a promissory note for $2 million, and a royalty stream of payments in the amount of $4 million.  On September 28, 2016, Viatek modified the total consideration reducing it to $6.0 million, at which point the Company terminated discussions with Viatek and signed an Asset Purchase Agreement with ICTV Brands, Inc. on October 4, 2016 in the amount of $9.5 million. The details concerning the timeline of negotiations with ICTV follow.

On August 7, 2016, Dennis McGrath was contacted by Mr. Powers asking whether the Radiancy Business was still available for sale and, if so, at what price we would consider selling the business. The Company informed Mr. Powers that it was about to enter into a letter of intent for the sale of that business, which had been received two days earlier on August 5, 2016, and the price was in the $8.0 million range with a mix of cash, secured notes and royalty payments, and that the Company would only consider another buyer if the price and terms were superior to that benchmark. That letter of intent was a proposed revision to the revised letter of intent from Viatek Consumer Products Group, Inc.

On August 23, 2016, Dennis McGrath was contacted by Rich Ransom to inquire about the availability of the Radiancy Business. He was informed that there was a signed non-binding letter of intent. Mr. Ransom indicated that at a recent meeting of the ICTV board of directors, ICTV’s board had proposed to pursue acquisitions and had stated a belief that they had access to external funding to complete a transaction or a series of transactions and indicated that their first priority was to see if they could acquire the Radiancy Business.

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On August 30, 2016, Dennis McGrath met Rich Ransom, Kelvin Claney, and Ryan LeBon at the Pennsylvania office of ICTV to review certain information about the Company from the information provided by the Company during prior discussions with ICTV and review publicly available information about the Company. Mr. McGrath provided a current update as both parties agreed that the non-disclosure agreement on May 28, 2015 was still effective.

On September 8, 2016, ICTV management and board members and financial advisor Robert Powers met with Dolev Rafaeli and Dennis McGrath at the Company’s offices in Orangeburg, NY to discuss the current status of the Radiancy Business and review due diligence materials to affirm certain financial modeling assumptions made by ICTV. ICTV members included Kelvin Claney, Rich Ransom, Ryan LeBon and, for a portion of the meeting, Mr. Brian Pessin, a shareholder of ICTV (Mr. Pessin’s wife is a member of ICTV’s board, as well). ICTV verbally discussed the outline of an acquisition of the Radiancy Business including general terms that would include some parts cash and some parts royalty, but informed the Company that ICTV would need to secure the necessary financing before moving forward, although they believed that the commitments for such financing would be forthcoming.

On September 12, 2016, the Company’s principals and ICTV’s principals and ICTV’s financial advisor Robert Powers participated in a conference call with ICTV counsel to review a proposed asset purchase agreement (the form of which became the Asset Purchase Agreement). The Company was advised on that call that ICTV counsel had obtained from the SEC website a previously used asset purchase agreement for one of the Company’s prior transactions and used that as a template to begin drafting an agreement between our companies. We informed all parties that the only way management would be comfortable to receive a purchase proposal and present it to our Board would be if their proposal fulfilled the following components: (a) an acceptable asset purchase agreement that ICTV was prepared to sign and was superior to the current letter of intent that the Company had in hand, (b) a transitions services agreement that ICTV was prepared to execute, (c) the consent of more than 50% of ICTV’s shareholders to the transaction, and (d) evidence that ICTV had committed funds to close the transaction and fund their continuing working capital requirements. Included on this call was Dolev Rafaeli, Dennis McGrath, Michele Pupach, in-house counsel for the Company, Kelvin Claney, Rich Ransom, Ryan Lebon, and Lou Bevilacqua, outside counsel for ICTV.

On September 22, 2016, the principals of ICTV and the Company conducted a teleconference to respond to a number of inquiries by ICTV seeking explanation of certain due diligence information shared between August 30 and September 22, 2016. Dolev Rafaeli, Dennis McGrath and Michele Pupach from the Company and Kelvin Claney, Rich Ransom, and Ryan LeBon from ICTV joined this call.

On September 23, 2016, the Company received a preliminary draft of the asset purchase agreement from ICTV’s counsel. The Company and ICTV principals provided comments on each turn of the document resulting in a final agreed upon Asset Purchase Agreement which was executed on October 4, 2016. That execution followed the October 3, 2016 signing of a general release with Viatek which both ended the litigation between Viatek and the Company’s subsidiary, Radiancy, Inc., and also ended the non-binding letter of intent under which Viatek proposed to acquire the consumer business of the Company.

Reasons for the Asset Sale.

The decision by the Board to approve the entry into the Asset Purchase Agreement with ICTV was based on a careful evaluation of the Company's strategic alternatives following an extensive strategic review process with the assistance of our financial and legal advisors. After considering the Company's strategic alternatives, the opportunities for our other businesses that would remain following the sale of the Consumer Business, and considering the advice of the Company's financial and legal advisors, the Board determined that the sale of the Radiancy Business pursuant to the Asset Purchase Agreement was desirable and in the best interests of the Company.

Our Board considered a number of factors before deciding to enter into the Asset Purchase Agreement, including, among other things, the price to be paid by Purchaser, the strategic and financial benefits that the Asset Sale will provide to the Company, the extensive sale process with respect to the Radiancy Business that led to entering into the Asset Purchase Agreement, the future business prospects of the Radiancy Business and the terms and conditions of the Asset Purchase Agreement. Our Board also considered our current financial condition, including that without an imminent injection of cash, we would default on certain outstanding indebtedness that could lead to the Company’s bankruptcy or liquidation.

If the Asset Sale is authorized by the requisite shareholder vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, we will sell substantially all of our assets related to or used in the Radiancy Business to the Purchaser. At closing of the Asset Sale we will receive $3.0 million in cash and at or prior to the 90 th day following the closing date, we will receive $2 million in cash, which payment is contingent upon certain conditions (please see “Risk Factors” above as well as the Asset Purchase Agreement, attached as an exhibit hereto, for a full discussion of such contingencies). We will also be entitled to $4.5 million in cash in the form of future royalty payments made by the Purchaser relating to the Radiance Business. We would retain certain excluded assets of the Radiancy Business and all of the liabilities associated with the Consumer Products as well as all other debts and liabilities of the Company, including expenses related to our Other Businesses, corporate functions, our remaining senior executives, certain corporate vendors and professional advisors and responsibility for ongoing existing litigation.

However, pursuant to the terms of the Asset Purchase Agreement, if we fail to obtain shareholder approval of the Asset Sale Proposal, the Asset Purchase Agreement may be terminated, and, in the event of such termination, the Asset Sale will not occur. As a result, we will likely be unable to pay existing debts and continue operations in their current form, and we may be required to seek bankruptcy protection or liquidation.

Recommendation of Our Board of Directors

The Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable and in the best interests of the Company. This determination was made by a unanimous vote of the members of the Board. The Board unanimously recommends that our shareholders vote  “FOR”  the authorization of the Asset Sale Proposal.

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Activities of PhotoMedex Following the Asset Sale

Following the Asset Sale, the Company will continue to operate the LHE medical device business of Radiancy, Inc., will collect the remaining payments from ICTV under the Letter of Credit, if any, and ongoing royalty, will continue to defend and prosecute the existing litigation involving the Company (including the claim by the Company against DS Healthcare regarding a failed acquisition earlier in 2016), and will consider other strategic investments or alternatives for the Company.

U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. This summary is based upon existing United States federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the "IRS") with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-United States, alternative minimum tax, state, or local tax considerations.

The proposed Asset Sale by us is entirely a corporate action. Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale.

The proposed Asset Sale will be treated as a sale of corporate assets in exchange for cash. The proposed Asset Sale is a taxable transaction for U.S. federal income tax purposes, and we anticipate that we will realize a gain for U.S. federal income tax purposes as a result of the Asset Sale. However, if we realize any gain as a result of the Asset Sale, we anticipate that our tax attributes, including our net operating loss carry forwards, will be available to offset all or a portion of our U.S. federal income tax liability resulting from such gain. The determination of whether we will realize gain or loss on the Asset Sale and whether and to what extent our tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that we will incur a U.S. federal income tax liability as a result of the proposed Asset Sale.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a "sale" by the Company, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Potential Delisting

Because our business will be smaller following the sale of the Radiancy Business, there is a possibility that our common stock may be delisted from The NASDAQ Capital Market if we fail to satisfy the continued listing standards of that market.

No Dissenters' Rights

Shareholders may vote against the authorization of the Asset Sale Proposal, but under Nevada law dissenters' rights are not provided to shareholders in connection with the Asset Sale.

Interests of Certain Persons in the Asset Sale

The Asset Sale will constitute a change of control pursuant to certain outstanding employment agreements and our outstanding equity incentive plan. As a result, certain officers, directors and employees may receive a substantial tangential benefit from the Asset Sale. Specifically, Dr. Dolev Rafaeli, our Chief Executive Officer and a director, and Mr. Dennis McGrath, our President, Chief Financial Officer and a director, each have employment agreements that provide for a variety of benefits upon a change of control. Upon consummation of the Asset Sale, each of Dr. Rafaeli and Mr. McGrath would be permitted to resign for “good reason” and receive the following benefits:

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•	Receipt of their base salary and cash bonuses for the remainder of the term of their employment agreements (each of which are effective through December 31, 2018) - See “Proposal 1: Election of Directors - Executive Compensation” for more information;

•	COBRA payments, life insurance payments, and long and short-term disability coverage;

•	full acceleration of their outstanding equity awards (any outstanding options will remain exercisable until the earlier of the 60-month, or 12-month, anniversary of the respective termination date for each officer, and the option’s expiration date) - See “Proposal 1: Election of Directors - Executive Compensation” for more information;

•	Any other amounts earned, accrued and owing but not yet paid and any benefits accrued and due under any applicable benefit plans and programs.

Additionally, upon termination Dr. Rafaeli's employment for any reason, the Company will pay for his household relocation costs between the U.S. and Israel, all reasonable out of pocket relocation expenses, and the equivalent of economy class airfare tickets of all family members between the U.S. and Israel.

Additionally, the Asset Sale will constitute a change of control pursuant to our 2005 Incentive Plan. Therefore, upon consummation of the Asset Sale, all outstanding restricted stock awards issued under the plan will immediately vest.

The Asset Purchase Agreement

Below and elsewhere in this proxy statement is a summary of the material terms of the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A and which we incorporate by reference into this proxy statement. We encourage you to carefully read the Asset Purchase Agreement in its entirety as the summaries contained herein may not contain all of the information about the Asset Purchase Agreement that is important to you.

The Asset Purchase Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Asset Purchase Agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Asset Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Asset Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedule referenced in the Asset Purchase Agreement that the parties delivered in connection with the execution of the Asset Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Asset Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to shareholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company or any of our affiliates.

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The Asset Sale

Upon the terms and subject to the conditions of the Asset Purchase Agreement, including the satisfaction of the closing conditions, Purchaser will purchase substantially all of the assets of the Company's Radiancy Business. The assets of the Company to be purchased by Purchaser, referred to in this proxy statement as the "acquired assets," include the Consumer Products and the shares of the Radiancy Subsidiaries.

The Purchaser will not purchase, and the Company will retain, certain excluded assets, including:

•	all cash and cash equivalents of the Seller and its affiliates, including deposits of any kind and customer trade receivables;
•	all bank accounts and securities of the Seller and its affiliates (other than the Radiancy Subsidiaries);
•	all intellectual property other than the intellectual property included in the Radiancy Business;
•	the corporate seals, organizational documents, minute books, stock books, tax returns, books of account and other records having to do with the corporate organization, maintenance and existence of the Seller or its affiliates (other than the Radiancy Subsidiaries), all employee-related, employee benefit-related or payroll files or records, other than personnel files of employees that will work for Purchaser upon completion of the Asset Sale, and any other books and records which the Seller is prohibited from disclosing or transferring to Purchaser under applicable legal requirements and are required by applicable legal requirements to retain;
•	those business contracts which provide services to the Seller and its affiliates, including but not limited to contracts with attorneys; accountants and providers of services with regard to the Sellers’ securities;
•	all qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications and taxpayer and other identification numbers, in each case, of the Seller and its affiliates (other than the Radiancy Subsidiaries);
•	all insurance policies of the Seller and its affiliates and all rights to applicable claims and proceeds thereunder;
•	any prepaid items and deferred items or credits and deposits of the Seller and its affiliates, other than any such item included as an asset in the calculation of working capital as defined in the Asset Purchase Agreement;
•	all claims, rights and, with respect to proceedings, causes of action, rights to refunds, rights of recovery, rights of set-off and rights of recoupment, and other rights to any action, suit or claim of any nature available to or being pursued by the Seller or any of its affiliates (other than the Radiancy Subsidiaries), whether arising by way of counterclaim or otherwise, in each case, to the extent such claim or right does not primarily arise out of or relate to the Radiancy Business (whether an asset or liability of the Radiancy Business);
•	the rights which accrue or will accrue to the Seller under the Asset Purchase Agreement, the transaction documents or the transfer documentation in respect of the securities of the Radiancy Subsidiaries;
•	all rights to the phone numbers for all employees of the Seller or its affiliates who are not employees that the Purchaser is compelled to make employment offers to and the main phone number of the Company;
•	all rights to the e-mail addresses of the Seller and its affiliates;
•

all rights to the Internet website domain names of the Seller and its affiliates (except (i) those Internet website domain names specifically listed on the intellectual property disclosure statement included in the Asset Purchase Agreement, and (ii) any other Internet website domain names that include any of the words “nono,” “cleartouch,” or “kyrobak,” but do not include any of the words “PhotoMedex,” “PHMD,” “Radiancy” or any part thereof or any other names confusingly similar thereto);

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•	all rights of the Seller and its affiliates to the Avalara, Avalara TAX, Interplx, OptionTrax and ADP software programs;
•	all furniture and furnishings, office equipment and supplies, computers and related equipment and telephones used exclusively by each employee of the Seller or its affiliates who is not an offered employee;
•	the cabinets and equipment located in the Orangeburg, NY office which contain the general records and corporate records for Radiancy, Inc.
•	all tax, audit and files related to Sarbanes Oxley;
•	the records in archive storage (other than books and records that otherwise constitute Radiancy Assets);
•	the permits of the Seller or its affiliates not associated with the Radiancy Business, including corporate income and franchise tax registrations; sales and use tax registrations; employment withholding, unemployment tax and other employment-related registrations; registrations to do business as filed with the Secretaries of State of various states; registrations with the SEC and various securities agencies; memberships and registrations with business groups and industry organizations; and registrations related to products and business lines which are not part of the Radiancy Business, including FDA-issued 501(k) Clearances related to Radiancy’s professional LHE line of products;
•	the employee benefit plans and the 401(k) savings plans of PhotoMedex, Inc., Radiancy, Inc. and PhotoMedex Technology, Inc., and all rights in connection with any assets thereof;
•	all refunds, rebates, credits and similar items relating to taxes (i) of the Seller or its affiliates, or (ii) arising out of, or relating to, the Radiancy Business to the extent attributable to pre-closing tax periods;
•	all tax returns and tax records of the Seller and its affiliates, other than copies of tax returns of the Radiancy Subsidiaries that are filed on a separate entity (i.e., standalone) basis;
•	all email and computer servers and the attendant hardware located at the offices of Radiancy, Inc., Radiancy (Israel) Ltd. and Photo Therapeutics Ltd.; save that Purchaser is entitled to a copy of records regarding the Radiancy Business;
•	all software programs used to conduct the business of the Company corporate group, including the Priority financial and accounting system, and the Avalara tax reporting system;
•	all assets directly related to the Radiancy professional products line, including inventory, intellectual property, tooling and records;
•	all accounting and financial records of the corporate group, including those of PhotoMedex, Inc.; Radiancy, Inc.; Radiancy (Israel) Ltd.; and Photo Therapeutics Ltd.; and
•	all other assets and properties that do not constitute assets of the Radiancy Business.

The Purchaser will not assume any of the liabilities relating to the Radiancy Business except for the liabilities of the Radiancy Subsidiaries.

Consideration to be Received by PhotoMedex

The consideration for the Asset Sale will be $9.5 million in cash to be paid as follows:

•	Purchaser placed three million dollars ($3,000,000) in immediately available funds in an escrow account in Purchaser’s counsel’s IOLTA Trust Account to be held by Purchaser’s counsel as escrow agent under the Escrow Agreement. These funds will be paid to the Company on the closing date of this transaction.

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•	On or before the ninetieth (90th) day following the closing date of this transaction, Purchaser will pay the Company two million dollars ($2,000,000) in immediately available funds (such amount is guaranteed by a letter of credit for the benefit of the Company made by a third party - See “Risk Factors”).
•	The remaining four million five hundred thousand dollars ($4,500,000) will be paid by Purchaser to the Company under a continuing royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by Purchaser or its affiliates from sales of the Consumer Products commencing with net cash actually received by the Purchaser or its affiliates from and after the closing date of this transaction and continuing until the total royalty paid to the Company reaches that amount. Royalty payments will be made on a monthly basis in arrears within thirty days of each month end. The Company will receive thirty five percent (35%) of net cash actually received by Purchaser through Consumer Products sold through live television promotions less certain deductions and six percent (6%) of all other sales of Consumer Products.

Indemnification by Purchaser

From and after the closing of the Asset Sale, Purchaser will indemnify, hold harmless and reimburse the Company and its affiliates, officers, directors, agents, successors and assigns from and against and in respect of any and all losses, damages, costs, expenses (including any reasonable and documented attorneys' fees), fines, penalties, disbursements and amounts paid in settlement, collectively referred to herein as "losses," which any such indemnified party may actually suffer or incur to the extent arising out of or related to (i) any breach by Purchaser of any representation or warranty of Purchaser contained in the Asset Purchase Agreement or any other transaction document, (ii) any breach by Purchaser of any covenant or other obligation or agreement of Purchaser contained in the Asset Purchase Agreement or any other transaction document, and (iii) the assumed liabilities.

Indemnification by PhotoMedex

From and after the closing of the Asset Sale, the Company will indemnify, hold harmless and reimburse Purchaser and its affiliates, officers, directors, agents, successors and assigns, collectively referred to in this Proxy Statement as the "Purchaser indemnified parties," from and against and in respect of any and all losses which any such indemnified party may actually suffer or incur to the extent arising out of or related to (i) any breach by any Seller of any representation or warranty of such Seller company contained in the Asset Purchase Agreement or any other transaction document, (ii) any breach by any Seller of any covenant or other obligation or agreement contained in the Asset Purchase Agreement or any other transaction document, (iii) the excluded liabilities and (iv) any liability of any Seller which is not an assumed liability and which is imposed upon the Purchaser under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability so long as such liability arises out of the ownership, use or operation of the assets included among the Radiancy Business, or the operation or conduct of the Radiancy Business prior to the closing.

Indemnification Generally

The indemnification provisions in the Asset Purchase Agreement are subject to certain limitations as described therein, including limitations relating to the maximum aggregate liability that both the Purchaser and the Company may be liable for. Additionally, payments made as a result of indemnification will be treated as adjustments to the purchase price and, in the case of payments due to the Purchaser, may be set-off by adjusting the amount due to the Company under royalty payments.

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Description of Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by the Company regarding, among other things:

•	our corporate organization and power, qualification and good standing;
•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;
•	the accuracy of our financial statements included in our reports filed with the SEC;
•	our indebtedness and the absence of any undisclosed liabilities;
•	the absences of any changes to the Radiancy Business since our last public report filed with the SEC;
•	title to the acquired assets and their condition;
•	compliance with any applicable laws;
•	the absence of litigation and regulatory action;
•	tax compliance and related matters, with respect to the Radiancy Business, the acquired assets and the purchased subsidiaries;
•	environmental matters;
•	intellectual property;
•	material contracts related to the Radiancy Business;
•	insurance policies;
•	affiliate transactions;
•	regulatory matters, including relating to the Food and Drug Administration and compliance with the Foreign Corrupt Practices Act;
•	accounting and disclosure controls; and
•	absence of litigation.

In addition, the Asset Purchase Agreement contains certain representations and warranties made by the Purchaser regarding, among other things:

•	our corporate organization and power, qualification and good standing;
•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;
•	absences of any required consents;
•	absences of litigation; and
•	solvency.

Description of Covenants

The Purchaser and Seller also agreed to certain covenants and other agreement in the Asset Purchase Agreement, including with respect to:

•	making public announcements and filing documents with the SEC;
•	the payment of expenses and taxes related to the Asset Sale;
•	access to documents following closing of the Asset Sale;
•	the hiring of Company employees and the adoption of Company benefit plans by the Purchaser;
•	non-solicitation (that the Company will not solicit Purchaser’s employees for employment or other services for a period of five years);
•	non-competition (that the Company will not compete with the Purchaser with respect to the Radiancy Business for a period of five years);
•	the name of the Company and its subsidiaries;

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•	the delivery by the Company of notices and consents that the Purchaser may request in connection with the Asset Sale;
•	the operation and preservation of the Radiancy Business prior to closing (including any notice regarding a development to the Radiancy Business); and
•	the obtaining of shareholder approval for the Asset Sale.

The Company also agreed not to solicit, initiate or encourage any third parties to acquire any capital stock or voting securities or assets of the Company that conflicts with the Asset Purchase Agreement.

Conditions to the Asset Sale

The closing of the Asset Sale is subject to customary closing conditions, including, without limitation, the accuracy of all representations and warranties of the Purchaser and Seller, the performance of all covenants of the Purchaser and Seller, the receipt of all authorizations, consents and approvals of all governmental authorities or agencies or any required consents of third parties, delivery of all documents required for the transfer of the acquired assets, including all intellectual property assignments and lease assignments and the requisite approvals of the shareholders of the Company and Purchaser.

Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated by mutual written consent of the parties, by Purchaser or Seller if there has been a material misrepresentation or a breach of any covenant or agreement contained in the Asset Purchase Agreement by the other party if such material misrepresentation or breach has not been promptly cured after at least fourteen (14) day’s written notice by the non-offending party, or by Purchaser or Seller if the other party has not met the conditions to closing contained in the Asset Purchase Agreement by February 1, 2017.

Other Agreements

The parties to the Asset Sale entered into the Escrow Agreement as described above. Under the Escrow Agreement, the Purchaser deposited $3,000,000 of the purchase price into an escrow account which will be released to the Company upon closing.

Additionally, the parties entered into a transition services agreement. Under the Transition Services Agreement, the Company will continue to provide certain accounting, benefit, payroll, regulatory, IT support and other services to Purchaser for periods ranging from approximately three to up to nine months following the closing. During those periods, Purchaser will arrange to transition the services it receives to its own personnel. In consideration for such services, Purchaser will pay to the Company the documented costs and expenses incurred by the Company in connection with the provision of those services and the documented lease costs including monthly rental and any utility charges incurred under the applicable leases and will reimburse the Company for the documented costs and expenses incurred for the continued storage of inventory and raw materials at warehouse locations, and for services for fulfilling and shipping orders for such inventory and the payroll, employment-related taxes, benefit costs and out of pocket expenses paid to or on behalf of employees. The Purchaser will also have the right to continue occupying certain portions of the Orangeburg, New York facility of the Company’s Radiancy, Inc. subsidiary for a period of time.

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Consummation of the Asset Sale

We expect to complete the Asset Sale as promptly as practicable after our shareholders authorize the Asset Sale Proposal, assuming the satisfaction or waiver of all other conditions prior to such time.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 3 TO AUTHORIZE THE ASSET SALE.

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Selected Financial Data

You should read the following selected historical consolidated financial data in conjunction with the consolidated financial statements of PhotoMedex as of December 31, 2015 as filed in the Company’s Annual Report (Form 10-K) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which is enclosed with this proxy, and the consolidated financial statements of PhotoMedex as of December 31, 2014, 2013, 2012 and 2011 and the Company’s Quarterly Reports (Form 10-Q) for the nine months ended September 30, 2016 and 2015, which are available on the Company’s website, www.photomedex.com, in the Company’s Annual Reports (Forms 10-K) and Quarterly Reports (Forms 10-Q) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 as filed for the relevant periods. The selected historical consolidated statements of operations data for the five-year period ended December 31, 2015 and the selected historical consolidated balance sheet data as of December 31, 2015, 2014, 2013, 2012 and 2011 have been derived from the audited consolidated financial statements of PhotoMedex. The selected historical consolidated statement of operations data for the nine months ended September 30, 2016 and 2015 and the selected historical consolidated balance sheet data as of September 30, 2016 and 2015 have been derived from the unaudited condensed consolidated financial statements of PhotoMedex. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, which PhotoMedex considers necessary for a fair presentation of the information set forth therein. Operating results for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2016.

As set forth below and in the risk factors beginning on page 45, our financial condition as of September 30, 2016 raises substantial doubt about our ability to continue as a going-concern, particularly should the Asset Sale not be completed.

As of September 30, 2016, we had an accumulated deficit of approximately $117 million. To date, we have dedicated most of our financial resources to sales and marketing, general and administrative expenses and research and development. Our cash and cash equivalents as of September 30, 2016 were approximately $1.6 million, including restricted cash of approximately $342 thousand. We have historically financed our activities with cash from operations, the private placement of equity and debt securities, borrowings under lines of credit and in the most recent periods with sale of certain assets and business units. We will be required to obtain additional liquidity resources in order to support its operations. We are addressing our liquidity needs by seeking additional funding from lenders as well as selling certain of its product lines to a third party. There are no assurances, however, that we will be able to obtain an adequate level of financial resources required for the short and long-term support of its operations.

These conditions raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements as reported on Form 10-Q for the period ending September 30, 2016  do not include any adjustments to reflect the possible future effects on recoverability and classification of liabilities that may result from the outcome of this uncertainty. If we cannot raise these funds or complete the Asset Sale, we could be forced into bankruptcy or liquidation. See Note 1, “The Company: Liquidity and Going Concern” in the Quarterly Report on Form 10-Q for the period ended September 30, 2016 for more information.

On September 23, 2016, the Company affected a 1-for-5 reverse stock split of our outstanding common stock, which we refer to herein as the “reverse split.”  Our authorized common stock and the par value of our common stock were not impacted by the reverse split.  Any reference in this proxy statement to our capitalization and other matters pertaining to our common stock, relate to our capitalization and common stock after giving effect to the reverse split. See Item 1-A Risk Factors, “Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing” in the Quarterly Report on Form 10-Q for the period ended September 30, 2016 for more information.

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	Year Ended December 31,
	(In thousands, except per-share data)
	2015	2014	2013[1]	2012[1]	2011[1]
Statement of Operations Data:
Revenues	$75,890	$132,959	$224,664	$220,651	$132,082
Costs of revenues	18,425	26,464	45,035	46,642	26,296
Gross profit	57,465	106,495	179,629	174,009	105,786
Selling, general and administrative	74,898	125,880	154,278	143,817	107,377
Impairment 21,481 (2015) Engineering and product development	1,313	1,820	3,306	2,914	1,057
Income (loss) from continuing operations before financing income (expense) and interest	(40,225)	(21,205)	22,045	27,278	(2,648)
Interest and other financing income (expenses), net	(1,402)	(4,372)	702	(351)	(68)
Income (loss) from continuing operations before tax expense (benefit)	(41,627)	(25,577)	22,747	26,927	(2,716)
Income tax (expense) benefit	(1,794)	36,312	(4,370)	(4,438)	2,022
Income (loss) from continuing operations	$(39,833)	$(61,889)	$18,377	$22,489	$(694)
Discontinued operations:
Loss from discontinued operations	(4,131)	(15,009)	-	-	-
Estimated gain (loss) on sale of discontinued operations	9,410	(44,598)	-	-	-
Net income (loss)	$(34,554)	$(121,496)	$18,377	$22,489	$(694)

Basic net income (loss) per share:
Continuing operations	$(9.85)	$(16.35)	$4.50	$5.50	$(0.30)
Discontinued operations	$1.30	$(15.70)	$0.00	$0.00	$0.00
Basic net income (loss) per share (1)	$(8.55)	$(32.05)	$4.50	$5.50	$(0.30)

Diluted net income (loss) per share:
Continuing operations	$(9.84)	$(16.35)	$4.45	$5.40	$(0.30)
Discontinued operations	$1.30	$(15.70)	$0.00	$0.00	$0.00
Diluted net income (loss) per share	$(8.55)	$(32.05)	$4.45	$5.401.08	$(0.30)
Shares used in computing net income (loss) per share
Basic	4,050	3,788	4,132	4,153	2,321
Diluted	4,050	3,788	4,132	4,153	2,321
Balance Sheet Data (At Period End):
Cash and cash equivalents and short-term deposits	$3,302	$10,436	$59,501	$62,348	$16,549
Working capital	6,460	25,537	83,058	95,677	30,768
Total assets	34,374	187,763	220,108	211,890	144,331
Long-term debt (net of current portion)	0	37,768	82	-	8
Other long-term liabilities	642	1,254	3,640	4,067	2,405
Stockholders' equity	$12,697	$42,265	$160,361	$167,327	$110,725

(1)	The financial statements of operations data presented above for the years 2011, 2012, and 2013 have not been restated to reflect the discontinued operations that occurred in 2015.

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	Nine Months Ended September 30,
	(In thousands, except per-share data)
	2016	2015
Statement of Operations Data:
Revenues	$29,734	$58,595
Costs of revenues	7,595	13,914
Gross profit	22,139	44,681
Selling, general and administrative	28,548	58,834
Impairment 3,518 (2016) Loss on sale of assets 2,574 (2016) Engineering and product development	983	967
Income (loss) from continuing operations before financing income (expense) and interest	(13,484)	(15,120)
Interest and other financing income (expenses), net	(537)	(936)
Income (loss) from continuing operations before tax expense (benefit)	(14,021)	(16,056)
Income tax (expense) benefit	(506)	2,919
Income (loss) from continuing operations	$(14,527)	$(13,137)
Discontinued operations:
Loss from discontinued operations	(125)	(6,708)
Estimated gain (loss) on sale of discontinued operations	-	10,783
Net income (loss)	$(14,652)	$(9,062)

Basic net income (loss) per share:
Continuing operations	$(3.48)	$(3.29)
Discontinued operations	$(0.03)	$1.02
Basic net income (loss) per share	$(3.51)	$(2.27)

Diluted net income (loss) per share:
Continuing operations	$(3.48)	$(3.29)
Discontinued operations	$(0.03)	$1.02
Diluted net income (loss) per share	$(3.51)	$(2.27)
Shares used in computing net income (loss) per share
Basic	4,173	3,992
Diluted	4,173	3,992
Balance Sheet Data (At Period End):
Cash and cash equivalents and short-term deposits	$1,294	$3,373
Working capital	(2,342)	7,568
Total assets	18,883	62,578
Long-term debt (net of current portion)	0	0
Other long-term liabilities	274	16
Stockholders' equity	$(1,392)	$38,452

(1)	For all periods, all common stock equivalents and convertible issues are antidilutive and, therefore, are not included in the weighted shares outstanding during the years in which PhotoMedex incurred net losses. Share amounts and basic and diluted net loss per share amounts shown on the condensed statements of operations have been adjusted to reflect the 1-for-5 reverse stock split effective September 23, 2016.

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Summary Unaudited Pro Forma Condensed Financial Data

The following unaudited pro forma condensed consolidated financial data are presented to illustrate the effect of PhotoMedex, Inc.’s pending transaction with ICTV Brands, Inc. for the sale of PhotoMedex’s consumer division. The consideration consists of $5.0 million in cash, of which $3.0 million is due at closing and $2.0 million is due 90 days after closing, plus a $4.5 million in royalty payments against future sales by the acquirer of the PhotoMedex product portfolio.

The following unaudited pro forma condensed consolidated balance sheet data as of September 30, 2016 is presented as if the transaction had occurred on September 30, 2016. The following unaudited pro forma condensed consolidated statements of operations data for the year ended December 31, 2015 and the nine months ended September 30, 2016 are presented as if the transaction occurred on January 1, 2015. In order to derive the pro forma consolidated balance sheet data, the historical consolidated results of the Company have been adjusted to eliminate the assets and liabilities attributable to the Division that are part of the sale transaction with ICTV Brands, Inc. For pro forma condensed consolidated statement of operations data, the historical results have been adjusted by eliminating the results of the operations of the Division.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the transaction been consummated on the dates indicated, and should not be construed as being representative of the Company's future results of operations or financial position. The Division's assets, liabilities and results of operations presented herein were derived from the Division's historical financial statements, not included in this proxy.

The unaudited pro forma condensed consolidated financial statement data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and on the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, as previously filed with the Securities and Exchange Commission.

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Condensed statement of operations data:	(In thousands except for share and per share data)
	Year ended December 31, 2015			Nine Months ended September 30, 2016
	(unaudited)			(unaudited)
	Historical	Consumer Division Disposition [1]	Pro Forma	Historical	Consumer Division Disposition [1]	Pro Forma

Revenues	$75,890	$67,569	$8,321	$29,734	$25,724	$4,010
Cost of revenues	18,425	14,733	3,692	7,595	5,412	2,183

Gross profit	57,465	52,836	4,629	22,139	20,312	1,827

Operating expenses:
Engineering and product development	1,313	1,192	121	983	779	204
Selling and marketing	57,412	53,184	4,228	18,757	16,677	2,080
General and administrative	17,484	0	17,484	9,791		9,791
Impairment of goodwill and intangible assets	21,481	15,654	5,827	3,518	3,518	0
Loss on sale of assets	0	0	0	2,574	0	2,574
	97,690	70,030	27,660	35,623	20,974	14,649
Loss from continuing operations before interest and other financing expense, net	(40,225)	(17,194)	(23,031)	(13,484)	(662)	(12,822)
Interest and other financing expense, net	(1,402)	0	(1,402)	(537)	0	(537)
Loss from continuing operations before income taxes	(41,627)	(17,194)	(24,433)	(14,021)	(662)	(13,359)
Income tax benefit (expense)	1,794	0	1,794	(506)	0	(506)

Loss from continuing operations	(39,833)	(17,194)	(22,639)	(14,527)	(662)	(13,865)

Discontinued operations:
Loss from discontinued operations, net of taxes	(4,131)	0	(4,131)	(125)	0	(125)
Gain on sale of discontinued operations, net of taxes	9,410	0	9,410	-	0	-

Net loss	$(34,554)	$(17,194)	$(17,360)	$(14,652)	$(662)	$(13,990)

Basic and diluted net loss per share:
Continuing operations	$(9.84)		$(5.59)	$(3.48)		$(3.32)
Discontinued operations	1.30		1.30	(0.03)		(0.03)
	$(8.54)		$(4.29)	$(3.51)		$(3.35)

Shares used in computing basic and diluted net loss per share [2]	4,049,518		4,049,518	4,173,146		4,173,146

1 Consumer division represents the business segment information reflected in the Company’s Quarterly Reports on Form 10-Q and the Company’s Annual Report on Form 10-K. Unallocated operating expenses include costs that are not specific to a particular segment but are general to the group; included are expenses incurred for administrative and accounting staff, general liability and other insurance, professional fees and other similar corporate expenses. Interest and other financing income (expense), net is also not allocated to the operating segments. Unallocated assets include cash and cash equivalents, prepaid expenses and deposits.

2 shares used in computing per share amounts reflect the 1-for-5 reverse stock split effective September 23, 2016

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	(In thousands)
Balance Sheet Data:
	December 31, 2016			September 30, 2016
	(unaudited) [1]			(unaudited)
	Historical	Consumer Division Disposition	Pro Forma	Historical	Consumer Division Disposition	Pro Forma

Current Assets	$27,495	($3,509)	$23,986	$17,659	($2,580)	$15,079
Working Capital	6,460	(3,509)	2,951	(2,342)	(2,580)	(4,922)
Total Assets	34,374	(7,743)	26,631	18,883	(3,338)	15,545
Long term debt (net of current portion)	-	-	-	-	-	-
Stockholders' equity	12,697	(7,743)	4,954	(1,392)	(3,338)	(4,730)

1 derived from audited financial statements

2. Cash received at closing of $ 3 million and $2 million recorded as a receivable and secured by a letter of credit due 90 days after closing

3. Consumer Division inventory as of December 31, 2015 is approximately $8,509, net

4. Consumer Division inventory as of September 30, 2016 is approximately $7,580, net

5. Consumer Division property and equipment as of December 31, 2015 is approximately $938

6. Consumer Division property and equipment as of September 30, 2016 is approximately $758

7. Total assets for December 31, 2015 are decreased to reflect the impairment expense incurred in September 2016 directly related to the ICTV transaction in the amounts of $1,039 for intangibles and $2,257 for goodwill, both as reported in the Company quarterly report for the period ending September 30, 2016 filed on Form 10-Q with the SEC

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PROPOSAL NO. 4 - APPROVAL TO ADJOURN THE ANNUAL MEETING

The Board has determined that the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the proposals described herein, is advisable and in the best interests of the Company and its shareholders and has approved the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the proposals described herein.

Vote Required; Recommendation of the Board of Directors

The Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

The Board recommends a vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals.

69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects, as of October 14, 2016, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner. The foregoing has been adjusted to reflect the one-for-five reverse stock split effected by the Company on September 23, 2016.

Name and Address Of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Lewis C. Pell (2)	424,064	9.60%
Yoav Ben-Dror (3)	310,685	7.03%
Dolev Rafaeli (4)	170,375	3.86%
Dennis M. McGrath (5)	78,768	1.78%
James W. Sight (6)	0	* %
Stephen P. Connelly (7)	3,305	* %
Trevor Harris (8)	1,000	* %
Dan Amiram (9)	1,000	* %
Katsumi Oneda (10)	265,033	6.00%
Shlomo Ben-Haim (11)	361,253	8.18%

All directors and officers as a group (six persons) (12)	990,062	22.41%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable or exercisable, within 60 days of October 14, 2016, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 4,418,266 shares of common stock outstanding as of October 14, 2016.

(2)	Includes 281,064 shares of common stock, 120,000 shares held by trusts with respect to which Mr. Pell may be deemed to have beneficial ownership and warrants to purchase 23,000 shares of common stock. Mr. Pell's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(3)	Includes 299,185 shares of common stock beneficially owned, and warrants to purchase 11,500 shares of common stock. Dr. Ben-Dror's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(4)	Includes 116,025 shares of common stock, 33,750 additional shares of common stock subject to restriction agreements with us and vested options to purchase 20,600 shares of common stock. Does not include unvested options to purchase up to 16,800 shares of common stock, which may vest more than 60 days after October 14, 2016.

70

(5)	Includes 26,528 shares of common stock, 24,750 additional shares of common stock subject to restriction agreements with us, and vested options to purchase 27,490 shares of common stock. Does not include options to purchase up to 11,400 shares of common stock, which may vest more than 60 days after October 14, 2016.

(6)	Mr. Sight’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(7)	Includes 3,138 shares of common stock, and options to purchase up to 167 shares of common stock. Mr. Connelly’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(8)	Includes 1,000 shares of common stock. Dr. Harris’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(9)	Incudes 1,000 shares of common stock. Dr. Amiram’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(10)	Includes 201,033 shares of common stock and 64,000 shares held by trusts with respect to which Mr. Oneda may be deemed to have beneficial ownership. Mr. Oneda’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(11)	Shlomo Ben-Haim is, or may be deemed to be, the beneficial owner of 361,253 shares of common stock. Of the 361,253 shares, 230,772 shares are owned by Eastnet Investment Limited and the remaining shares are owned by Mr. Ben-Haim. Mr. Ben-Haim has voting and/or dispositive power over shares held by Eastnet Investment Limited. Mr. Ben-Haim's address is 8 Kensington Palace Gardens, London W84QP, United Kingdom. Eastnet Investment Limited's address is Nerine Chambers, PO Box 905, Road Town, Tortola, British Virgin Islands.

(12)	Includes 900,440 unrestricted shares of common stock, including 120,000 held by trusts, and 82,757 restricted shares of common stock warrants to purchase 82,590 shares of common stock and vested options to purchase 167 shares of common stock. Does not include options to purchase up to 28,200 shares of common stock, which may vest more than 60 days after October 14, 2016.

71

SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than 120 days before January 12, 2018 in order to be considered for inclusion in the proxy statement relating to that meeting. In the event, however, that we change the meeting date for the next annual stockholders meeting by more than 30 days from December 29, 2017 we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals of our stockholders submitted outside the processes of Rule 14a-8 must have been received by us no later than September 13, 2017. If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2017 annual meeting.

You may write to Michele Pupach, Corporate Counsel, at our principal executive office, 2300 Computer Drive, Building G, Willow Grove, Pennsylvania 19090, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the Board intends to present or knows that others will present at the Meeting is as set forth above. If any other matter or matters are properly brought before the Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY STATEMENT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more shareholders reside (" Householding "). Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A shareholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a shareholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each shareholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Shareholders may also obtain a separate proxy statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to PhotoMedex, Inc., Attn: Corporate Secretary, 2300 Computer Drive, Building G, Willow Grove, Pennsylvania 19090, or by calling us at 215-619-3600. We will promptly deliver a copy of this proxy statement upon request. Householding does not apply to shareholders with shares registered directly in their name.

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WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. The Company's filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov .

The SEC allows us to "incorporate by reference" into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and
•	Current Reports on Form 8-K filed on April 5, 2016, April 12, 2016, May 5, 2016, May 31, 2016, September 6, 2016, September 13, 2016, September 20, 2016, October 5, 2016 and October 11, 2016.

Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 and 8.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement. In addition, statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to PhotoMedex, Inc., Attn: Corporate Secretary, 2300 Computer Drive, Building G, Willow Grove, Pennsylvania 19090, or by calling us at 215-619-3600. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [ ], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

73

ASSET PURCHASE AGREEMENT

by and among

ICTV BRANDS INC.

ICTV HOLDINGS, INC.,

PhotoMedex, Inc.,

RADIANCY, INC.,

PHOTOTHERAPEUTICS LTD.,

and

RADIANCY (ISRAEL) LIMITED

Appendix I	-	Assumed Liabilities
Appendix II	-	Business Assets
Appendix III	-	Excluded Assets
Disclosure Letter

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of October 4, 2016, (the “ Execution Date ”) by and among ICTV Brands Inc. , a Nevada corporation (“ Parent ”); ICTV Holdings, Inc. , a Nevada corporation (“ Purchaser ”); PhotoMedex, Inc. , a Nevada corporation (“ PHMD ”); Radiancy, Inc. , a Delaware corporation (“ Radiancy ”), PhotoTherapeutics Ltd ., a private limited company limited by shares, incorporated under the laws of England and Wales (“ PHMD UK ”), and Radiancy (Israel) Limited , a private corporation incorporated under the laws of the State of Israel (“ Radiancy Israel ” and, together with PHMD, Radiancy, and PHMD UK, the “ Sellers ” and each, a “ Seller ”). Parent, Purchaser and the Sellers are each sometimes referred to herein as a “ Party ” and, collectively, as the “ Parties .” Capitalized terms which are used but not otherwise defined herein are defined in Section 1.1 below.

INTRODUCTION

This Agreement is being entered into by the Parties with reference to the following:

A.           As of the date hereof, each of the Sellers directly own and operate divisions that manufacture, sell and distribute the Consumer Products used in the Business;

B.           As of the date hereof, the Sellers directly or indirectly own all of the issued, subscribed and paid-up share capital (the “ Securities ”) of Radiancy (HK) Limited , a private limited company limited by shares, incorporated under the laws of Hong Kong (the “ Hong Kong Foreign Subsidiary ”), and LK Technology Importaçăo E Exportaçăo LTDA , a private Sociedade limitada formed under the laws of Brazil (the “ Brazilian Foreign Subsidiary ” and together with the Hong Kong Foreign Subsidiary, the “ Foreign Subsidiaries ”);

C.           The Sellers, together with one or more direct or indirect owned Subsidiaries of the Sellers, including the Foreign Subsidiaries, own, sell and distribute all of the Business Assets; and

D.           The Parties desire to enter into this Agreement pursuant to which the Sellers agree to sell, or cause to be sold, to Purchaser, and Purchaser agrees to purchase from the Sellers, and one or more of the direct or indirect Subsidiaries of the Sellers, as the case may be, all of the Transferred Assets primarily used in or necessary for the operation of the Business on the terms and subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1           Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “ control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “ controlled ” and “ controlling ” have meanings correlative thereto.

“Assumed Liabilities” means the liabilities and obligations relating to or associated with the Business, but only to the extent such liabilities and obligations are listed on Appendix I .

“Business” means the manufacture, production and world-wide sale and distribution of the Consumer Products.

“Business Assets” means all right, title, and interest in and to all of the assets of each Seller, including (i) all Inventory; (ii) all customer and supplier lists; (iii) all current and future Intellectual Property; (iv) all products currently in development including all related materials, supporting documentation, forecasts, and third party reports; (v) all property, plant and equipment used in manufacturing and ongoing maintenance of the Business, including all tangible personal property and tooling used to manufacture the Consumer Products; (vi) purchase orders, agreements, contracts, instruments, other similar arrangements and rights thereunder, including the Contracts listed in Section 3.14(a) of the Disclosure Letter, agreements with HSN in the United States, QVC in the European Union and The Shopping Channel (TSC) in Canada with programs in place for 2017 (in each such case (HSN, QVC and TSC) to the extent consent to assignment has been obtained or is not necessary and, if not obtained, subject to Section 2.5 hereof), and residual or other rights under purchase and sale agreements to which any Seller is a party, including, without limitation the rights of PHMD to continue to sell certain Neova products in accordance with Section 10.5 of that certain Asset Purchase Agreement, dated August 30, 2016 among PHMD and the other parties thereto (to the extent consent to assignment has been obtained or is not necessary and, if not obtained, subject to Section 2.5 hereof); (vii) noncompetition agreements or provisions of Seller’s employees; (viii) leases, subleases, and rights thereunder with respect to both real and personal property; (ix) claims, deposits, rebates, discounts earned, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment; (x) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and Governmental Entities; (xi) books, records, ledgers, files, documents, correspondence, lists, catalogs, advertising and promotional materials, studies, reports, customer lists (provided that the Sellers may retain a copy of all customer records to be used in connection with the audit of the financial statements of the Sellers and such other matters as may arise), and other printed or written material (but excluding the corporate minute books of the Sellers); (xii) those additional assets and properties otherwise listed on Appendix II ; and (xiii) the goodwill associated therewith, held by the Sellers or held by the Foreign Subsidiaries, wherever located, to the extent such assets or properties are primarily used in or necessary for the operation of the Business, but, in each case, specifically excluding the Excluded Assets. For the avoidance of doubt, the business assets to be purchased by the Purchaser do not include cash or cash equivalents nor deposits of any kind nor any customer trade receivables.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in New York, NY are authorized or required by Legal Requirement or other governmental action to close.

“Business Employee” means an employee, officer, director or other service provider of the Sellers who is primarily or exclusively engaged in providing services to the Business.

“Business Intellectual Property” means all Intellectual Property of the Sellers, the Foreign Subsidiaries or any other direct or indirect Subsidiary of the Sellers, to the extent such Intellectual Property is primarily used in, or otherwise necessary for, the operation of the Business, including, without limitation, the Intellectual Property listed on Section 3.11(a) of the Disclosure Letter.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consumer Business Vendor Contracts” means all vendor and supplier Contracts that are primarily used in or necessary for the Business, including the Contracts with vendors and suppliers listed on Section 3.14(a) of the Disclosure Letter which are being assigned to Purchaser.

“Consumer Products” means proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain; which products are sold and distributed to traditional retail, online and infomercial outlets for home-use products and include, without limitation, the following: (a) no!no! Hair, (b) no!no! Skin, (c) no!no! Face Trainer, (d) no!no! Glow, (e) Made Ya Look, (f) no!no! Smooth Skin Care, (g) Kryobak, and (h) ClearTouch.

“Contract” means any agreement or contract or other binding obligation, commitment or undertaking whether written or verbal.

“Disclosure Letter” means the Disclosure Letter delivered by the Sellers to Purchaser concurrently with the execution and delivery of this Agreement.

“Employee Benefit Plan” means each “employee benefit plan” as such term is defined in Section 3(3) of ERISA and each other material employee benefit plan, program or arrangement relating to deferred compensation, bonus, severance, retention, employment, change of control, fringe benefit, profit sharing, unemployment compensation or other employee benefits, including any Multiemployer Plan, (i) established, maintained, sponsored or contributed to (or with respect to which an obligation to contribute has or had been undertaken) by a Seller on behalf of any current or former Business Employee or their beneficiaries or (ii) with respect to which a Seller has any current obligation or liability (continuing or otherwise) on behalf of a Business Employee.

“Environmental Laws” means all federal and state statutes or regulations concerning the pollution, protection or cleanup of the environment, including those relating to the treatment, storage, disposal, handling, transportation, discharge, emission or release of Hazardous Substances, including the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation, and Liability Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean the collective reference to all (i) cash on hand or marketable securities including cash or marketable securities of the Foreign Subsidiaries, (ii) accounts receivable, (iii) the corporate records, accounting records and minute books of the Sellers, and (iv) the other assets and properties listed on Appendix III hereto.

“Excluded Liabilities” means all of the liabilities and obligations of the Sellers or their Affiliates, other than the Assumed Liabilities, including, without limitation, (i) all accounts payable, current liabilities and accrued expenses of the Business as at the Closing Date, including accounts payable and accrued expenses that are owed for media buys for advertising that have run as of the Closing Date, and/or amounts owed to suppliers as of the Closing Date, all of which accounts payable or accrued expenses shall remain the sole responsibility of Sellers, (ii) any liability of the Sellers or the Foreign Subsidiaries for income, transfer, sales, use, and all other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Sellers are transferring the Transferred Assets), whether imposed on Sellers or the Foreign Subsidiaries as a matter of law, under this Agreement or otherwise, (iii) any liability of the Sellers or the Foreign Subsidiaries for Taxes arising on or prior to the Closing Date, including Taxes of any Person other than the Sellers or the Foreign Subsidiaries that is a liability of the Sellers or the Foreign Subsidiaries, (iv) any liability of Sellers or the Foreign Subsidiaries with respect to any Indebtedness, (v) any liability of Sellers or the Foreign Subsidiaries arising out of any threatened or pending litigation or other claim, (vi) any liability, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, salaries, wages, bonuses, incentive compensation, sick leave, severance or termination pay, vacation and other forms of compensation or any other form of Employee Benefit Plan (including the health benefits payable reflected on the Sellers’ or the Foreign Subsidiaries’ balance sheet), agreement (including employment agreements), arrangement or commitment payable to or for the benefit of any current or former officers, directors and other employees and independent contractors of Sellers or the Foreign Subsidiaries, (vii) any liabilities of the Sellers or the Foreign Subsidiaries to any Affiliates or current or former stockholders of any Seller or Foreign Subsidiary, (viii) any liability for costs and expenses of the Sellers in connection with this Agreement or any transactions contemplated hereby, (ix) any liability of the Seller Companies or the Business relating to returns, refunds or rebates on Consumer Products sold on or prior to the Closing Date solely to the extent that any such return, refund or rebate claims are made in strict compliance with the applicable return, refund or rebate policy relating to the Consumer Product that is the subject of such return, refund or rebate; and (x) any liability under Environmental Laws.

“Fundamental Representations” means, collectively, the representations and warranties set forth in Section 3.1 (Organization; Power; Authorization), Section 3.2(a) (Binding Effect; Noncontravention), Section 3.6(a) (Title to Assets), Section 3.9 (Tax Matters), Section 3.10 (Environmental Matters), Section 3.13 (Employee Benefits), Section 3.18 (Brokerage), Section 3.24 (Capitalization of Hong Kong Foreign Subsidiary), Section 4.1 (Organization; Power; Authorization), Section 4.2(a) (Binding Effect; Noncontravention), and Section 4.4 (Brokerage).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Entity” means any transnational, domestic or foreign federal, state, local or other governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hazardous Substance” means any waste, pollutant, contaminant, hazardous, radioactive, or toxic substance, petroleum, petroleum-based or petroleum-derived substance or waste or asbestos-containing material, the presence of which requires investigation or remediation under any Environmental Laws.

“Indebtedness” of any Person means, in each case whether or not accrued on the books of such Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person upon which interest charges are customarily paid or which are evidenced by notes, bonds, debentures, credit agreements or similar agreements or investments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (iv) all obligations of such Person under capitalized leases, (v) all obligations of such Person in respect of acceptances, letters of credit or letters of guaranty issued or created for the account of such Person, and (vi) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof.

“Intellectual Property” means (i) United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) and improvements thereto, (ii) United States and foreign trademarks, service marks, logos, trade dress and trade names or other source-identifying designations or devices, (iii) United States and foreign copyrights and design rights, whether registered or unregistered, and pending applications to register the same, (iv) Internet domain names and registrations thereof, (v) confidential ideas, trade secrets, proprietary rights, computer software, including source code, derivative works, moral rights, know-how, works-in-progress, concepts, methods, processes, inventions, invention disclosures, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information, and (vi) any and all other intellectual property rights throughout the world.

“IRS” means the United States Internal Revenue Service.

“Lease” means all leases, subleases and other Contracts under which any Seller Company leases, uses or occupies, or has the right to use or occupy, any real property that is primarily used in, or otherwise necessary for, the operation of the Business.

“Leased Real Estate” means all real property that any Seller Company leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Requirement” means any known requirement arising under any action, law, treaty, rule or regulation, determination or direction of a Governmental Entity.

“License” means all licenses, sublicenses and other Contracts under which any Seller Company licenses or has the right to use any Consumer Products, Intellectual Property, or other Business Assets that is primarily used in, or otherwise necessary for, the operation of the Business.

“Liens” means any mortgage, pledge, lien, security interest, charge, hypothecation, option, right of first refusal, easement, right of way, restriction on transfer or use, title defect, encroachment or other encumbrance or other adverse claim of any kind.

“Losses” means, with respect to any Person, any and all liabilities, costs, damages, deficiencies, penalties, amounts paid in settlement, fines or other losses or expenses incurred by such Person (including reasonable out-of-pocket expenses of investigation and reasonable out-of-pocket attorneys’ or consultants’ fees and expenses as a result or arising out of any action, suit or proceeding whether involving a Third Party Claim or a claim solely between the Parties to enforce the provisions hereof), but not including any consequential damages, special damages, incidental damages or punitive damages, except to the extent payable by an Indemnified Person to a Person in a Third Party Claim.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations or condition (financial or otherwise) or prospects of the Business or the Consumer Products, or (ii) the ability of the Sellers to perform their material obligations hereunder or to consummate the transactions contemplated hereby; but excluding any effect resulting from (a) general economic conditions or general effects on the industry in which the Business is primarily engaged (including as a result of an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or the occurrence of any other calamity or crisis (including any act of terrorism) or any change in financial, political or economic conditions in the United States or elsewhere) not having a materially disproportionate effect on the Consumer Products or the Business relative to other participants in the industry in which the Business is primarily engaged, or (b) any change or amendment to any Legal Requirement or any change in the manner in which any Legal Requirement is enforced generally affecting the industry in which the Business is primarily engaged and not specifically relating to or having a materially disproportionate effect on the Consumer Products or the Business relative to other participants in the industry in which the Business is primarily engaged, (c) any public announcement of the transactions contemplated by this Agreement in accordance with the terms of this Agreement, or (d) any action taken by Purchaser or its Representatives in accordance with the terms of this Agreement.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Entity or by any arbitrator.

“Ordinary Course of Business” means the ordinary course of the operation of the Business consistent with past practices of the Seller Companies.

“Permits” means all permits, licenses, franchises, approvals, authorizations, and consents required to be obtained from Governmental Entities necessary to conduct and operate the Business as currently conducted or operated.

“Permitted Liens” means (i) liens for Taxes, which either (a) are not delinquent or (b) are set forth on Section 1.1 of the Disclosure Letter and are being contested in good faith and by appropriate proceedings and for which an appropriate reserve has been established on the Reference Financial Statements in accordance with GAAP, (ii) mechanics’, materialmen’s or contractors’ liens or encumbrances for construction in progress and workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the Ordinary Course of Business and which do not materially impair the occupancy or use, value or marketability of the property which they encumber, (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the real property which do not materially impair the occupancy or use, value or marketability of the property which they encumber, (iv) covenants, conditions, restrictions, easements and other matters affecting the assets or property of the Business which do not materially impair the occupancy or use, value or marketability of the property which they encumber, and (v) any matters set forth on Section 1.1 of the Disclosure Letter.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

“Proceeding” means any action, audit, arbitration, examination, hearing, litigation, or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

“Reference Financial Statements” means collectively, (i) the unaudited balance sheet of the Business as of June 30, 2016, and (ii) the unaudited statement of operations of the Business for the twelve months ended December 31, 2015 and the six (6) months ended June 30, 2016.

“Representatives” means, with respect to any Person, each of the Affiliates, directors, officers, employees, agents and other representatives (including attorneys, accountants and financial advisors) of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Companies” means, collectively, the Sellers and the Foreign Subsidiaries.

“Sellers’ Knowledge” means the actual knowledge of Dennis McGrath, Dolev Rafaeli, and Michele Pupach, after conducting a reasonable inquiry and investigation (consistent with such Person’s title and/or responsibility) concerning the existence of a particular fact or matter.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company (with voting securities), a majority of the total voting power of shares of stock or interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Taxable Period” means any period prescribed by any Governmental Entity for which a Tax Return is required to be filed or a Tax is required to be paid.

“Taxing Authority” means any U.S. or foreign, federal, national, state, provincial, county, or municipal or other local government, any subdivision, agency, commission, or authority thereof (or any quasi-governmental body) exercising any taxing authority, or any other authority exercising tax regulatory authority in its capacity as doing such.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means, with regard to the Foreign Subsidiary, (i) any and all taxes, installments, assessments, charges, duties, fees, levies or other governmental charges, including income, franchise, margin, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, land transfer, employer, health, goods and services, harmonized sales, social contribution, employment insurance premium, unemployment compensation, disability, transfer, sales, use, service, escheat, unclaimed property, license, excise, gross receipts, value-added (ad valorem), add-on or alternative minimum, environmental, severance, stamp, occupation, premium, and all other taxes of any kind for which a Person may have any liability imposed by any Taxing Authority, whether disputed or not, and any charges, fines, interest or penalties imposed by any Taxing Authority or any additional amounts attributable or imposed with respect to such amounts, and with regard to Sellers, any and all sales and use and employment-related taxes, installments, assessments, charges, duties, fees, levies or other governmental charges, including withholding, employment, payroll, social security, employer, health, goods and services, harmonized sales, social contribution, employment insurance premium, unemployment compensation, disability, sales, use, and value-added (ad valorem), and severance taxes for which a Person may have any liability imposed by any Taxing Authority, whether disputed or not, and any charges, fines, interest or penalties imposed by any Taxing Authority or any additional amounts attributable or imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any Taxable Period; (iii) any liability for the payment of amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

“Third Party Claim” means any claim or Proceeding by any Person, other than the Sellers, Purchaser or any of their respective Affiliates.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Transition Services Agreement and the Transfer Documentation.

“Transfer Documentation” means a bill of sale, an assignment and assumption agreement, a patent assignment, a domain name assignment, a trademark assignment and such other transfer documents as the Parties shall agree, all in form and substance previously agreed by the Parties.

“Transferred Assets” means, collectively, the Securities and the Business Assets.

“Transition Services Agreement” means that certain Transition Services Agreement, dated as of the Closing Date, among the Sellers and Purchaser, in the form and substance previously agreed by the Parties.

Section 1.2           Additional Defined Terms.

Each of the following terms is defined in the Section set forth opposite such term:

Agreement	Preamble
Allocation Schedule	Section 8.7
Applicable Plans	Section 5.5(b)
Brazilian Foreign Subsidiary	Recitals
Business Assets	Preamble
Business Contracts	Section 3.14(a)
Closing	Section 2.3
Closing Date	Section 2.3
Continuing Employees	Section 5.5(a)
Escrow Agreement	Section 2.2(a)
Execution Date	Preamble
Finally Determined	Section 7.5(c)
Financial Statements	Section 3.3(b)

Foreign Subsidiaries	Recitals
Health Care Laws	Section 3.19
Hong Kong Foreign Subsidiary	Recitals
Indemnified Person	Section 7.2(a)
Indemnifying Person	Section 7.2(b)
Information Statement	Section 5.15(a)
Inventory	Section 3.6(c)
Non-Assignable Asset	Section 2.5
Notice of Claim	Section 7.2(a)
Offered Employees	Section 5.5(a)
Parent	Preamble
Party	Preamble
PHMD	Preamble
PHMD UK	Preamble
Pre-Closing Tax Period	Section 3.9(j)(i)
Purchase Price	Section 2.2
Purchaser	Preamble
Purchaser Indemnified Persons	Section 7.1(a)
Radiancy	Preamble
Radiancy Israel	Preamble
Royalty	Section 7.5(a)
SEC Documents	Section 3.3(a)
Second Payment	Section 2.2(a)
Securities	Recitals
Seller	Preamble
Seller Indemnified Persons	Section 7.1(b)
Separate Allocation	Section 8.7
Set-Off Notice	Section 7.5(b)
Straddle Period	Section 8.3
Tax Proceedings	Section 8.1(b)
Third Party Notice	Section 7.2(b)
Transfer Date	Section 5.5(c)
Transfer Taxes	Section 5.2(b)

Section 1.3           Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof, (b) the word “including” means “including, but not limited to,” (c) words importing the singular will also include the plural, and vice versa, and (d) any reference to any federal, state, local, or foreign statute or law (including within the definition of Legal Requirement) will be deemed also to refer to all rules and regulations promulgated thereunder. References to $ will be references to United States Dollars, and with respect to any Contract, obligation, liability, claim or document that is contemplated by this Agreement but denominated in currency other than United States Dollars, the amounts described in such Contract, obligation, liability, claim or document will be deemed to be converted into United States Dollars for purposes of this Agreement as of the applicable date of determination.

ARTICLE II

THE TRANSACTION AND CLOSING

Section 2.1           Purchase and Sale. At the Closing upon the terms and subject to the conditions set forth herein, (a) Purchaser shall purchase from the Sellers, and one or more of their direct or indirect Subsidiaries, and the Sellers shall, or shall cause one or more of their direct or indirect Subsidiaries to, as applicable, sell, convey, assign, transfer and deliver to Purchaser, the Transferred Assets, and (b) the Sellers shall, or shall cause one or more of their direct or indirect Subsidiaries, as applicable, to assign, and Purchaser shall assume and become responsible for paying, performing and discharging, the Assumed Liabilities.

For the avoidance of doubt, the Transferred Assets shall not, and shall not be deemed to, include any of the Excluded Assets, and neither Purchaser nor Parent shall be deemed to assume any of the Excluded Liabilities.

Section 2.2           Purchase Price. The Parties hereto agree that the Purchase Price shall be Nine Million, Five Hundred Thousand Dollars ($9,500,000) (the “ Purchase Price ”). The Parent and the Purchaser shall pay the Purchase Price to the Sellers or their designees as hereinafter provided (it being understood that the Parent and the Purchaser are jointly and severally liable for the obligation to pay the Purchase Price as hereinafter set forth):

(a)          On or prior to the date of this Agreement, Three Million Dollars ($3,000,000) shall be delivered by the Parent and the Purchaser by wire transfer of immediately available funds to an escrow account established by the Parent and the Purchaser’s counsel in such Parent and Purchaser’s counsel’s IOLTA Trust Account to be held by Parent and Purchaser’s counsel, as escrow agent under an escrow agreement entered into on or prior to the date hereof among the parties hereto and certain investors in the Parent’s securities (the “ Escrow Agreement ”), said escrow funds to be paid to the Sellers at the Closing in accordance with the Escrow Agreement and this Agreement.

(b)          On or before the ninetieth (90th) day following the Closing Date, the Parent and the Purchaser shall pay to the Sellers Two Million Dollars ($2,000,000) (the “ Second Payment ”) in immediately available funds to an account specified by the Sellers in writing; provided that on or before the date hereof the Parent and the Purchaser shall deliver to the Sellers a letter of credit in form and substance satisfactory to the Sellers that secures the Parent and the Purchaser’s obligation to make the Second Payment.

(c)          The Parent and the Purchaser shall pay to the Sellers a continuing royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by Purchaser or its Affiliates from sales of the Consumer Products, commencing with net cash actually received by the Purchaser or its Affiliates from and after the Closing Date and continuing until the total royalty paid to Sellers totals Four Million, Five Hundred Thousand Dollars ($4,500,000), calculated as set forth below. The Parent and the Purchaser shall make royalty payments under this Section 2.2(c) to the Sellers on a monthly basis in arrears within thirty days of each month end. Upon request, the Parent and the Purchaser shall provide PHMD with financial records reasonably required to verify net cash actually received by the Purchaser or its Affiliates from sales of the Consumer Products during the applicable period. PHMD may make such a request no more often than once every three months. The Parent and the Purchaser shall cooperate fully with PHMD with respect to these requests and shall provide reasonably requested records within 15 days of any such request. PHMD agrees to keep all records provided by the Parent and the Purchaser confidential and to either destroy or return the records to the Parent or the Purchaser upon completion of its audit. Any discrepancies found will be reviewed by the Parent and the Purchaser and, if confirmed, corrected by way of a refund or payment, as appropriate. In the event of confirmed discrepancies or a determination by the Independent Accountant (as defined below) that resulted in a shortfall to the Sellers of more than 5% of payments to which it was entitled for the time period in question, then, in addition to paying the amount of the shortfall, the Parent and the Purchaser shall reimburse PHMD for the reasonable costs of the audit (including fees and expenses of the Independent Accountant. In the event that Parent/Purchaser and PHMD cannot resolve any discrepancies within thirty (30) days of PHMD’s written notice thereof to Parent/Purchaser, then at any time thereafter, PHMD may submit the disputed items for final review and determination by an independent accountant of nationally recognized standing selected by the New York Regional Office of the American Arbitration Association in accordance with the procedures of the American Arbitration Association (the “ Independent Accountant ”). Each of the Parent/Purchaser and PHMD shall be party to the engagement letter entered into with the Independent Accountant. The Independent Accountant shall act as an arbitrator to resolve the disputed items in question in accordance with the provisions and definitions in this Agreement. The Independent Accountant shall provide its final determination to the Purchaser/Parent and PHMD in writing with a reasonably detailed explanation of the reasons for its determinations. All such determinations shall be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error), and may be entered and enforced in any court having jurisdiction. All costs and expenses of the Independent Accountant shall be borne equally by Purchaser/Parent, on the one hand, and PHMD, on the other hand; provided, however, that if a determination by the Independent Accountant that resulted in a shortfall to the Sellers of more than 5% of payments to which it was entitled for the time period in question, then, in addition to paying the amount of the shortfall, the Parent and the Purchaser shall be solely responsible for all costs and expenses of the Independent Accountant.

(i)          Thirty-Five Percent (35%) of net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by Purchaser or its Affiliates from the sale of all Consumer Products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (A) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of Consumer Products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (B) the cost of goods sold to generate such net cash; and

(ii)         Six Percent (6%) of net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by Purchaser or its Affiliates from the sale of all Consumer Products other than sales described in Section 2.2(c)(i) .

For the avoidance of doubt, in calculating net cash actually received by the Purchaser or its Affiliates, (a) subject to clause (b) below, the Purchaser shall have the right to deduct all refunds, returns, rebates, allowances and similar items of any kind whatsoever, and (b) the maximum amount of refunds, returns, rebates, allowances and similar items for the period prior to the Closing shall be capped at $500,000.

Section 2.3           The Closing. The closing of the transactions contemplated hereby (collectively, the “ Closing ”) shall take place through the exchange of signature pages through electronic mail or otherwise as agreed to by the Parties on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or such other date and time as the Parties may mutually determine. The date of the Closing is referred to as the “ Closing Date .”

Section 2.4           Payment of Purchase Price; Closing Deliverables. At the Closing (or, with respect to the Securities, as provided in Section 2.7 ), as applicable:

(a)          Purchaser or Parent, as applicable, shall deliver or cause to be delivered to the Sellers or their designees:

(i)          a payment of Three Million Dollars ($3,000,000) from the escrow account created under the Escrow Agreement by check or confirmed wire transfer;

(ii)         the Transition Services Agreement duly executed by Purchaser;

(iii)        the Transfer Documentation duly executed by Purchaser;

(iv)        a certificate, dated as of the Closing Date and executed on behalf of Purchaser by its secretary, certifying the resolutions of the board of directors of Purchaser approving this Agreement and the transactions contemplated hereby; and

(v)         the various certificates, agreements, instruments and documents referred to in Section 6.2 below;

(b)          The Sellers shall deliver or cause to be delivered to Purchaser or its designees:

(i)          the Transition Services Agreement duly executed by the Sellers;

(ii)         the Transfer Documentation duly executed by the applicable Seller;

(iii)        a certificate from the Governmental Entity in the state or other jurisdiction in which each of the Seller Companies is organized, dated within five Business Days prior to the Closing Date, and certifying that the such entity is in good standing;

(iv)        a certificate stating that neither of the Sellers is a foreign person within the meaning of Section 1445(f)(3) of the Code, prepared in accordance with Treasury Regulation Section 1.1445-2(b)(2);

(v)         the various certificates, agreements, instruments and documents referred to in Section 6.1 below; and

(vi)        evidence reasonably satisfactory to Purchaser of the termination and release of all Liens (other than any Permitted Liens) on all Transferred Assets.

Section 2.5           Non-Assignable Asset. To the extent that any Business Asset is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. The Sellers, on the one hand, and Purchaser, on the other hand, shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Business Asset to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained with respect to any such Business Asset (each, a “ Non-Assignable Asset ”), to the extent permitted by Legal Requirement, (a) the Sellers shall cooperate with Purchaser in any mutually agreeable reasonable arrangement designed to provide to Purchaser substantially equivalent benefits to those that would have been assigned to Purchaser with respect to the relevant Non-Assignable Asset had such consent been obtained, including enforcement thereof and of all rights of the Sellers against any other Person with respect to such Non-Assignable Asset, (b) the Sellers shall take all such actions and do, or cause to be done, all such things as shall reasonably be necessary and proper in order that the value of any Non-Assignable Assets shall be preserved and shall inure to the benefit of Purchaser, (c) the Sellers shall pay over to Purchaser promptly following receipt, all monies collected by or paid to the Sellers in respect of such Non-Assignable Assets, and (d) the Purchaser shall have the sole responsibility for all obligations and liabilities arising out of such Non-Assignable Assets to the extent that the same would have constituted Assumed Liabilities had such consent been obtained.

Section 2.6           Consumer Business Vendor Contracts. To the extent any Consumer Business Vendor Contracts that are used in, or otherwise necessary for, the operation of the Business cannot be assigned to the Purchaser for any reason, the Sellers shall, at Purchaser’s sole cost and expense, cooperate with Purchaser in any mutually agreeable reasonable arrangement designed to provide to Purchaser substantially equivalent benefits to those that would have been assigned to Purchaser with respect to the relevant Consumer Business Vendor Contract(s) had such Contract(s) been assigned to Purchaser at Closing, from the Closing Date until no later than December 31, 2016; provided , however , that Purchaser shall use its commercially reasonable efforts to negotiate its own Contract(s) with the counter party(s) to such Consumer Business Vendor Contract(s) or other substitute arrangements as expeditiously as reasonably practicable. The consummation of the transactions contemplated hereby, in and of itself, shall not be deemed to limit or prevent either Party from entering into, maintaining, pursuing or negotiating its own business relationship with any counter party to a Consumer Business Vendor Contract, subject to the Parties’ compliance with the other provisions of this Agreement, including without limitation Section 5.6 .

Section 2.7           Transfer of the Securities. At the Closing, the Sellers shall deliver to the Purchaser duly executed stock powers and other instruments of transfer in form and substance satisfactory to the Purchaser as are necessary to transfer the ownership of the Securities to the Purchaser in accordance with all applicable Legal Requirements. At the Closing, the Purchaser or its designee shall become the legal and beneficial owner of the Securities, which, as of the Closing, shall constitute all of the issued and outstanding securities of the Foreign Subsidiaries.

Section 2.8           Withholding Tax. Purchaser shall be entitled to deduct and withhold from the Purchase Price all Taxes that Purchaser may be required to deduct and withhold under any provision of the Code or any provision of applicable Legal Requirements.  To the extent that amounts are so withheld, all such amounts withheld by Purchaser shall be treated for all purposes of this Agreement as having been paid to the Sellers by Purchaser.  To the extent that Purchaser becomes aware of any withholding Taxes applicable to the payment of the Purchase Price (other than due to a failure to provide the certificates specified in Section 2.4(b)(iv) ), Purchaser shall provide prompt written notice to the Sellers of the amount of such Tax and the reason for such withholding.  The Parties will undertake commercially reasonable efforts to minimize withholding Taxes on the payments contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As a material inducement to Purchaser to enter into this Agreement and to purchase the Transferred Assets, the Sellers hereby jointly and severally represents and warrants to Purchaser as follows:

Section 3.1           Organization; Power; Authorization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each Seller has all necessary corporate power and authority to enter into, deliver and carry out its obligations pursuant to this Agreement and the Transaction Documents to which it is or will be a party. Each Seller’s execution, delivery and performance of this Agreement and the Transaction Documents to which such Seller is or will be a party has been duly authorized by all necessary action on the part of such Seller. The Hong Kong Foreign Subsidiary is a company duly organized and validly existing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China. Each Seller Company, as the case may be, has all necessary power and authority to operate the applicable portion of the Business as currently conducted by it and to own and use the properties owned and used by it. The Seller Companies are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect.

Section 3.2           Binding Effect; Noncontravention.

(a)          This Agreement has been, and each other Transaction Document to which a Seller is a party will be, duly executed and delivered by such Seller and (assuming due authorization, execution and delivery by Purchaser) constitutes (or in the case of the other Transaction Documents, will constitute) a valid and binding obligation of such Seller which is enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a Proceeding at law or in equity).

(b)          Except as set forth on Section 3.2(b) of the Disclosure Letter, neither the execution and the delivery of this Agreement or the other Transaction Documents by the Sellers nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (or an event which with notice or lapse of time or both would become a default), give to others any rights of termination, amendment, acceleration or cancellation of or result in a violation of, (iii) result in the creation of any Lien (other than Permitted Liens) upon any Transferred Asset pursuant to, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Person or Governmental Entity pursuant to (A) any Business Contract or any material Contract to which any Seller Company is a party, by which it is bound, or to which any of its assets are subject, (B) the certificate of incorporation, bylaws or similar governing documents of any Seller Company, or (C) under any Legal Requirement.

Section 3.3           Financial Statements.

(a)          All reports, schedules, forms, statements and other documents that were required to be filed prior to the date hereof by PHMD with the SEC pursuant to the reporting requirements of the Exchange Act are referred to herein as the “ SEC Documents ..” All such SEC Documents are available on the EDGAR system. As of their respective dates, the disclosures and other information within the SEC Documents that related to the Business or the Transferred Assets complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact related to the Business or the Transferred Assets or omitted to state a material fact related to the Business or the Transferred Assets required to be stated therein or necessary in order to make the statements therein with respect to the Business and/or the Transferred Assets, in light of the circumstances under which they were made, not misleading.

(b)          The following financial statements for the Business are referred to hereafter, collectively, as the “ Financial Statements ”: (i) summary balance sheet and summary profit and loss statement of the Business as of and for the calendar year ended December 31, 2015 and 2014 and for the calendar quarters ended March 31, 2016 and June 30, 2016. Each Financial Statement has been prepared with account balances in accordance with GAAP based upon the books and records of each Seller applied on a consistent basis throughout the periods covered thereby and fairly presents in all material respects the summary financial condition of the Business and its results of operations as of such dates and for the periods specified, are consistent with the books and records of each of the Sellers (which books and records fairly present in all material respects the financial information of the Sellers), and provide adequate reserves for inventory, accounts receivable and warranty claims.

Section 3.4           No Indebtedness or Undisclosed Liabilities. Except as set forth in Section 3.4 of the Disclosure Letter, the Business has no Indebtedness or liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (a) current liabilities incurred in the Ordinary Course of Business, (b) liabilities or obligations explicitly disclosed in the Disclosure Letter as such, (c) future performance obligations under Business Contracts or Employee Benefit Plans that did not result from any breach or default thereunder, and (d) obligations to comply with applicable Legal Requirements that did not result from any breach or default thereunder.

Section 3.5           Absence of Changes. Since June 30, 2016, except as set forth in Section 3.5 of the Disclosure Letter, the Business has been operated in the Ordinary Course of Business in all material respects and there has been, with respect to the Business, no:

(a)          event that has had or would reasonably be expected to have a Material Adverse Effect;

(b)          change in the Hong Kong Foreign Subsidiary’s authorized or issued equity securities; grant of any option or right to purchase equity securities of the Hong Kong Foreign Subsidiary; issuance of any security convertible into such equity securities; grant of any registration rights; or purchase, redemption, retirement, or other acquisition by the Hong Kong Foreign Subsidiary of any such equity securities;

(c)          amendment to the certificate of incorporation, bylaws or other organizational documents of the Hong Kong Foreign Subsidiary;

(d)          payment or increase by any Seller Company of any bonuses, salaries, or other compensation to any director, officer, or employee of the Business, in each case, other than as required by any existing Contract, Legal Requirement or the terms of an Employee Benefit Plan, or entry into any employment, severance, or similar Contract with any director, officer, or employee of the Business;

(e)          adoption of, or material increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan for or with any employees of the Business;

(f)          damage to or destruction or loss of any asset or property of the Business, whether or not covered by insurance, that materially and adversely affects the properties, assets, business, financial condition, or prospects of the Business or the Transferred Assets, taken as a whole;

(g)          entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement that is material to the Business, (ii) any Contract included in the Business Assets or transaction involving the Business with a total remaining commitment by or to any Seller Company that is or is reasonably expected to be in excess of $25,000, or (iii) any other Business Contract, in each case, other than in the Ordinary Course of Business;

(h)          sale, lease or other disposition of any Business Assets, other than (i) in the Ordinary Course of Business, (ii) assets or property having an aggregate value of less than $25,000, or (iii) payments of cash dividends;

(i)          mortgage, pledge, or imposition of any Lien (other than Permitted Liens) on any Business Asset;

(j)          cancellation or waiver of any claims or rights with respect to a Business Asset with a value in excess of $25,000;

(k)          material change in the accounting methods or policies used by any Seller Company in respect of the Business;

(l)          claim of litigation or any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business; or

(m)          agreement, whether oral or written, by any Seller Company to do any of the foregoing in respect of the Business.

Section 3.6           Title to Assets; Condition; Inventory.

(a)          Except as set forth in Section 3.6 of the Disclosure Letter, the Seller Companies, and one or more of their direct or indirect Subsidiaries, collectively have good and marketable title to, or a valid and binding leasehold interest in or right to use, all of the Business Assets, free and clear of all Liens except for Permitted Liens. Except for the Excluded Assets, the Business Assets comprise all assets that are primarily used in, or otherwise necessary for, the operation of the Business as conducted immediately prior to the Closing. The Business Assets, together with the services to be provided by the Sellers to the Purchaser pursuant to the Transition Services Agreement, are sufficient for the continued conduct of the Business immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing.

(b)          The buildings, plants, structures, and equipment of the Business are (i) structurally sound, (ii) in good operating condition and repair, ordinary wear and tear excepted, and (iii) adequate for the uses to which they are being put, in each case, in all material respects.

(c)          All inventory, finished goods, raw materials, work in progress, supplies, and other inventories of the Business (“ Inventory ”), consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by the Seller Companies free and clear of all Liens, except for Permitted Liens, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Business.

Section 3.7           Compliance with Laws; Permits. Section 3.7 of the Disclosure Letter correctly lists each Permit that is material to the operation of the Business as conducted immediately prior to the Closing, together with the name of the Governmental Entity issuing such Permit. Each Permit is held by a Seller Company and is valid and in full force and effect, no Seller Company is in default in any material respect under, and, to Sellers’ Knowledge, no condition exists that with notice or lapse of time or both would constitute a default under, any such Permit and none of such Permits will be terminated, become terminable or otherwise be materially and adversely affected solely as a result of the transactions contemplated hereby. The Seller Companies have made all material filings with Governmental Entities necessary to conduct and operate the Business as currently conducted or operated and, with respect to the Hong Kong Foreign Subsidiary, to permit the Hong Kong Foreign Subsidiary to own or use its assets in the manner in which such assets are currently owned or used. The Seller Companies are in material compliance with all applicable Legal Requirements relating to the operation of the Business.

Section 3.8           Proceedings; Orders. Except as set forth on Section 3.8 of the Disclosure Letter, there is no pending or, to Sellers’ Knowledge, threatened Proceeding (or any reasonable basis therefor) (a) that challenges the validity of this Agreement or any action taken or to be taken by the Sellers in connection herewith or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, or (b) that has been commenced by or against any Seller Company or any of their respective assets, officers or directors that would adversely affect the Business or the Transferred Assets. Except as set forth on Section 3.8 of the Disclosure Letter, (i) there is no Order to which the Hong Kong Foreign Subsidiary, the Business or the Transferred Assets is subject, and (ii) neither Seller is subject to any Order that relates to the Hong Kong Foreign Subsidiary, the Business or the Transferred Assets.

Section 3.9           Tax Matters. Except as set forth in Section 3.9 of the Disclosure Letter:

(a)          All sales and use and employment-related Tax Returns required to be filed by or with respect to the Business and the Transferred Assets, and all Tax Returns required to be filed by or with respect to the Hong Kong Foreign Subsidiary have been timely filed (taking into account all validly-obtained extensions). All such Tax Returns are true, correct, and complete in all material respects and all material Taxes due and owing (whether or not shown on such Tax Returns) have been paid. Solely with respect to Business and the Transferred Assets, the Seller Companies have complied with all material Legal Requirements relating to the withholding of sales and use and employment-related Taxes and have withheld and paid on a timely basis all such material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, company clinician, independent contractor, creditor, stockholder, or other third party. No Seller Company has received any notice that any Taxing Authority has threatened that it is in the process of imposing any Lien for such Taxes (other than a Permitted Lien) on the Transferred Assets or assets of any Foreign Subsidiary for the failure to pay any Taxes. No material deficiencies or assessments for such Taxes have been or are being asserted, or to Sellers’ Knowledge, proposed or threatened.

(b)          No material Proceedings before any Taxing Authority are currently pending with regard to any sales and use or employment-related Taxes or Tax Returns with regard to the Business or the Transferred Assets, or with regard to the Taxes of the Hong Kong Foreign Subsidiary). No Seller Company has received any written notice (or to Sellers’ Knowledge, any threat) of any such audits or Proceedings as described in this Section 3.9(b) .

(c)          No written claims (or, to Sellers’ Knowledge, oral claims) have ever been made by a Taxing Authority in a jurisdiction in which the Hong Kong Foreign Subsidiary does not file Tax Returns that the Hong Kong Subsidiary is or may be subject to taxation by that jurisdiction.

(d)          There are not now any extensions of time in effect with respect to the dates on which any Tax Returns of the Hong Kong Foreign Subsidiary were or are due to be filed.

(e)          There are no outstanding or requested waivers of any statutes of limitations or agreements by or on behalf of the Hong Kong Foreign Subsidiary for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of the Transferred Assets or any property owned or leased by the Hong Kong Foreign Subsidiary or any other matter pending between the Hong Kong Foreign Subsidiary, on the one hand, and any Taxing Authority, on the other hand.

(f)           The Hong Kong Foreign Subsidiary has not entered into any transaction that constitutes a “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).

(g)          No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes of the Hong Kong Foreign Subsidiary that would have continuing effect after the Closing Date;

(h)          Neither Seller is a “foreign person” as that term is defined in Section 1445 of the Code;

(i)          Since the date of its formation, the Hong Kong Foreign Subsidiary (i) has been classified as and properly treated as a Controlled Foreign Corporation for U.S. federal income tax purposes and applicable provisions of state and local law, and (ii) has not made an election to be treated as other than a corporation for U.S. federal, state or local income tax purposes;

(j)          The Hong Kong Foreign Subsidiary will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Taxable Period (other than a Pre-Closing Tax Period) as a result of any:

(i)          use of an improper method of accounting for a Taxable Period ending on or before the Closing Date (the “ Pre-Closing Tax Period ”);

(ii)          “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any state, local or foreign Tax Legal Requirements) executed on or during the Pre-Closing Tax Period;

(iii)         installment sale or open transaction disposition made during the Pre-Closing Tax Period; or

(iv)        prepaid amount received on or prior to the Closing Date.

(k)          Notwithstanding anything in this Agreement to the contrary, (i) the representations and warranties in this Section 3.9 and Section 3.13 are the sole and exclusive representations and warranties of the Sellers concerning Tax matters, and (ii) cannot be relied upon with respect to Tax liabilities to the extent attributable to a post-Closing Taxable Period (using the methodology of Section 8.3 for the purpose of allocating Straddle Period Taxes), except to the extent that such Tax liabilities result from the breach of any of the representations in Section 3.9(k) .

Section 3.10         Environmental Matters.

(a)          Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect:

(i)          The operation of the Business by the Seller Companies is, and has been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the Business as currently conducted.

(ii)         With respect to the operation of the Business, the Seller Companies have not (A) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, at any Leased Real Estate, or (B) exposed any employee or any third party to any Hazardous Substances.

(iii)        With respect to the operation of the Business, the Seller Companies have not received written notice of and there is no Proceeding pending, or to Sellers’ Knowledge, threatened against any of the Seller Companies, alleging any liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. None of the Seller Companies is subject to any Order or written agreement by or with any Governmental Entity imposing any liability or obligation with respect to any of the foregoing.

(iv)        The Seller Companies have all Permits necessary for the conduct of the Business that are required under applicable Environmental Laws and are in compliance with the terms and conditions of all such Permits.

(v)         The Seller Companies have provided or made available to Purchaser all environmental reports, assessments, audits, studies, investigations and data in its custody or possession concerning the Business.

(vi)        None of the transactions contemplated by this Agreement or the Transaction Documents will trigger any filing requirement or other action under any applicable Environmental Law, including any environmental “transfer law.”

(b)          The representations and warranties in this Section 3.10 are the sole and exclusive representations of the Seller Companies concerning the environmental matters addressed in this Section 3.10 , including, without limitation, any matters arising under Environmental Laws.

Section 3.11         Intellectual Property.

(a)          Section 3.11(a) of the Disclosure Letter sets forth a complete and accurate list of all Business Intellectual Property.

(b)          Except as set forth in Section 3.11(b) of the Disclosure Letter, the Business Intellectual Property constitutes all material Intellectual Property that is necessary for the operation of the Business as conducted immediately prior to the Closing. The Seller Companies, or one or more of their wholly owned Subsidiaries, have good title to, or a valid and binding license to, all of the Business Intellectual Property, free and clear of all Liens except for Permitted Liens.

(c)          Except as set forth in Section 3.11(c) of the Disclosure Letter, there is no pending or, to Sellers’ Knowledge, threatened Proceeding by any Person: (i) challenging the applicable Seller Company’s rights in or to any Business Intellectual Property; (ii) challenging the validity, enforceability or scope of any Business Intellectual Property; or (iii) asserting that any Business Intellectual Property infringes, misappropriates or otherwise violates, or would upon the commercialization of any product or service under development violate, the Intellectual Property of any Person. This Section 3.11(c) constitutes the sole representation and warranty of the Seller Companies under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by the Seller Companies of the Intellectual Property of any other Person.

(d)          Except as set forth in Section 3.11(d) of the Disclosure Letter, no third Person has rights to any Business Intellectual Property. No Person is infringing, misappropriating or otherwise violating any Business Intellectual Property. The Seller Companies, or one or more of their wholly owned Subsidiaries, as applicable, have taken all steps reasonably necessary to secure their interest in Business Intellectual Property, including obtaining all necessary assignments from each of its employees, consultants and contractors pursuant to a written agreement containing a present tense assignment of all Intellectual Property created by such employee, consultant or contractor. The Seller Companies, or one or more of their wholly owned Subsidiaries, as applicable, have taken commercially reasonable steps to protect and maintain all Business Intellectual Property, including without limitation to preserve the confidentiality of any trade secrets.

Section 3.12         Real Estate. The Seller Companies do not own any real property that is used in the operation of the Business. Section 3.12 of the Disclosure Letter contains a true, complete and accurate list of the Leased Real Estate, including, each relevant Lease, the date of such Lease and any amendments thereto. Except as would not, individually or in the aggregate, be material to the Business, (a) each Seller Company has a valid and subsisting leasehold estate in each parcel of real property demised under a Lease to it for the full term of the respective Lease, free and clear of any Liens other than Permitted Liens, (b) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (c) no Seller Company nor, to Sellers’ Knowledge, any third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any Lease. The Seller Companies have not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor have the Seller Companies entered into with any other Person any sublease, license or other agreement that is material to the Business and that relates to the use or occupancy of all or any portion of the Leased Real Estate.

Section 3.13         Employee Benefits.

(a)          Section 3.13(a) of the Disclosure Letter sets forth a true, complete and accurate list of all material Employee Benefit Plans. The Sellers have delivered or otherwise made available to Purchaser: (i) copies of all material documents embodying and relating to each Employee Benefit Plan, including the plan document, all amendments thereto and all related trust documents; (ii) the most recent annual report (Form 5500), if any, required under ERISA or the Code in respect of each Employee Benefit Plan; (iii) the most recent actuarial report (if applicable) for all Employee Benefit Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each Employee Benefit Plan; and (v) the most recent IRS determination or opinion letter issued with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code. Other than as set forth in Section 411(d)(3) of the Code, there are no restrictions on the ability of the sponsor of each Employee Benefit Plan to amend or terminate any Employee Benefit Plan, and the sponsor of each Employee Benefit Plan has reserved such rights to amend or terminate such Employee Benefit Plan.

(b)          Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a determination or opinion letter from the Internal Revenue Service upon which it may rely regarding its tax-qualified status under the Code and, to Sellers’ Knowledge, no event has occurred that would reasonably be expected to cause the loss of such qualification. All payments and contributions (including insurance premiums) due and payable as of the Closing Date to each Employee Benefit Plan required to be paid by the Sellers pursuant to the terms of an Employee Benefit Plan or by applicable Legal Requirement with respect to all prior periods have been made or provided for by the Seller or the Hong Kong Foreign Subsidiary in accordance with the provisions of such Employee Benefit Plan or applicable Legal Requirement. No Proceeding has been instituted or, to Sellers’ Knowledge, is threatened against any of the Employee Benefit Plans (other than routine claims for benefits and appeals of such claims).  Each Employee Benefit Plan complies in form and has been established, administered and maintained in all material respects in accordance with its terms and applicable Legal Requirements, including, without limitation, ERISA and the Code. No Employee Benefit Plan is under an audit or investigation by the Internal Revenue Service, U.S. Department of Labor, Pension Benefit Guaranty Corporation or any other Governmental Entity. No Employee Benefit Plan provides any post-retirement health and welfare benefits to any current or former employee of the Sellers, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable state or local Legal Requirement. No non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan, and no circumstance has occurred that would subject the Sellers to a Tax or penalty imposed by either Section 502(i) of ERISA or Section 4975 of the Code.

(c)          No Employee Benefit Plan to which the Sellers or any ERISA Affiliate made, or was required to make, contributions, or which any of them maintained or sponsored, during the past six years, is subject to Title IV of ERISA. Except as set forth on Section 3.13(c) of the Disclosure Letter, none of the Sellers nor any ERISA Affiliate contributes to, or has during the past six years contributed to, a Multiemployer Plan.

(d)          Except as set forth on Section 3.13(d) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement, either alone or in combination with any other event, will not give rise to any liability under any Employee Benefit Plan, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation of benefits due to any current or former employee, officer, director, stockholder or other service provider of the Seller Companies or any direct or indirect Subsidiary thereof engaged in the Business or their beneficiaries. No amount that could be reasonably expected to be received (i) by a Business Employee (whether in cash or property), as a result of the consummation of the transactions contemplated by this Agreement, or (ii) by any employee, officer, director, stockholder or other service provider under any Employee Benefit Plan or otherwise would not be expected to be deductible by reason of Section 280G of the Code or would be subject to the excise Tax under Section 4999 of the Code. Neither any Seller nor any Foreign Subsidiary has any indemnity obligation on or after the Closing Date for any Taxes imposed under Section 4999 or Section 409A of the Code.

(e)          The representations and warranties in this Section 3.13 are the sole and exclusive representations and warranties of Seller related to the employee benefit matters addressed by such Section 3.13 .

Section 3.14         Contracts.

(a)          Section 3.14(a) of the Disclosure Letter sets forth an accurate list of the following Contracts to which any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business is a party or by which any Seller Company or other such direct or indirect Subsidiary of the Seller Companies is bound that is primarily used in, or otherwise necessary for, the operation of the Business (collectively, the “ Business Contracts ”):

(i)          each Contract (other than purchase orders for Inventory) that involves performance of services or delivery of goods or materials by any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business of an amount or value in excess of $25,000;

(ii)         each Contract (other than purchase orders for Inventory) that involves performance of services or delivery of goods or materials to any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business of an amount or value in excess of $25,000;

(iii)        each Lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any personal property (except personal property leases and installment and conditional sales agreements having aggregate payments of less than $25,000);

(iv)        each Contract in respect of Business Intellectual Property (other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Business);

(v)         each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

(vi)        each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Seller Company with any other Person;

(vii)       any agreement relating to indebtedness for borrowed money or extensions of credit;

(viii)      each Contract containing covenants that restrict the business activity of any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business, including, but not limited to, any exclusivity covenants, or limit the freedom of any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business to engage in any line of business or to compete with any Person;

(ix)         any agreement providing for indemnification by any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business, other than indemnification provided to customers or vendors in the Ordinary Course of Business;

(x)          any employment or consulting Contract with any Business Employee, or any consultant or contractor of the Business, other than at-will arrangements that do not include severance or “change of control” provisions; and

(xi)         each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

(b)          Except as set forth in Section 3.14(b) of the Disclosure Letter, as of the date hereof, all of the Business Contracts are in full force and effect and are enforceable in accordance with their terms except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and (ii) is subject to general principles of equity.

(c)          Except as set forth in Section 3.14(c) of the Disclosure Letter, as of the date hereof, no Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business is in breach in any material respect of or default under (and to Sellers’ Knowledge, no event has occurred which with notice or the passage of time or both would constitute a breach in any material respect of or default under) any Business Contract nor, to Sellers’ Knowledge, is any other party to any such Business Contract in breach in any material respect of or default under such Business Contract.

Section 3.15         Labor Matters. Since January 1, 2012, neither Seller, nor other direct or indirect Subsidiary of the Seller Companies engaged in the Business, has been or is a party to any collective bargaining agreement. There is no material strike, work stoppage, walkout, slowdown or picketing by any Business Employees, nor is any material grievance proceeding in progress or pending, or to Sellers’ Knowledge, threatened, between any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business, on the one hand, and any Business Employee or any union or collective bargaining unit, on the other hand. Since January 1, 2012, (a) the Sellers with respect to the Business have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, worker classification, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings and (b) there has not been, there is not presently pending or existing, and, to Sellers’ Knowledge, there is not threatened, any complaint, charge or Proceeding against the Sellers with respect to the Business relating to an alleged material violation of any Legal Requirement pertaining to labor relations or employment matters. To the Sellers’ Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with any of the Seller Companies. All salaried employees of the Seller Companies are listed in Section 3.15 of the Disclosure Letter, which includes the salary level of each such employee. The qualifications of each employee of the Sellers for employment under applicable immigration laws have been reviewed, a properly completed Form I-9 is on file with respect to each such employee, as applicable, and each of the Sellers has complied with the Immigration and Nationality Act, as amended from time to time, and the rules and regulations promulgated thereunder, and to the Sellers’ Knowledge there is no basis for any claim that any of the Sellers are not in compliance with the terms thereof. The Sellers have complied in all material respects with the Workers Adjustment and Retraining Notification Act of 1988, as amended, and all similar Legal Requirements, including applicable provisions of state or local Legal Requirements.

Section 3.16         Insurance. All policies of insurance existing on the date hereof relating to the Business, the Business Assets and the Business Employees (except for any such policies maintained to provide benefits to employees under an Employee Benefit Plan) are in full force and effect, and no Seller Company is in default in any material respect with respect to its obligations under any such insurance policies. All premiums and other payments due from any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business prior to the date of this Agreement under or on account of any such insurance policies have been paid as of the date hereof or are current under any applicable installment plan of payment. Except as set forth on Section 3.16 of the Disclosure Letter, there is no material insurance claim by any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business pending under any of the policies in respect of the Business.

Section 3.17         Affiliate Transactions. Except as set forth in Section 3.17 of the Disclosure Letter, there are no Contracts relating to transactions (other than related to continuing employment and benefit matters on arms’ length terms) between the Hong Kong Foreign Subsidiary, on the one hand, and the Sellers or any stockholder, director or executive officer of any Seller Company or any member of such stockholder’s, director’s or executive officer’s immediate family, or any Affiliate of such stockholder, director or executive officer on the other hand (other than agreements related to their employment on arms’ length terms). Except as set forth in Section 3.17 of the Disclosure Letter, no director or executive officer of a Seller Company owns directly or indirectly on an individual or joint basis any interest (other than passive investments in publicly traded securities) in, or serves as an executive officer or director of, any supplier or other Person (other than the other Seller Companies or other direct or indirect Subsidiary of the Seller Companies engaged in the Business) which has a material business relationship with a Seller Company.

Section 3.18         Brokerage. Except as set forth on Section 3.18 of the Disclosure Letter, no Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

Section 3.19         FDA and Regulatory Matters. Except as set forth in Section 3.19 of the Disclosure Letter: (a) no Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business has received, in respect of the Business, any written notice of adverse filing, warning letter, untitled letter or other written correspondence or written notice from the U.S. Food and Drug Administration, or any other Governmental Entity, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (b) each Seller Company is in compliance in all material respects with applicable health care laws, including without limitation, the Federal Food, Drug and Cosmetic Act and the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), and the regulations promulgated pursuant to such laws, and comparable state laws (collectively, the “ Health Care Laws ”); (c) no Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business has received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Permits required by the Health Care Laws that are applicable to the Business, which has not been resolved in such Seller Company’s favor; and (d) no Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business has, in respect of the Business, either voluntarily or involuntarily, initiated, conducted, issued or caused to be initiated, any recall, market withdrawal, safety alert, post-sale warning, “dear doctor” letter, or other notice or action material to the Business relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to Sellers’ Knowledge, no Person has initiated or conducted any such notice or action against any Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business. To Sellers’ Knowledge, the research, studies and tests conducted by or on behalf of each Seller Company in respect of the Business have been conducted with reasonable care and in accordance in all material respects with experimental protocols, procedures and controls adopted by such Seller Company pursuant to all Health Care Laws and Permits required by the Health Care Laws that are applicable to the Business or to such Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business.

Section 3.20         Foreign Corrupt Practices; OFAC. No Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business nor, to Sellers’ Knowledge, any director, officer, agent, employee or other person acting on behalf of any Seller Company, or other direct or indirect Subsidiary of the Seller Companies engaged in the Business has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. No Seller Company nor, to Sellers’ Knowledge, any director, officer, agent, employee or Affiliate of any Seller Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Sellers will not use the Purchase Price, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

Section 3.21         Accounting and Disclosure Controls. Each applicable Seller Company or other direct or indirect Subsidiary of the Seller Companies engaged in the Business maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions related to the Business are executed in accordance with management’s general or specific authorizations, (b) transactions related to the Business are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (c) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. PHMD maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by PHMD in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by PHMD in the reports that it files or submits under the Exchange Act is accumulated and communicated to PHMD’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve (12) months prior to the date hereof, PHMD has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of PHMD.

Section 3.22         Litigation.Section 3.22 of the Disclosure Letter sets forth each instance in which any of the Seller Companies (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Sellers’ Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.22 of the Disclosure Letter could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Seller Companies or the Business. None of the Sellers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Sellers.

Section 3.23         Warranty. No Seller is aware of any basis for warranty claims which would result in costs materially in excess of the costs which have been incurred by any of the Seller Companies in the Ordinary Course of Business. The books and records of the Sellers reflect adequate reserves for all potential warranty claims against the Seller Companies. Section 3.23 of the Disclosure Letter includes copies of the standard terms and conditions of provision of services by the Sellers (containing applicable guaranty, warranty, and indemnity provisions).

Section 3.24         Capitalization of Hong Kong Foreign Subsidiary. The authorized, issued, subscribed and paid-up share capital of the Hong Kong Foreign Subsidiary is as specified in Section 3.24 of the Disclosure Letter. Except as set forth on Section 3.24 of the Disclosure Letter, the Securities have been duly authorized and validly issued. Section 3.24 of the Disclosure Letter discloses the ownership of the issued and outstanding Securities of the Hong Kong Foreign Subsidiaries as between the Sellers. All of the Securities of the Hong Kong Foreign Subsidiary are free and clear of all Liens (other than Permitted Liens and restrictions on transfer arising under applicable securities laws). Except as set forth on Section 3.24 of the Disclosure Letter, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts that could require the Hong Kong Foreign Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Hong Kong Foreign Subsidiary. No Seller Company is a party to, and there are no, voting trusts, proxies, or other agreements or understandings with respect to the voting or transfer of any of the Securities.

Section 3.25         No Representations as to Brazilian Foreign Subsidiary. Notwithstanding anything to the contrary contained in this Section 3 and for the avoidance of doubt, the Sellers are not making any representations and warranties regarding the Brazilian Foreign Subsidiary.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

As a material inducement to the Sellers to enter into this Agreement and to sell the Transferred Assets, Purchaser and the Parent hereby jointly and severally represents and warrants to the Sellers as follows:

Section 4.1           Organization, Power; Authorization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of Parent and Purchaser has the requisite corporate power and authority and all material Permits necessary to enter into, deliver and carry out its obligations pursuant to this Agreement and the Transaction Documents to which it is or will be a party. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is or will be a party has been duly authorized by each of Parent and the Purchaser.

Section 4.2           Binding Effect; Noncontravention.

(a)          This Agreement has been duly executed and delivered by Purchaser and Parent and (assuming due authorization, execution and delivery by the Sellers) constitutes a valid and binding obligation of Purchaser and Parent which is enforceable against Purchaser and Parent in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a Proceeding at law or in equity).

(b)          The execution, delivery and performance by Purchaser and Parent of this Agreement do not and shall not: (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in a violation of, (iii) result in the creation of any Lien upon the assets of Purchaser and Parent pursuant to, or (iv) require any Permit or authorization, consent, approval, exemption or other action by or declaration or notice to any Person pursuant to (A) any material Contract to which Purchaser or Parent is a party, by which it is bound, or to which any of its assets are subject, or (B) the certificate of incorporation, bylaws or similar governing documents of Purchaser and Parent.

Section 4.3           Consents. No notice to, filing with, or Permit, or consent or approval of any Person (including any Person which provides financing to Parent, Purchaser or its Affiliates) is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Purchaser and Parent.

Section 4.4           Brokerage. Purchaser and Parent has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

Section 4.5           Working Capital. As of the date hereof and as of the Closing Date, the Parent has and will have sufficient working capital on hand or committed financing sources to enable the Purchaser to operate the Business following the Closing Date and to pay all fees and expenses incurred by it in connection with the transactions contemplated hereunder.

Section 4.6           Proceedings; Orders. There is no Proceeding or investigation pending or, to the knowledge of Parent and Purchaser, threatened against Parent or Purchaser, its properties or businesses, that (a) challenges the validity of this Agreement or any action taken or to be taken by Purchaser in connection herewith, or (b) seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, or which, individually or in the aggregate, would impair or delay the ability of Parent or Purchaser to effect the Closing. Parent or Purchaser is not subject to any Order that, individually or in the aggregate, would impair or delay the ability of Parent or Purchaser to affect the Closing.

Section 4.7           Solvency. Immediately after giving effect to the Closing, Purchaser will be able to pay its debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay its probable liability on its debts as they mature. Immediately after giving effect to the transactions contemplated by this Agreement, Purchaser will not have unreasonably small capital with which to carry on the Business. No transfer of property is being made and no obligation is being incurred by Purchaser in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud creditors of Purchaser.

ARTICLE V

COVENANTS

Section 5.1           Public Announcements; SEC Filings. Neither the Sellers, Parent nor Purchaser, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties, except as may be required by listing requirements or Legal Requirements. Notwithstanding the foregoing, the Parties have prepared a joint press release to be issued by the Parties immediately following the execution of this Agreement. The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all reports, including current reports on Form 8-K and comments thereto, in connection with this Agreement and the transactions contemplated hereby.

Section 5.2           Transaction Expenses; Transfer Taxes.

(a)          Parent and Purchaser shall bear all fees and expenses incurred by Purchaser and its Representatives in connection with the negotiation and execution of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby. The Sellers shall bear all fees and expenses incurred by the Seller Companies in connection with the negotiation and execution of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby.

(b)          Notwithstanding anything to the contrary in this Agreement, all stamp, transfer, documentary, sales, use, registration and other such Taxes, levies and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, “ Transfer Taxes ”), and the reasonable costs of preparing and filing the Tax Returns associated therewith, will be borne solely by the Sellers. All Tax Returns with respect to Transfer Taxes shall be prepared and filed by the Person that customarily is responsible for the filing of such Tax Returns. The Parties shall reasonably cooperate with one another to lawfully minimize Transfer Taxes and the Sellers shall, if Purchaser is the filing party of a particular Transfer Tax Return, pay to Purchaser the associated Transfer Taxes (and costs) to the Purchaser within three (3) Business Days prior to the payment due date of such Transfer Taxes and Purchaser shall duly remit such Taxes to the appropriate Taxing Authority.

Section 5.3           Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things not inconsistent with this Agreement, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents. In addition, and without limitation of the foregoing, in the event that either Seller shall, following the Closing, come into possession of any of the Business Assets, such Seller shall promptly cause the transfer of such Business Assets to Purchaser and shall take such actions reasonably requested by Purchaser to memorialize such transfer.

Section 5.4           Post-Closing Access. Following the Closing, Purchaser shall provide to PHMD and its Representatives reasonable access to the personnel, representatives, attorneys, accountants, properties, books and records of the Business upon reasonable advance written notice during regular business hours, and will permit PHMD to make copies of any such information in each case to the extent necessary for PHMD to comply with its obligations to the SEC or otherwise under the Exchange Act or to comply with any audit commenced by any relevant governmental authority.

Section 5.5           Employees; Employees Benefit Plans.

(a)          Within twenty-four (24) hours following the Closing (or such other time as the Parties may mutually agree), Purchaser shall, or shall cause one of its Affiliates to, make written offers of employment to certain active Business Employees of the Seller Companies identified by the Parties prior to Closing (collectively, the “ Offered Employees ”), which offer shall remain open for five days (or such other time as the Parties may mutually agree) following the Closing Date. Each such offer shall provide (i) an annual base salary or hourly wage rate (as the case may be) not less than the base salary or hourly wage rate in effect as of the date hereof, and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits received by such Offered Employee as of the date hereof, or, in the discretion of Purchaser, employee benefits offered to similarly situated employees of Parent or Purchaser from time to time; provided, that any and all equity awards by Parent or Purchaser shall be at Parent’s sole discretion. The Offered Employees who accept such offers of employment and become employees of Purchaser (or any of its Affiliates) shall be collectively referred to as the “ Continuing Employees .” Subject to Purchaser’s compliance with this Section 5.5(a) , the Sellers shall be solely responsible for, and liable to pay, severance (if any) that becomes due to a Business Employee and for the provision of health plan continuation coverage in accordance with the requirements of Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable state or local Legal Requirement who (x) is an Offered Employee but rejects Purchaser’s (or its Affiliate’s) offer of employment provided in accordance with this Section 5.5(a) and does not continue employment with the Sellers or any of their Affiliates on or after the Closing Date, (y) is not an Offered Employee and does not continue employment with the Sellers or any of their Affiliates on or after the Closing Date or (z) is a former employee of Sellers or any of their Affiliates as of the Closing Date, in each case in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 and the terms of the applicable plans. The Purchaser shall be responsible and pay or reimburse the Sellers for the payroll and other expenses associated with the Offered Employees from and after the Closing Date. The Parties acknowledge and agree that Section 5.5(a) of the Disclosure Schedule has not yet been delivered or agreed upon by the Parties. The Parties shall work together to prepare and agree upon Section 5.5(a) of the Disclosure Schedule within twenty (20) days of the date hereof. Once both Parties mutually agree upon Section 5.5(a) of the Disclosure Schedule in writing it shall automatically become a part of this Agreement.

(b)          As soon as reasonably practicable after the Closing Date or such later date agreed to by the Parties or permitted under the Transition Services Agreement, but in no event later than December 31, 2016, the Parent or the Purchaser shall take, or shall cause one of its Affiliates to take, all actions necessary to implement and establish “employee benefit plans” within the meaning of Section 3(3) of ERISA and a 401(k) plan intended to be qualified under Section 401(a) of the Code (collectively, “ Applicable Plans ”) in which the Continuing Employees shall be eligible to participate from and after the date of establishment. For purposes of determining eligibility to participate, vesting and benefit accrual in the Applicable Plans, the service of each Continuing Employee prior to the Closing Date shall be treated as service with Purchaser, to the extent recognized by PHMD prior to the Closing Date; provided , however , that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits and Purchaser shall not be required to provide service credit for benefit accrual purposes under any Applicable Plan that is a defined benefit pension plan. In addition, subject to applicable Legal Requirement, Purchaser shall ensure that the Applicable Plans (i) waive, or caused to be waived, all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any Applicable Plan in which such Continuing Employees may be eligible to participate after the Closing Date and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid during the plan year in which the Closing Date occurs in satisfying any applicable deductible or out-of-pocket requirements under any Applicable Plans that are welfare plans in which such Continuing Employee is eligible to participate after the Closing Date.

(c)          Except as otherwise provided in the Transition Services Agreement, effective as of the later of the Closing Date and the date on which the Continuing Employees’ employment commences with the Purchaser (such date, the “ Transfer Date ”), all Continuing Employees shall cease to participate in any Employee Benefit Plan sponsored by the Sellers or any of their Affiliates. The Sellers shall retain all liabilities accrued through the Transfer Date in respect of such Continuing Employees’ participation in Sellers’ Employee Benefit Plans. From and after the Transfer Date, the Purchaser shall, pursuant to and in accordance with the terms of the Transition Services Agreement, have the reimbursement obligations to Seller set forth therein with respect to the costs and expenses associated with participation by the Continuing Employees in any Employee Benefit Plans sponsored by the Sellers or any of their Affiliates.

(d)          Nothing contained in this Section 5.5, expressed or implied, shall (i) be treated as the establishment, amendment or modification of any Employee Benefit Plan or Applicable Plan or, except as expressly set forth in this Section 5.5 , constitute a limitation on rights to amend, modify, merge or terminate after the Closing Date any Employee Benefit Plan or Applicable Plan, (ii) give any current or former employee, officer, director or other independent contractor (including any beneficiary or dependent of the foregoing) of the Parties or their respective Affiliates any third party beneficiary or other rights, or (iii) except as explicitly set forth in this Section 5.5 , obligate Purchaser or any of its Affiliates to (A) maintain any particular Employee Benefit Plan or Applicable Plan, or (B) retain the employment or services of any current or former employee, officer, director or other service provider.

Section 5.6           Non-Compete and Non-Solicitation.

(a)          The Sellers agree that for a period of five (5) years after the Closing Date no Seller shall, either directly or indirectly, alone or with others, engage in, own, manage, operate, finance, control, or provide services to, any Person that sells, distributes or otherwise provides, for use any of the Consumer Products; provided , that nothing in this Section 5.6(a) shall preclude any Seller from owning, solely as an investment, up to 5% of any Person engaged in any such business. The Sellers shall take commercially reasonable efforts to promptly enforce any agreements that the Sellers have with their officers, directors, employees, consultants and advisors relating to non-competition of such persons with the Business.

(b)          The Sellers agree that for a period of five (5) years after the Closing Date no Seller shall nor shall any Seller’s officers or directors, without the prior written consent of Purchaser, directly or indirectly solicit the employment or services of, or retain, any Continuing Employee; provided , that the restrictions contained in this Section 5.6(b) shall not apply to solicitations through job fairs or general solicitations or advertisements not directed at any particular individual.

(c)          The Sellers agree that for a period of five (5) years after the Closing Date no Seller shall, without the prior written consent of Purchaser, knowingly cause or attempt to cause any customer of the Business to reduce or terminate its business relationship with Purchaser.

(d)          Purchaser and Parent agree that for a period of five (5) years after the Closing Date neither Purchaser nor Parent nor shall any of their respective officers or directors, without the prior written consent of the Sellers, directly or indirectly solicit the employment or services of, or retain any employee of any Seller (other than any Business Employee) as of the Closing; provided , that the restrictions contained in this Section 5.6(c) shall not apply to solicitations through job fairs or general solicitations or advertisements not directed at any particular individual.

(e)          The Purchaser and the Parent agree that for a period of four (4) years after the Closing Date neither the Purchaser nor the Parent shall, without the prior written consent of the Sellers, knowingly cause or attempt to cause any customer of any Seller or any of their Affiliates to reduce or terminate its business relationship with such Seller or such Affiliate.

(f)           If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 5.6(a) , (b) , (c) , (c) or (e) is invalid or unenforceable, then the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 5.6 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(g)          In the event of any breach or attempted breach of any provision contained in Section 5.6(a), (b), (c), (c) or (e) , the aggrieved Party shall be entitled to injunctive and other temporary relief without the need to post a bond and, subject to the other limitations herein, to such other and further legal and equitable relief and damages as may be proper.

Section 5.7           PhotoMedex and Radiancy Names. Purchaser understands that subsequent to the Closing, the Sellers will use the names “PhotoMedex” and “Radiancy” and that such names and any and all derivations thereof are excluded from the Transferred Assets hereunder and may not be used by Purchaser, except for certain limited rights outlined in the Transition Services Agreement.

Section 5.8           Notices and Consents. The Sellers will give any notices to third parties and shall use their respective best efforts to obtain any third party consents, that the Purchaser may request in connection with the consummation of the transactions contemplated hereby. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Entities in connection with the transactions contemplated hereby.

Section 5.9           Operation of Business. During the period prior to the Closing, the Sellers shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers shall not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.5 above.

Section 5.10         Preservation of Business. During the period prior to the Closing, the Sellers shall keep the Business, the Transferred Assets and the Foreign Subsidiaries substantially intact, including the present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

Section 5.11         Notice of Developments. During the period prior to the Closing, the Sellers will give prompt written notice to the Purchaser of any material adverse development causing a breach of any of the representations and warranties of the Sellers contained in this Agreement. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties set forth above. No disclosure by any Party pursuant to this Section 5.11 , however, shall be deemed to amend or supplement the Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Section 5.12         Exclusivity. During the period prior to the Closing, neither of the Sellers shall (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any assets (other than dispositions of inventory or other assets in the Ordinary Course of Business) (including any acquisition structured as a merger, consolidation, or share exchange) or any other transaction that conflicts with this Agreement or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

Section 5.13         Financial Information. The Sellers shall cooperate with the Purchaser and the Purchaser’s independent certified public accounting firm in order to enable the Purchaser to create audited financial statements of the Business prepared in accordance with the GAAP for the two full fiscal years preceding the Closing Date and for the calendar year 2016, by making available the Sellers’ records as they are maintained in the ordinary course of business and answering reasonable questions, the cost for which will be borne by the Purchaser.

Section 5.14         Payment of Excluded Liabilities. After the Closing the Sellers shall promptly pay to the appropriate party any Excluded Liabilities which become due and payable after the Closing.

Section 5.15         Information Statement or other Shareholder Approval by the Parties.

(a)          A majority of the Purchaser’s stockholders have approved this Agreement and the transactions contemplated hereby by written consent in accordance with the applicable provisions of the Nevada Revised Statutes. The Purchaser shall file an information statement relating to such written consent on Schedule 14C (the “ Information Statement ”) with the SEC within ten (10) business days of the date of this Agreement. The Purchaser shall use commercially reasonable efforts to (a) promptly respond to any comments of the Staff of the SEC relating to such Information Statement and (b) file a definitive Information Statement with the SEC and mail the same to its stockholders as soon as reasonably practicable.

(b)          PHMD intends to seek approval for this transaction from its stockholders in accordance with the applicable provisions of the Nevada Revised Statutes. PHMD intends to file such documents as are required by applicable securities laws with the SEC within ten (10) business days of the date of this Agreement. PHMD shall use commercially reasonable efforts to (a) promptly respond to any comments of the Staff of the SEC relating to such filings and (b) file definitive documentation with the SEC and mail the same to its stockholders as soon as reasonably practicable.

Section 5.16          Post-Closing Marketing/Sales Obligations. From and after the Closing Date and until Purchaser and Parent shall have made payments of royalty to Sellers in the aggregate amount of $4,500,000 in full pursuant to Section 2.2(c) above, Purchaser, Parent and their respective Affiliates shall use their good-faith, best efforts to promote, market, distribute and sell the Consumer Products.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1           Conditions to Obligation of Purchaser.

The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)          the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

(b)          the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(c)          the Sellers shall have procured all of the third party consents specified in Section 3.2(b);

(d)          no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, county, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Purchaser to own the Transferred Assets and to operate the Business of the Sellers (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e)          the Sellers shall have delivered to Purchaser a certificate to the effect that each of the conditions specified above in Section 6.1(a)-(d) is satisfied in all respects;

(f)          the Sellers and Purchaser shall have received all authorizations, consents, and approvals of Governmental Entities that are required in order to consummate the transactions contemplated hereby, and none of such authorizations, consents, and approvals shall contain any terms, limitations, or conditions which Purchaser determines in good faith to be materially burdensome to Purchaser, or which restrict Purchaser from owning or operating the Transferred Assets or from conducting the Business in substantially the same manner as conducted on the date hereof;

(g)          Purchaser shall have received from counsel to the Sellers an opinion in form and substance satisfactory to Purchaser, addressed to Purchaser, and dated as of the Closing Date;

(h)          there shall not have been any occurrence, event, incident, action, failure to act, or transaction since June 30, 2016 which has had or is reasonably likely to cause a material adverse effect on the Business;

(i)           Purchaser shall have completed its business, accounting and legal due diligence review of the Business, the Transferred Assets and the Foreign Subsidiaries, and the results thereof shall be reasonably satisfactory to Purchaser;

(j)           Purchaser shall have received such pay-off letters and releases relating to the Indebtedness as it shall have requested and such pay-off letters shall be in form and substance satisfactory to it;

(k)          Purchaser shall have received assignment and assumptions of lease for each Lease in form and substance satisfactory to Purchaser;

(l)           the Sellers shall have complied to the extent necessary with any applicable bulk sales or bulk transfer laws;

(m)         the Inventory included in the Transferred Assets shall include at least $6 million of saleable Inventory for the NoNo Consumer Product calculated on a GAAP basis;

(n)          the Parent shall have obtained the written consent of its stockholders to the transactions contemplated by this Agreement and at least twenty (20) days shall have passed since the filing and mailing of the definitive Information Statement;

(o)          all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchaser.

Purchaser may waive any condition specified in this Section 6.1 if it executes a written instrument so stating at or prior to the Closing.

Section 6.2           Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

(a)          the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

(b)          Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)          no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)          Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

(e)          The Sellers and Purchaser shall have received all authorizations, consents, and approvals of Governmental Entities that are necessary to consummate the transactions contemplated by this Agreement;

(f)           PHMD shall have obtained the consent of stockholders holding at least a majority of its issued and outstanding common stock to the transactions contemplated by this Agreement and the appropriate time shall have passed since the applicable filings and mailings have been made with the SEC with regard to the transactions contemplated by this Agreement; and

(g)          all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

Any Seller may waive any condition specified in this Section 6.2 if it executes a written instrument so stating at or prior to the Closing.

ARTICLE VII

INDEMNIFICATION

Section 7.1           Indemnification.

(a)          Subject to the limitations set forth in Section 7.3, PHMD agrees from and after the Closing Date to indemnify, defend and hold harmless each of the Parent and the Purchaser and all of their respective officers, managers, directors, shareholders, members, Affiliates, employees and agents (collectively, the “ Purchaser Indemnified Persons ”) from and against any Losses actually incurred by any of such Purchaser Indemnified Persons arising out of or resulting from (i) any breach by any Seller Company of any representation or warranty of such Seller Company contained in this Agreement or any other Transaction Document, (ii) any breach by any Seller Company of any covenant or other obligation or agreement contained in this Agreement or any other Transaction Document, (iii) the Excluded Liabilities and (iv) any liability of any Seller which is not an Assumed Liability and which is imposed upon the Purchaser under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability so long as such liability arises out of the ownership, use or operation of the Transferred Assets of the Sellers, or the operation or conduct of the Business prior to the Closing; provided , in each case, that the relevant Purchaser Indemnified Person has submitted to PHMD a Notice of Claim or Third Party Notice, as applicable, in respect thereof prior to the date of expiration of any applicable survival period specified in Section 7.3 .

(b)          Subject to the limitations set forth in Section 7.3, each of Parent and Purchaser agrees from and after the Closing Date to indemnify, defend and hold harmless PHMD and all of its and its Affiliates’ respective officers, managers, directors, shareholders, members, Affiliates, employees and agents (the “ Seller Indemnified Persons ”) from and against any Losses actually incurred by the Seller Indemnified Persons arising out of or resulting from (i) any breach by Parent or Purchaser of any representation or warranty of Parent or Purchaser contained in this Agreement or any other Transaction Document, (ii) any breach by Parent or Purchaser of any covenant or other obligation or agreement of Purchaser contained in this Agreement or any other Transaction Document, and (iii) the Assumed Liabilities; provided , in each case, that the relevant Seller Indemnified Person has submitted to Parent and Purchaser a Notice of Claim or Third Party Notice, as applicable, in respect thereof prior to the date of expiration of any applicable survival period specified in Section 7.3 .

Section 7.2           Procedures for Indemnification.

(a)          If any Purchaser Indemnified Person or Seller Indemnified Person (each, an “Indemnified Person ”) shall claim indemnification hereunder for any matter (other than a Third Party Claim) for which indemnification is provided in Section 7.1 , the Indemnified Person shall promptly after it first obtains knowledge of facts which could reasonably be expected to give rise to Losses that will serve the basis for such claim, give written notice (a “ Notice of Claim ”) to PHMD or Purchaser, as applicable, setting forth the basis for such claim and the nature and estimated amount of the claim to the extent then feasible (which estimate shall not be conclusive of the final amount of the claim), all in reasonable detail; provided , that the failure of any Indemnified Person to give timely notice thereof shall not affect any of its rights to indemnification hereunder nor relieve PHMD or Purchaser, as the case may be, from any of its indemnification obligations hereunder, except to the extent that it is actually prejudiced by such failure. If PHMD or Purchaser, as applicable, disputes any claim set forth in the Notice of Claim, it may, at any time deliver to the Indemnified Person that has given the Notice of Claim a written notice indicating its dispute of such Notice of Claim, and the Parties shall attempt in good faith for a period of thirty (30) days after delivery of the dispute notice to agree upon the rights of the Parties with respect to such Notice of Claim. If no such agreement can be reached after good faith negotiation, the Parties shall have the rights and remedies, if any, available to them under this Agreement or applicable Legal Requirements.

(b)          If an Indemnified Person shall claim indemnification hereunder arising from any Third Party Claim for which indemnification is provided in Section 7.1 , the Indemnified Person shall promptly after it first obtains knowledge of such Third Party Claim, give written notice (a “ Third Party Notice ”) to PHMD or Purchaser, as applicable (each, an “ Indemnifying Person ”), of the basis for such claim, setting forth the nature of the claim or demand in reasonable detail to the extent known by the Indemnified Person; provided , that the failure of any Indemnified Person to give timely notice thereof shall not affect any of its rights to indemnification hereunder nor relieve PHMD or Purchaser, as the case may be, from any of its indemnification obligations hereunder, except to the extent that it is actually prejudiced by such failure. The Indemnifying Person, upon notice to the Indemnified Person, may at any time within thirty (30) days after receiving a Third Party Notice, at its own cost and through counsel of its choosing and reasonably acceptable to the Indemnified Person, defend any claim or demand set forth in a Third Party Notice. The Indemnifying Person shall have the right to compromise and settle all indemnifiable matters related to Third Party Claims which are susceptible to being settled and as to which it shall have properly assumed the defense; provided , that the Indemnifying Party shall not, without the prior written consent of the Indemnified Person settle or compromise any Third Party Claim or consent to the entry of any final judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff of a written release or releases from all liability in respect of such Third Party Claim of all Indemnified Persons named in such Third Party Claim and the sole relief for which are monetary damages that are paid in full by the Indemnifying Party. In the event that a particular Third Party Claim is subject to the limitations set forth in Section 7.3(b) and the aggregate amount of such Third Party Claim exceeds the Indemnifying Person’s applicable maximum aggregate liability, the Indemnifying Person shall not reject any settlement or compromise offer without the prior consent of the Indemnified Person. The Indemnifying Person shall from time to time and otherwise at the Indemnified Person’s request apprise the Indemnified Person of the status of the claim, liability or expense and any resulting Proceeding and shall furnish the Indemnified Person with such documents and information filed or delivered in connection with such claim, liability or expense or otherwise thereto as the Indemnified Person may reasonably request, and shall diligently defend the applicable Third-Party Claim. The Indemnified Person shall not admit any liability to any third party in connection with any matter which is the subject of a Notice of Claim as to which the Indemnifying Party shall have properly assumed the defense and shall cooperate fully in the manner requested by the Indemnifying Party in the defense of such claim. Notwithstanding anything herein stated, the Indemnified Person shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided , however , that if there exists a material conflict of interest between the Indemnified Person, on the one hand, and the Indemnifying Party, on the other hand, or if the Indemnified Person has been advised by counsel that there may be one or more legal or equitable defenses available to it that are different from or additional to those available to the Indemnifying Party, which, in either case, would make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Person, then the Indemnified Person shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Person (except that the Indemnifying Party shall not be obligated to pay the fees and expenses of more than one separate counsel for all Indemnified Persons, taken together). Until such time as the Indemnifying Person has timely delivered a notice of intent to defend a Third Party Claim to the Indemnified Person, the Indemnified Person shall, at the expense of the Indemnifying Person, undertake the defense of (with counsel selected by the Indemnified Person and reasonably acceptable to the Indemnifying Person) such claim, liability or expense, and shall have the right to compromise or settle such claim, liability or expense exercising reasonable business judgment; provided , that such compromise or settlement shall not be effected within the first thirty (30) days after Indemnifying Party’s receipt of such Third Party Notice without the prior written consent of the Indemnifying Person (such consent not to be unreasonably withheld, conditioned or delayed).

Section 7.3           Limitations on Indemnification.

(a)          The representations and warranties made in this Agreement shall terminate upon the eighteen (18) month anniversary of the Closing Date, except for the Fundamental Representations, which shall survive as follows: the representations and warranties in Section 3.9 (Tax Matters), Section 3.10 (Environmental Matters), and Section 3.13 (Employee Benefits) shall survive until sixty (60) days following the expiration of the statute of limitations applicable thereto (giving effect to any waiver, mitigation or extension thereof) and all other Fundamental Representations shall survive in perpetuity. All covenants and agreements (including, without limitation, Purchaser’s and Parent’s obligations under Sections 2.2(b) and (c) ) shall survive in perpetuity.

(b)          Subject to Section 7.3(d) and Section 7.3(e), PHMD’s maximum aggregate liability to Purchaser Indemnified Persons for indemnification (including costs incurred in the defense of such claim) under (i) Section 7.1(a)(i) (other than with respect to Fundamental Representations) shall not exceed $2,250,000; and (ii) Section 7.1 and Section 8.2 , in the aggregate, shall not exceed the portion of the Purchase Price actually received by the Sellers. Subject to Section 7.3(d) and Section 7.3(e) , Purchaser’s maximum aggregate liability to Seller Indemnified Persons for indemnification (including costs incurred in the defense of such claim) under Section 7.1 shall not exceed the Purchase Price actually received by the Sellers.

(c)          No Purchaser Indemnified Person shall be entitled to indemnification pursuant to Section 7.1(a)(i) (other than with respect to Fundamental Representations which shall not be subject to the limitations of this Section 7.3(c) ) unless and until the aggregate Losses incurred by all Purchaser Indemnified Persons in respect of all claims under Section 7.1(a)(i) (other than with respect to Fundamental Representations) collectively exceeds $100,000 whereupon Purchaser Indemnified Persons shall only be entitled to indemnification hereunder (subject to the other provisions of this Article VII ) from PHMD for all such Losses incurred by Purchaser Indemnified Persons in excess of such $100,000 threshold.

(d)          The amount of any Losses for which indemnification is provided under this Agreement shall be reduced by (i) any amounts realized by the Indemnified Person as a result of any indemnification, contribution or other payment by any third party, (ii) any insurance proceeds actually recovered by any Indemnified Person (which amount shall be reduced by the amount by which insurance premiums for the Indemnified Person are increased as a direct result of the Losses for which such insurance proceeds were received by the Indemnified Person) or any amounts actually recovered by any Indemnified Person pursuant to any indemnification agreement with any Person and (iii) any Tax savings actually realized by the Indemnified Person (or its Affiliate) in the taxable year in which the Loss is incurred. The Indemnified Persons shall use their commercially reasonable efforts to pursue any claims for insurance, Tax benefits, indemnification, contribution and/or other payments available from third parties with respect to Losses for which it will seek, or has sought, indemnification hereunder.

(e)          Notwithstanding anything to the contrary in this Agreement, the limitations, thresholds and qualifications set forth in this Article VII : (i) shall not apply in the case of fraud or willful breach, or (ii) in any manner preclude an Indemnified Person from seeking any non-monetary equitable remedy, including specific performance or a preliminary or permanent injunction.

(f)          The indemnification provided in this Article VII and in Section 8.2 (including all limitations contained herein) shall be the sole and exclusive remedy for all matters relating to this Agreement, the transactions contemplated hereby, and for the breach of any representation, warranty, covenant or agreement contained herein, and the Parties each expressly waive any and all claims which it may have with respect to the foregoing, other than any Indemnification Claims to the extent provided for in this Article VII and in Section 8.2 .

(g)          The representations, warranties, covenants and obligations of a Party and the rights and remedies that may be exercised by the Indemnified Persons based on such representations, warranties, covenants and obligations, will survive and not be limited or affected by any investigation conducted by any Indemnified Person with respect to, or any knowledge acquired (or capable of being acquired) by such Indemnified Person at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of, or compliance with or performance of, any such representation, warranty, covenant or obligation, and no Indemnified Person shall be required to show that it relied on any such representation, warranty, covenant or obligation of a Party in order to be entitled to indemnification pursuant to this Article VII .

(h)          Solely for the purpose of calculating Losses arising under this Article VII in respect of a breach of any representation or warranty (but, for the avoidance of doubt, not for the purpose of determining whether any such breach occurred), any Material Adverse Effect, materiality, material or similar limitation set forth in such representation or warranty shall be disregarded.

Section 7.4           Adjustments to Purchase Price. All payments under this Article VII shall be treated as adjustments to the Purchase Price, unless otherwise required by applicable Legal Requirement.

Section 7.5           Recoupment Under Royalty.

(a)          If the Sellers are obligated to indemnify the Purchaser or any other Indemnified Person for any indemnification claim in accordance with this Article VII, Purchaser shall first set-off the amount of such claim against royalty amounts that would otherwise be owed to the Sellers under Section 2.2(c) (the “ Royalty ”).

(b)          If the Purchaser intends to set-off any amount hereunder, Purchaser shall provide not less than thirty (30) days’ prior written notice to the Sellers of its intention to do so, together with a reasonably detailed explanation of the basis therefor (a “ Set-Off Notice ”). If, within ten (10) days of its receipt of a Set-Off Notice, the Sellers provide Purchaser with written notice of Sellers’ dispute with Purchaser’s right to make such set-off, Purchaser and Seller (and their respective representatives and advisors) shall meet (which may be accomplished telephonically) in good faith within five (5) days to attempt to resolve their dispute. If such dispute remains unresolved despite Purchaser’s good faith attempt to meet with the Sellers and resolve such dispute, Purchaser may set-off under this Section 7.5 only (a) with respect to those indemnification claims that have been Finally Determined (as defined below), (b) as described in the following sentence or (c) with the prior written consent of the Sellers.

(c)          In the event of a dispute with respect to any indemnification claim against Sellers made in good faith pursuant to this Article VII, and the liability for and amount of Losses therefore, Purchaser may withhold any payments due to the Sellers under the Royalty, up to the disputed amount, but only if the Purchaser deposits such withheld amounts into escrow in accordance with a mutually agreed upon escrow agreement, provided that if the parties cannot agree upon the terms of the escrow agreement or the escrow agent, the Purchaser shall deposit the withheld payments with a court of competent jurisdiction in Wayne, Pennsylvania. For purposes of this Agreement, the term “ Finally Determined ” shall mean with respect to any indemnification claim made, and the liability for and amount of Losses therefor, when the parties to such claim have so determined by mutual agreement or, if disputed, when a judgment has been issued by a court having proper jurisdiction.

ARTICLE VIII

TAX MATTERS

Section 8.1           Cooperation on Tax Matters.

(a)          The Parties shall reasonably cooperate with each other and with each other’s agents, including accounting firms and legal counsel, in connection with: (i) the preparation and filing of Tax Returns pursuant to this Article VIII ; and (ii) Tax Proceedings. Further, each Party shall provide to the other reasonable access to the books and records in such Party’s possession in connection with the preparation and filing of Tax Returns or the conduct of a Tax Proceeding. Any information or documents provided under this Section 8.1 shall be kept confidential by the Party receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any Proceedings relating to Taxes.

(b)          Purchaser shall promptly notify PHMD in writing upon receipt by Purchaser or any of their Affiliates of notice of any Proceeding with respect to Taxes of a Foreign Subsidiary which could result in any Tax liability for which a Seller may be liable to a Purchaser Indemnified Person hereunder (“ Tax Proceedings ”), provided , that the failure of Purchaser to give prompt notice thereof shall not affect any of its rights to indemnification hereunder nor relieve PHMD from any of its indemnification obligations hereunder, except to the extent that Purchaser is materially prejudiced by such failure. The disposition of such Tax Proceedings shall be governed by the procedures of Section 7.2 ; provided, however, that, notwithstanding any other provision of this Agreement, PHMD shall have sole control over all Tax Proceedings that are disclosed on the Disclosure Letter hereto, and all Tax Proceedings with respect to a Foreign Subsidiary where the applicable Tax Returns are not filed by a Foreign Subsidiary separately from PHMD or its Affiliates, and neither Purchaser nor any of its Affiliates shall have participation rights, or the ability to approve settlements of, such Tax Proceedings, and Purchaser shall promptly cause PHMD to receive all authorizations necessary to conduct and dispose of such Tax Proceedings, provided   however , that no settlement of such Tax Proceedings shall entered into without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) if the settlement has an adverse tax effect on Purchaser or its Affiliates (including a Foreign Subsidiary) for taxable periods (or portions thereof) beginning after the Closing Date or results in a Tax liability for which Purchaser would not be fully indemnified by PHMD under this Agreement.

Section 8.2           Tax Indemnification. PHMD shall indemnify the Purchaser Indemnified Persons and hold them harmless from and against (a) all Taxes of a Foreign Subsidiary for the Pre-Closing Tax Period (other than Taxes attributable to any extraordinary transactions undertaken on the Closing Date at the direction of Purchaser), (b) all Taxes of Seller Companies or any Affiliates thereof (other than a Foreign Subsidiary), including any liability for Taxes allocable to or arising out of the Business or ownership of the Transferred Assets for any Pre-Closing Tax Period and including all Taxes incurred by the Seller Companies or any Affiliates thereof (other than a Foreign Subsidiary) due to the conveyance by PHMD and its Affiliates of the Transferred Assets under this Agreement); and (c) all Taxes that are the responsibility of Sellers pursuant to Section 5.2(b) .  PHMD’s obligation to indemnify and hold harmless Purchaser and each Purchaser Affiliate under this Section 8.2 shall survive until sixty (60) days following the expiration of the statute of limitations applicable to the underlying Tax (giving effect to any waiver, mitigation or extension of the subject statute of limitations); provided, however, that if notice of a claim shall have been timely given to PHMD under Section 7.2 or Section 8.1(b) on or prior to such survival termination date, PHMD’s obligation to indemnify and hold harmless the Purchaser Indemnified Persons in respect of such claim shall survive beyond such date until such claim for indemnification has been satisfied or otherwise resolved.  Any amounts paid or payable under this Section 8.2 shall be without duplication with amounts otherwise payable under this Agreement.

Section 8.3           Straddle Period. In the case of any Taxable Period that includes (but does not end on) the Closing Date (a “ Straddle Period ”), the amount of any Taxes for the Pre-Closing Tax Period shall be determined as follows:

(a)          In the case of Taxes based upon income, gross receipts (such as sales taxes) or specific transactions such as the sale or other transfer of property and payroll, the amount of Taxes attributable to any Pre-Closing Tax Period shall be determined by closing the books of the relevant Seller Company as of the end of the Closing Date.

(b)          In the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of Taxes attributable to any Pre-Closing Tax Period shall be equal to the amount of Taxes for such Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period included in the Straddle Period and the denominator of which is the total number of days in the Straddle Period.

Section 8.4            Responsibility for Filing Tax Returns for Periods through Closing Date.

(a)          PHMD shall prepare all Tax Returns of each Foreign Subsidiary for all Taxable Periods ending on or before the Closing Date in a manner consistent with past practice of each Foreign Subsidiary, unless otherwise required under applicable Legal Requirements.  PHMD shall provide Purchaser with drafts of such Tax Returns (along with supporting workpapers and schedules) within sixty (60) days of the due date therefor (including timely requested extensions), and Purchaser shall be allowed to review such Tax Returns and provide PHMD with comments thereto, with PHMD to accept all reasonable comments provided by Purchaser within thirty (30) days of the receipt of the original or revised draft (as applicable), and with such Tax Returns, as finally agreed between the Parties, to then be filed by the Party legally required to file such Tax Returns.  Notwithstanding the foregoing, in the case of a Tax Return that is due within thirty (30) days after the Closing Date (including extensions thereof), PHMD shall provide a copy of such Tax Return (along with supporting workpapers and schedules) and the Purchaser shall review and comment, in each case as soon as practical before the filing due date (including extensions).  Purchaser shall cause the Foreign Subsidiaries to timely file returns as finally agreed to.  Without duplication for amounts otherwise paid under Section 7.1(a) or Section 8.2 .  PHMD shall pay all Taxes shown due and payable on such Tax Returns.

(b)          Purchaser shall prepare all Tax Returns of each Foreign Subsidiary for Straddle Periods in a manner consistent with past practice of the Foreign Subsidiaries, unless otherwise required under applicable Legal Requirements.  Purchaser shall provide PHMD with drafts of such Tax Returns (along with supporting workpapers and schedules) within sixty (60) days of the due date therefor (including timely requested extensions), and PHMD shall be allowed to review such Tax Returns and provide Purchaser with comments thereto, with Purchaser to accept all reasonable comments provided by PHMD within thirty (30) days of the receipt of an original or revised draft (as applicable).  Notwithstanding the foregoing, in the case of a Tax Return that is due within thirty (30) days after the Closing Date or the Taxable Period to which it relates (including extensions thereof), the Purchaser shall provide a copy of such Tax Return (along with supporting workpapers and schedules) and PHMD shall review and comment, in each case as soon as practical before the filing due date (including extensions).  PHMD shall reimburse Purchaser for all Taxes shown due and payable on such Tax Returns that are allocable to the Pre-Closing Tax Period no later than three (3) Business Days prior to the due date of the applicable Tax Return.

Section 8.5           Amended Returns and Retroactive Elections. Unless otherwise required under applicable Legal Requirements, Purchaser shall not (a) amend or revoke any Tax Returns filed with respect to any Taxable Period ending on or before the Closing Date or with respect to any Straddle Period, or (b) make any Tax election that has retroactive effect to any such Taxable Period or Straddle Period, in each such case without the prior written consent of PHMD (not to be unreasonably withheld or delayed).

Section 8.6           Refunds and Tax Benefits. Any Tax refunds of Taxes of any Foreign Subsidiaries that are received by Purchaser or the Foreign Subsidiaries, and any amounts credited against Tax of the Foreign Subsidiaries to which Purchaser or the Foreign Subsidiaries become entitled, allocable to the Pre-Closing Tax Period shall be for the account of PHMD, (excluding any refund or credit attributable to any loss in a tax year (or portion of a Straddle Period) beginning after the Closing Date applied (e.g., as a carryback) to income in the Pre-Closing Tax Period), and Purchaser shall pay over or cause to be paid over to PHMD any such refund or the amount of any such credit (net of any Taxes and reasonable expenses of Purchaser or the Foreign Subsidiaries attributable to such refund or credit) within fifteen (15) days after receipt or entitlement thereto.

Section 8.7           Purchase Price Allocations. The Parties agree that the Purchase Price (plus other relevant items) shall be allocated in accordance with Section 1060 of the Code among the Transferred Assets for all Tax purposes as shown on the allocation schedule (the “ Allocation Schedule ”). A draft of the Allocation Schedule shall be prepared by Parent and delivered to PHMD within sixty (60) days following the Closing Date. If, within forty-five (45) days after the receipt of the Allocation Schedule by PHMD, PHMD notifies Parent in writing that PHMD objects to one or more items reflected in the Allocation Schedule, PHMD and Purchaser shall negotiate in good faith to resolve such dispute; provided , however , that if PHMD and Parent are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days following Parent’s receipt of any such notice of objection, each of Parent and PHMD may prepare and shall use (and shall cause its Affiliates to use) its own separate purchase price allocation (each such allocation, a “ Separate Allocation ”) in connection with the preparation and filing of all Tax Returns, and neither Parent nor Purchaser shall have any liability to PHMD, and PHMD shall have no liability to either Parent or Purchaser, for any Taxes that may be imposed by any Taxing Authority to the extent that such Tax arises as a result of the inconsistencies between the Separate Allocations. If no written objection is delivered by PHMD to Parent within the forty-five (45) day period after PHMD’s receipt of the Allocation Schedule, the Allocation Schedule as prepared by Parent shall deemed to be accepted by PHMD and shall be shall be conclusive and binding upon the Parties. The Parties shall file (and shall cause their Affiliates to file) all Tax Returns (including amended returns and claims for refund) in a manner consistent with the Allocation Schedule if the Allocation is agreed to (or deemed agreed to), as the case may be pursuant to the procedures set forth in this Section 8.7 .

Section 8.8           Tax Sharing Agreements.

PHMD shall cause all tax sharing agreements between the Foreign Subsidiaries, on the one hand, and the Sellers (or any other Person) to be terminated effective on the Closing.

ARTICLE IX

TERMINATION

Section 9.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written consent of the Parties;

(b)          by any of the Parent or the Purchaser, on the one hand, or the Sellers, on the other hand, if there has been a material misrepresentation or breach of covenant or agreement contained in this Agreement on the part of the other Party and such breach of a covenant or agreement has not been promptly cured after at least fourteen (14) day’s written notice is given;

(c)          by the Parent or the Purchaser if any of the conditions set forth in Section 6.1, shall not have been satisfied before the one hundred twenty (120) day following the date of this Agreement, or such later date as the Parent and the Parties shall mutually agree to in writing;

(d)          by the Sellers if any of the conditions set forth in Section 6.2 shall not have been satisfied before the one hundred twenty (120) day following the date of this Agreement, or such later date as the Parties shall mutually agree to in writing.

ARTICLE X

MISCELLANEOUS

Section 10.1         Confidentiality. On and after the Closing, Parent shall (and shall cause its Affiliates to) maintain the confidentiality of all confidential or proprietary information of the Sellers and agrees not to, directly or indirectly, disclose any such confidential or proprietary information except to the extent that disclosure of any portion thereof is required by Legal Requirement or determined to be necessary to comply with any Legal Requirement or to the extent the information becomes generally available to the public other than as a result of disclosure by Parent or its Affiliates. On and after the Closing, PHMD shall (and shall cause its Affiliates to) maintain the confidentiality of all confidential or proprietary information of Parent and Purchaser and agree not to, directly or indirectly, disclose any such confidential or proprietary information except to the extent that disclosure of any portion thereof is required by Legal Requirement or determined to be necessary to comply with any Legal Requirement or to the extent the information becomes generally available to the public other than as a result of disclosure by PHMD or its Affiliates. For the avoidance of doubt, upon the Closing, information relating to the Business is not confidential or proprietary information of the Sellers.

Section 10.2         Consent to Amendments. This Agreement may be amended or modified, and any provisions of this Agreement may be waived, in each case upon the approval, in writing, executed by, each of the Parties. No other course of dealing between the Parties or any delay in exercising any rights pursuant to this Agreement shall operate as a waiver of any rights of any Party.

Section 10.3         Entire Agreement. This Agreement, including the Disclosure Letter attached hereto, and the other Transaction Documents constitute the entire agreement among the Parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

Section 10.4         Successors and Assigns. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the Parties shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties, whether so expressed or not, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Parent or Purchaser (on the one hand), or PHMD (on the other hand) without the prior written consent of PHMD or the Parent, as applicable. Any attempted assignment without such consent shall be null and void.

Section 10.5         Mediation; Arbitration and Governing Law. In the event of a dispute between any of the Parties arising under or relating in any way whatsoever to this Agreement, the disputing Parties shall attempt to resolve it through good faith negotiation. Except as otherwise set forth in Section 2.2(c) above, if the dispute is not resolved through such negotiation, then the disputing Parties shall attempt to resolve it through mediation in the State of Pennsylvania, USA, with a neutral, third-party mediator mutually agreed upon by the disputing Parties. Unless otherwise agreed by the disputing Parties, the costs of mediation shall be shared equally. Except as otherwise set forth in Section 2.2(c) above, if the dispute is not resolved through mediation, then upon written demand by one of the disputing Parties it shall be referred to a mutually agreeable arbitrator. The arbitration process shall be conducted in accordance with the laws of the Commonwealth of Pennsylvania, except as modified herein. Venue for the arbitration hearing shall be the State of Pennsylvania, USA. All remedies, legal and equitable, available in court shall also be available in arbitration. The arbitrator’s decision shall be final and binding, and judgment may be entered thereon in a court of competent jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles thereof. In any dispute arising out of or relating in way whatsoever to this Agreement, including arbitration, the substantially prevailing Party shall be entitled to recover its costs and attorney fees from the other disputing Parties.

Section 10.6         No Additional Representations; Disclaimer.

(a)          Each of Parent and Purchaser acknowledges and agrees that neither Seller nor any of their respective Representatives, or any other Person acting on behalf of either Seller, or any of their respective Representatives, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business or the Transferred Assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Disclosure Letter. Each of Parent and Purchaser further agrees that neither Seller, nor any of their direct or indirect Representatives (or any of their directors, officers, employees, members, managers, partners, agents or otherwise), will have or be subject to any liability to Parent or Purchaser resulting from the distribution to Parent or Purchaser, or Parent or Purchaser’s use of, any such information, and any information, document or material made available to Parent or Purchaser or its Representatives in certain “data rooms” and online “data sites,” management presentations, management interviews, or any other form in expectation or anticipation of the transactions contemplated by this Agreement.

(b)          Each of Parent and Purchaser acknowledges and agrees that, except for the representations and warranties of PHMD expressly set forth in Article III hereof, the Transferred Assets are being acquired AS IS WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR ANY OTHER EXPRESSED OR IMPLIED WARRANTY. Each of Parent and Purchaser acknowledges and agrees that it is consummating the transactions contemplated by this Agreement and the other Transaction Documents without relying on any representation or warranty, express or implied, whatsoever by the Sellers or any of their Representatives, except for the representations and warranties of the Sellers expressly set forth in Article III hereof.

(c)          In connection with Purchaser’s investigation of the Business, Parent and Purchaser has received, directly or indirectly, through its Representatives, from or on behalf of the Sellers or their Representatives, certain projections, including projected statements of operating revenues, income from operations, and cash flows of the Business (and the business transactions and events underlying such statements) and certain business plan information, projections, presentations, predictions, calculations, estimates and forecasts of the Business and other similar data. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans, statements, predictions, presentations, calculations and other similar data, that Parent and Purchaser is well aware of such uncertainties, that Parent and Purchaser is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans, statements, calculations, predictions and other similar data), and that neither Parent, Purchaser, nor any Purchaser Indemnified Person, shall have any claim under any circumstances against either Seller or any other Person with respect thereto or arising therefrom. Accordingly, the Sellers make no representations or warranties whatsoever, to Parent or Purchaser or any other Person, with respect to such estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data (including the reasonableness of the assumptions underlying such projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data) and no such Person shall be entitled to rely on such estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data for any purpose, including in connection with the transactions contemplated by this Agreement or the financing thereof.

(d)          In no event shall any of the provisions of Section 10.6(a) through Section 10.6(c) be deemed to modify, qualify amend or otherwise affect in any manner any of the representations and warranties of PHMD in Article III of this Agreement, and Parent and Purchaser hereby reserves any and all rights that it may have with respect the breach or inaccuracy thereof, subject to the other limitations set forth in this Agreement.

Section 10.7         Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, or (b)  sent by mail, certified or registered mail with postage prepaid or by a nationally recognized next-day or overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses or facsimile numbers as a Party may designate by notice to the other Parties). All such notices, consents, waivers and other communications shall be deemed to have been given as follows: (x) if delivered by hand, on the day of such delivery, if prior to 5:00 p.m., and (y) if by mail, certified or registered mail, next-day or overnight delivery, on the day delivered.

If to the Sellers or any Seller Companies to:

PhotoMedex, Inc.

2300 Computer Drive, Building G

Willow Grove, Pennsylvania 19090

Attention: Dennis McGrath, President

Facsimile:

Email: dmcgrath@photomedex.com

with a copy, which shall not constitute notice to the Sellers, to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention: Barry I. Grossman, Esq.

Facsimile: 212-370-7889

Email: bigrossman@egsllp.com

If to Parent or Purchaser, to:

ICTV Brands Inc.

489 Devon Park Drive, Suite 315

Wayne, PA 19087

Attention: Richard Ransom

Facsimile:

Email: Ransom@ictvbrands.com

with a copy, which shall not constitute notice to Parent or Purchaser, to:

BEVILACQUA PLLC

1629 K Street, NW, Suite 300

Washington, DC 20006

Attention: Louis A. Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

Section 10.8         Disclosure Letter. The Disclosure Letter constitutes a part of this Agreement and is incorporated into this Agreement for all purposes as if fully set forth herein. Each disclosure made in the Disclosure Letter shall be organized by reference to the Section of this Agreement to which it applies; provided , that disclosures in the Disclosure Letter with respect to a particular representation or warranty in Article III of this Agreement shall be deemed to be disclosures made with respect to all representations and warranties in Article III of this Agreement with respect to which such disclosure reasonably relates if it is readily apparent that such disclosure would be applicable thereto. Except to the extent that the context otherwise explicitly requires, the disclosure of any item or matter in the Disclosure Letter shall not in and of itself be taken as an indication of the materiality thereof or the level of materiality that is applicable to any representation or warranty set forth herein.

Section 10.9        Counterparts. The Parties may execute this Agreement in two or more counterparts (no one of which need contain the signatures of all Parties), each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 10.10       No Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, no Person which is not a party shall have any right or obligation pursuant to this Agreement.

Section 10.11         No Strict Construction. Each Party acknowledges that this Agreement has been prepared jointly by the Parties, and shall not be strictly construed against any Party.

Section 10.12         Headings. The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

*  *  *  *  *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PARENT:

ICTV BRANDS INC.

By:	/s/ Kelvin Claney
Name: Kelvin Claney
Title: Chairman & CEO

PURCHASER:

ICTV Holdings, INC.

By:	/s/ Richard Ransom
Name: Richard Ransom
Title: President

SELLERS:

PhotoMedex, Inc.

By:	/s/ Dennis McGrath
Name: Dennis McGrath
Title: President

RADIANCY, Inc.

By:	/s/ Dennis McGrath
Name: Dennis McGrath
Title: President

PHOTOTHERAPEUTICS LTD.

By:	/s/Yoav Ben-Dror
Name: Yoav Ben-Dror
Title: Director

RADIANCY (ISRAEL) LIMITED

By:	/s/ Yoav Ben-Dror
Name: Yoav Ben-Dror
Title: Director

Appendix 1 Assumed Liabilities

None.

Appendix II Additional Assets to be purchased

None.

Appendix III Excluded Assets

(a)          all cash and cash equivalents of the Seller Companies and their Affiliates;

(b)          all bank accounts and securities of the Sellers and their Affiliates (other than the Foreign Subsidiaries);

(c)          all Intellectual Property other than the Business Intellectual Property;

(d)          the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account and other records having to do with the corporate organization, maintenance and existence of the Sellers or their Affiliates (other than the Foreign Subsidiaries), all employee-related, employee benefit-related or payroll files or records, other than personnel files of Continuing Employees, and any other books and records which the Sellers are prohibited from disclosing or transferring to Purchaser under applicable Legal Requirement and are required by applicable Legal Requirement to retain;

(e)          those Business Contracts which provide services to the Seller Companies and their Affiliates, including but not limited to contracts with attorneys; accountants and providers of services with regard to the Sellers’ securities;

(f)           all qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications and taxpayer and other identification numbers, in each case, of the Seller and their Affiliates (other than the Foreign Subsidiaries);

(g)          all insurance policies of the Sellers and their Affiliates and all rights to applicable claims and proceeds thereunder;

(h)          any prepaid items and deferred items or credits and deposits of the Sellers and their Affiliates, other than any such item included as an asset in the calculation of Working Capital;

(i)           all claims, rights and, with respect to Proceedings, causes of action, rights to refunds, rights of recovery, rights of set-off and rights of recoupment, and other rights to any action, suit or claim of any nature available to or being pursued by the Sellers or any of their Affiliates (other than the Foreign Subsidiaries), whether arising by way of counterclaim or otherwise, in each case, to the extent such claim or right does not primarily arise out of or relate to a Business Asset or Business Liability;

(j)           the rights which accrue or will accrue to the Sellers under this Agreement, the Transaction Documents or the transfer documentation in respect of the Securities of the Foreign Subsidiaries;

(k)          all rights to the phone numbers for all employees of the Sellers or their Affiliates who are not Offered Employees and the main phone number of PHMD;

(l)           all rights to the e-mail addresses of the Sellers and their Affiliates;

(m)          all rights to the Internet website domain names of the Sellers and their Affiliates (except (i) those Internet website domain names specifically listed on the Intellectual Property disclosure statement, and (ii) any other Internet website domain names that include any of the words "nono," "cleartouch," or "kyrobak," but do not include any of the words "PhotoMedex," "PHMD," “Radiancy” or any part thereof or any other names confusingly similar thereto);

(n)          all rights of the Sellers and their Affiliates to the Avalara, Avalara TAX, Interplx, OptionTrax and ADP software programs;

(o)          all furniture and furnishings, office equipment and supplies, computers and related equipment and telephones used exclusively by each employee of the Sellers or their Affiliates who is not an Offered Employee including, without limitation, the contents of the offices (other than books and records that otherwise constitute Business Assets) of each of the personnel located at the Willow Grove, PA facility, and the offices of Dolev Rafaeli, Therese Joyce, Linda Merxulies, Giora Fishman, Danit Sharir-Reichenberg and Samantha Dubbiosi, located at the Orangeburg, NY facility;

(p)          the cabinets and equipment located in the Orangeburg, NY office which contain the general records and corporate records for Radiancy, Inc.

(q)          all tax, audit and SOX files;

(r)          the records in archive storage (other than books and records that otherwise constitute Business Assets);

(s)          the Permits of the Sellers or their Affiliates not associated with the Transferred Business, including corporate income and franchise tax registrations; sales and use tax registrations; employment withholding, unemployment tax and other employment-related registrations; registrations to do business as filed with the Secretaries of State of various states; registrations with the United States Securities and Exchange Commission and various securities agencies; memberships and registrations with business groups and industry organizations; and registrations related to products and business lines which are not part of the Transferred Business, including FDA-issued 501(k) Clearances related to Radiancy’s professional LHE line of products.

(t)           the Employee Benefit Plans and the 401(k) Savings Plans of PhotoMedex, Inc., Radiancy, Inc. and PhotoMedex Technology, Inc., and all rights in connection with any assets thereof;

(u)          all refunds, rebates, credits and similar items relating to Taxes (i) of the Sellers or their Affiliates, or (ii) arising out of, or relating to, the Business or the Transferred Assets to the extent attributable to Pre-Closing Tax Periods (using the methodology of Section 9.3 for the purpose of allocating Straddle Period Taxes);

(v)          all Tax Returns and Tax records of the Sellers and their Affiliates, other than copies of Tax Returns of the Foreign Subsidiaries that are filed on a separate entity (i.e., standalone) basis;

(w)         all email and computer servers and the attendant hardware located at the offices of Radiancy, Inc., Radiancy (Israel) Ltd. and Photo Therapeutics Ltd.; save that Purchasers shall be entitled to a copy of records regarding the Transferred Business;

(x)           all software programs used to conduct the business of the PhotoMedex corporate group, including the Priority financial and accounting system, and the Avalara tax reporting system;

(y)          all assets directly related to the Radiancy professional products line, including inventory, intellectual property, tooling and records;

(z)           all accounting and financial records of the corporate group, including those of PhotoMedex, Inc.; Radiancy, Inc.; Radiancy (Israel) Ltd.; and Photo Therapeutics Ltd.; and

(aa)         all other assets and properties that do not constitute Business Assets.

PROXY CARD

PHOTOMEDEX, INC.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time January 11, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O BROADRIDGE 1717 ARCH STREET, SUITE 1300 PHILADELPHIA, PA 19103

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Voting: P.O. Box 1342 Brentwood, NY 11717

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 11, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, P.O. Box 1342, Brentwood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHOTOMEDEX, INC.

The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees:

01	Lewis C. Pell	02	Dr. Yoav Ben-Dror	03	Dr. Dolev Rafaeli	04	Dennis M. McGrath
05	Stephen P. Connelly

The Board of Directors recommends you vote FOR the following proposal:

2.	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	For ☐	Against ☐	Abstain ☐

3.	To authorize the sale by the Company of substantially all of the assets primarily related to or used in the Company’s consumer products division, including its no!no!® hair and skin products and the Kyrobak back pain management products and the shares of capital stock of Radiancy (HK) Limited and LK Technology Importaçăo E Exportaçăo LTDA, pursuant to the Asset Purchase Agreement by and between the Company and its subsidiaries Radiancy, Inc., PhotoTherapeutics Ltd. and Radiancy (Israel) Limited, and ICTV Brands, Inc. and its subsidiary ICTV Holdings, Inc., dated October 4, 2016, as more fully described in the enclosed proxy statement.	For ☐	Against ☐	Abstain ☐

4.	To adjourn the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein	For ☐	Against ☐	Abstain ☐

NOTE: To transact such other business as may come before the Meeting and any adjournments thereto.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owner)	Date